UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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REPUBLIC SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 1, 2011

Dear Stockholder:

We invite you to attend the 2011 Annual Meeting of Stockholders of Republic Services, Inc., which we will hold at 10:30 a.m., local time, on Thursday, May 12, 2011 at the Scottsdale Marriott at McDowell Mountains, 16770 North Perimeter Drive, Scottsdale, Arizona 85260.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials and our annual report to stockholders on the Internet. We believe that posting these materials on the Internet enables us to provide you with the information you need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our Annual Meeting. On or about April 1, 2011, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials and annual report and vote electronically via the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of these materials. We will not mail the Notice of Internet Availability of Proxy Materials to stockholders who previously elected to receive a paper copy of the materials.

Whether or not you plan to attend in person, it is important that you have your shares represented at the Annual Meeting. We urge you to vote and to submit your proxy as promptly as possible. If you are a registered stockholder and attend the meeting, you may revoke your proxy and vote your shares in person. If you hold your shares through a bank or broker and you want to vote your shares in person at the meeting, please contact your bank or broker to obtain a legal proxy. Thank you.

Sincerely,

James E. O’Connor	Donald W. Slager
Chairman of the Board	President & Chief Executive Officer

REPUBLIC SERVICES, INC.
18500 NORTH ALLIED WAY
PHOENIX, ARIZONA 85054

NOTICE OF THE 2011 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 12, 2011

To the Stockholders of Republic Services, Inc.:

The Annual Meeting of stockholders (the “Annual Meeting”) of Republic Services, Inc., a Delaware corporation (“Republic,” “the company,” “we,” “us” or “our”), will be held at the Scottsdale Marriott at McDowell Mountains, 16770 North Perimeter Drive, Scottsdale, Arizona 85260, on May 12, 2011 at 10:30 a.m., local time, for the following purposes:

(1)	To elect 11 directors to a term of office until the 2012 Annual Meeting of stockholders or until their respective successors are duly elected and qualified;

(2)	To hold an advisory vote on executive compensation;

(3)	To hold an advisory vote on the frequency of the advisory vote on executive compensation;

(4)	To approve the Amended and Restated 2007 Stock Incentive Plan;

(5)	To ratify the appointment of Ernst & Young LLP as our independent registered public accountants (“independent auditors”) for 2011;

(6)	To consider a stockholder proposal regarding payments upon the death of a senior executive, if presented at the Annual Meeting; and

(7)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 15, 2011 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournment of it. A list of such stockholders will be available commencing April 5, 2011, and may be examined prior to the Annual Meeting at our corporate headquarters during normal business hours.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials and our annual report on the Internet. Stockholders of record have been mailed a Notice of Internet Availability of Proxy Materials, which provides stockholders with instructions on how to access the proxy materials and our annual report on the Internet and, if they prefer, how to request paper copies of these materials. We believe that posting these materials on the Internet enables us to provide stockholders with the information they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our Annual Meeting.

Your participation at our Annual Meeting is important. To ensure your representation, if you do not expect to be present at the meeting, at your earliest convenience, please vote your shares as instructed in your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card. The prompt return of proxies will ensure a quorum and save us the expense of further solicitation.

By Order of the Board of Directors,

James E. O’Connor	Donald W. Slager
Chairman of the Board	President & Chief Executive Officer

Phoenix, AZ
April 1, 2011

REPUBLIC SERVICES, INC.
18500 NORTH ALLIED WAY
PHOENIX, ARIZONA 85054

PROXY STATEMENT

REGARDING

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 12, 2011

This proxy statement is being provided to stockholders in connection with the solicitation by the Board of Directors (the “Board”) of Republic Services, Inc., a Delaware corporation (“Republic,” “the company,” “we,” “us” or “our”), of proxies to be voted at the annual meeting of stockholders to be held in Scottsdale, Arizona on May 12, 2011 (the “Annual Meeting”), and at any adjournment, for the purposes set forth in the accompanying notice.

The Securities and Exchange Commission (“SEC”) allows us to deliver a single Notice of Internet Availability of Proxy Materials to one address shared by two or more stockholders. This delivery method is referred to as “householding” and can result in savings for us. To take advantage of this opportunity, we deliver a single Notice of Internet Availability of Proxy Materials to multiple stockholders who share an address. If you prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials, either now or in the future, or if you currently are a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices of Internet Availability of Proxy Materials for your household, please send us your request in writing at the following address: Republic Services, Inc., Attn: Investor Relations Department, 18500 North Allied Way, Phoenix, Arizona 85054.

As permitted by the “notice and access” rules adopted by the SEC, we are making our proxy statement and our 2010 Annual Report to Stockholders (which includes our Annual Report on Form 10-K) available electronically via the Internet. On or about April 1, 2011, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing the instructions on how to access this proxy statement and our 2010 Annual Report to Stockholders and how to vote online. Stockholders who receive the notice will not receive a printed copy of the proxy materials in the mail. If you would like to receive a printed copy, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q.	What is the record date and who may vote at the Annual Meeting?

A.	Our only voting stock currently outstanding is our common stock. You may vote if you were a holder of record of our common stock as of the close of business on March 15, 2011 (the “Record Date”).

The trustee of our 401(k) Plan will vote shares held in each participant’s account in accordance with instructions provided by the participant on a completed proxy card. If a participant does not provide a completed proxy card, the trustee of the 401(k) Plan will vote the shares in a participant’s account in the same proportion that it votes shares for which it received valid and timely proxy cards from other participants or as otherwise required by applicable law.

Q.	What will I be voting on?

A.	The following proposals will be considered at the Annual Meeting:

• Election of directors (“Proposal 1”).

• Advisory vote on executive compensation (“Proposal 2”).

• Advisory vote on the frequency of the advisory vote on executive compensation (“Proposal 3”).

• Approval of the Amended and Restated 2007 Stock Incentive Plan (“Proposal 4”).

• Ratification of the appointment of Ernst & Young LLP as our independent auditors for 2011 (“Proposal 5”).

• A stockholder proposal regarding payments upon the death of a senior executive, if it is presented at the Annual Meeting (“Proposal 6”).

Q.	How many votes do I have?

A.	You will have one vote for every share of our common stock you owned on March 15, 2011.

Q.	What constitutes a quorum for the Annual Meeting?

A.	As of March 15, 2011, there were issued, outstanding and entitled to vote 380,372,262 shares of our common stock. A quorum is at least a majority of the voting power represented by the shares of our common stock, or 190,186,132 shares. Abstentions and broker shares, which are shares held in street name, that are voted as to any matter at the meeting will be included in determining the number of shares present or represented at the Annual Meeting. Broker shares that are not voted on any matter at the Annual Meeting will not be included in determining the number of shares present or represented at the Annual Meeting. A quorum must be present or represented at the Annual Meeting for any action to be taken. If a quorum is not present or represented at the Annual Meeting, the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy, or the chairman of the meeting, may adjourn the meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

Q.	How many votes are required to approve the proposals, assuming a quorum?

A.	The affirmative vote of the majority of votes cast with respect to that director’s election at the Annual Meeting is required for the election of each director (Proposal 1). The affirmative vote of the holders of a majority of the voting power of the shares of common stock present or represented by proxy and entitled to vote is required for approval of Proposals 2, 4, 5 and 6. For Proposal 3, the choice of every “one year,” “two years” or “three years” that receives the greatest number of votes will be considered the frequency recommended by our stockholders.

Q.	How do I vote?

A.	To vote, you may:

•     vote in person — we will pass out written ballots at the Annual Meeting to stockholders of record and beneficial owners who hold their shares in street name and who have obtained a valid proxy from their broker, bank or other nominee;

•     vote electronically via the Internet or by telephone — to do so, please follow the instructions shown on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card; or

•     vote by mail — if you received a paper proxy card or voting instruction card by mail, simply complete, sign, date and return it in the envelope provided so that it is received before the Annual Meeting.

The Internet and telephone voting procedures have been designed to verify stockholders’ identities and allow stockholders to confirm that their voting instructions have been properly recorded. Stockholders whose shares are held for them by other nominees should follow the instructions provided by such nominees.

Submitting your proxy or voting instructions, whether electronically via the Internet, by telephone or by mail, will not affect your right to vote in person if you decide to attend the Annual Meeting. If, however, you hold your shares in street name, you must request a valid proxy from your broker, bank or other nominee to vote in person at the Annual Meeting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please ensure that your vote is counted.

Q.	What if I do not give specific voting instructions?

A.	Stockholders of Record. If you are a stockholder of record and you:

• indicate when voting electronically via the Internet or by telephone that you wish to vote as recommended by our Board; or

• return a signed proxy card but do not indicate how you wish to vote on a particular matter,

then your shares will be voted in accordance with the Board’s recommendations on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the Annual Meeting. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions.

Beneficial Owners. If you are a beneficial owner and hold your shares in street name and do not provide your broker, bank or other nominee with voting instructions, the broker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on “routine” matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on “non-routine” matters. The ratification of the appointment of Ernst & Young LLP as our independent auditors for 2011 (Proposal 5) is a matter considered routine under applicable rules. On the other hand, the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 2), the advisory vote on the frequency of the advisory vote on executive compensation (Proposal 3), the amendment and restatement of our 2007 Stock Incentive Plan (Proposal 4) and the stockholder proposal (Proposal 6) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 2, 3, 4 and 6.

Q.	What are broker non-votes?

A.	The New York Stock Exchange (“NYSE”) permits brokers to vote their customers’ shares on routine matters when the brokers have not received voting instructions from their customers. The ratification of independent auditors is an example of a routine matter on which brokers may vote in this way. Brokers may not vote their customers’ shares on non-routine matters unless they have received voting instructions from their customers. Non-voted shares on non-routine matters are broker non-votes.

Q.	How are broker non-votes and abstentions counted?

A.	Abstentions and broker non-votes will have no effect on Proposal 1, as the election is determined by reference to the votes actually cast where abstentions and broker non-votes are not treated as votes cast. For Proposals 2, 4, 5 and 6, where the vote required is a majority of votes present and entitled to vote, abstentions are equivalent to a vote cast against the proposal and broker non-votes will have no effect. For Proposal 3, where the vote required is the greatest number of votes cast for a choice, neither abstentions nor broker non-votes will have any effect.

Q.	Can I change my vote?

A.	Yes, you can change your vote at any time. If you have voted by sending in your proxy card, by phone or by Internet, you can change your vote in one of three ways. First, you can send us a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card, or cast a new vote by phone or Internet. Third, you can attend the meeting and vote in person. Your attendance alone, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change these instructions.

Q.	Do I need to attend the Annual Meeting in person?

A.	No. Although you are welcome to attend, it is not necessary for you to attend the Annual Meeting to vote your shares.

Q.	How does the Board recommend I vote on the proposals?

A.	The Board recommends you vote:

• FOR the election of the 11 nominees to the Board (Proposal 1);

• FOR approval of our executive compensation program (Proposal 2);

• FOR a frequency of every THREE YEARS for future advisory votes on executive compensation (Proposal 3);

• FOR the approval of the Amended and Restated 2007 Stock Incentive Plan (Proposal 4);

• FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for 2011 (Proposal 5); and

• AGAINST the stockholder proposal (Proposal 6).

Q.	Where can I find more information about Republic?

A.	We file reports and other information with the SEC. You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at our website at http://www.republicservices.com and at the website maintained by the SEC at http://www.sec.gov.

Q.	Who can help answer my questions?

A.	If you have questions about the Annual Meeting or the proposals after reading this proxy statement, or require assistance voting your shares, you can call Georgeson Inc., which is assisting us, toll-free at 1-800-248-3170.

PROPOSAL 1
ELECTION OF DIRECTORS

We are electing 11 directors at the Annual Meeting, with each director to hold office until our next Annual Meeting or until his respective successor is elected and qualified (the “Nominees”). The Nominees have been nominated by the Board based on the recommendation of the Board’s Nominating and Corporate Governance Committee. Each Nominee has consented to be named in this proxy statement and has agreed to serve as a director if elected. If any Nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the size of the Board may be reduced accordingly. The Board is not aware of any existing circumstances likely to render any Nominee unavailable.

The Nominees who receive a majority of the votes cast by the holders of our common stock represented at the Annual Meeting, without giving effect to abstentions, will be duly elected directors. Republic is a Delaware corporation and, under Delaware law, if an incumbent director is not elected, that director remains in office until the director’s successor is duly elected and qualified or until the director’s death, resignation or retirement. To address this potential outcome, in December 2008 the Board also adopted a director resignation policy in our bylaws. Under this policy, the Board will nominate for further service on the Board only those incumbent candidates who tender, in advance, irrevocable resignations, and the Board has obtained such conditional resignations from the Nominees. The irrevocable resignations are contingent on the failure to receive the required vote at any annual meeting at which they are nominated for re-election and Board acceptance of the resignation. The Nominating and Corporate Governance Committee will recommend to the Board whether to accept or reject the tendered resignation. The Board will publicly disclose its decision within 90 days following certification of the election results. If the Board does not accept the resignation, the director will continue to serve until the next annual meeting and until his or her successor is duly elected, or until his or her earlier resignation or removal. If the Board accepts the resignation, then the Board, in its sole discretion, may fill any resulting vacancy.

Pursuant to our bylaws, the number of directors is fixed from time to time by resolution of the Board and shall be not more than 13 members (the majority of which must be independent of Republic for purposes of the rules of the NYSE). Our Board currently consists of 13 directors, but Mr. O’Connor (our current Chairman of the Board) and Mr. Foley are not standing for re-election at the Annual Meeting. The Board decreased the fixed number of directors to 11 effective upon the election of directors at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of Nominees named in this proxy statement.

The Board recommends a vote “FOR” the election of all 11 Nominees to our Board.

BIOGRAPHICAL INFORMATION REGARDING DIRECTORS/NOMINEES AND EXECUTIVE OFFICERS

Director Changes in 2011

James E. O’Connor retired from his position as Chief Executive Officer effective January 1, 2011, after leading Republic for 12 years. Mr. O’Connor will continue to serve as a director and as the Chairman of the Board until the Annual Meeting, but is not standing for re-election. Under Mr. O’Connor’s leadership we merged with Allied Waste Industries, Inc. (“Allied”), creating an even stronger operating platform that will allow us to continue to provide quality service to our customers and superior returns to our stockholders. Mr. O’Connor served on the Board of Swisher Hygiene, Inc., as Chairman of its Compensation Committee and as a member of its Nominating and Corporate Governance Committee from November 2010 through January 2011.

David I. Foley is not standing for re-election to the Board, but will continue to serve as a director until the Annual Meeting. Mr. Foley, a member of the Compensation Committee and the Integration Committee, has served as an independent member of our Board since the close of the merger between Republic and Allied in December 2008. Prior to the merger, Mr. Foley served as a director of Allied from March 2006 until December 2008.

Director Nominees

Information about each of the Nominees to our Board is set forth below:

Director Name	Position Held	Age	Director Since

James W. Crownover	Director and Chairman-Elect	67	2008

John W. Croghan	Director	80	1998

William J. Flynn	Director	57	2008

Michael Larson	Director	51	2009

Nolan Lehmann	Director	66	2008

W. Lee Nutter	Director	67	2004

Ramon A. Rodriguez	Director	65	1999

Donald W. Slager	Director and Chief Executive Officer	49	2010

Allan C. Sorensen	Director	72	1998

John M. Trani	Director	66	2008

Michael W. Wickham	Director	64	2004

James W. Crownover. In January 2011, our Board unanimously selected Mr. Crownover to serve a two-year term as our non-executive Chairman of the Board commencing immediately after the Annual Meeting, provided that he is re-elected as a director by the stockholders. Mr. Crownover was named a director in December 2008 upon the close of the merger between Republic and Allied Waste Industries, Inc. (“Allied”). Prior to the merger, Mr. Crownover served as a director of Allied from December 2002 until December 2008. Mr. Crownover completed a 30-year career with McKinsey & Company, Inc. (“McKinsey”) when he retired in 1998. He led McKinsey’s Southwest practice for many years, and also co-headed the firm’s worldwide energy practice. In addition, he served as a member of McKinsey’s Board of Directors. Mr. Crownover also currently serves as a director of Chemtura Corporation, Weingarten Realty Investors, and FTI Consulting, Inc. In the past, he served on the boards of Unocal Corporation from 1998 to 2003 and Great Lakes Chemical Company from 2000 to 2006. Mr. Crownover also chairs the Board of Trustees of Rice University.

Mr. Crownover brings a wealth of management experience and business understanding to our Board, to the Audit and Integration Committees, and to his upcoming role as Chairman of the Board. Mr. Crownover’s 30 years in the management consulting industry have given him front-line exposure to many of the issues facing public companies, particularly on the strategic, operational and financial fronts. At Weingarten, he serves as chair of the Governance Committee and is a member of the Compensation Committee. At FTI, he serves as chair of the Compensation Committee and is a member of the Nominating and Corporate Governance Committee. At Chemtura, he chairs the Environmental Safety Committee and is a member of the Nominating and Corporate Governance Committee and the Compensation Committee. We believe his experience on the boards of directors and board committees of several major public companies, as well as his service as a director of McKinsey and his leadership of its Southwest practice and his co-heading of its worldwide energy practice, give him an abundance of relevant experience to serve as a director and as our Chairman of the Board.

John W. Croghan was named a director in July 1998. Since April 2002, Mr. Croghan has served as Chairman of Rail-Splitter Capital Management, LLC, an investment management firm. He was a founder and, from 1967 through December 2000, the Chairman of Lincoln Capital Management, an investment management firm. Mr. Croghan is also a former director of Blockbuster Entertainment Corp., Chicago Mercantile Exchange, Lindsay Manufacturing Co., St. Paul Bancorp, and Morgan Stanley Closed-End Funds. Effective January 2011, he became a director of Evanston Capital Management Co., an SEC regulated hedge fund. Mr. Croghan is a Chartered Financial Analyst. He is also a trustee and member of the investment committees for Northwestern University, the Chicago History Museum and the Archdiocese of Chicago Finance Council and is Chairman of the Archdiocese of Chicago School Board.

Mr. Croghan is well-positioned to serve as a director and member of our Audit Committee and Chairman of our Nominating and Corporate Governance Committee. His career in investment management gives him valuable insight on the impact of general economic and market conditions and a keen understanding of key financial and accounting issues. In addition, he brings to our board the perspective he has gained through his substantial experience as a director of a diverse group of companies such as Blockbuster and the Chicago Mercantile Exchange. For many years in the 1990’s, Mr. Croghan was a director and Chairman of the Audit Committee of St. Paul Bancorp, a publicly traded bank, before its acquisition by Charter One. This experience gives him a deep understanding of corporate governance and the role of a director.

William J. Flynn was named a director in December 2008 upon the close of the merger between Republic and Allied. Prior to the merger, Mr. Flynn served as a director of Allied from February 2007 until December 2008. Mr. Flynn is the President and Chief Executive Officer of Atlas Air Worldwide Holdings, Inc. (“Atlas”). Prior to joining Atlas in 2006, Mr. Flynn served as President and Chief Executive Officer of GeoLogistics Corporation from 2002 until its sale to PWC Logistics in 2005. Mr. Flynn was a Senior Vice President with CSX Corporation from 2000 to 2002 and held various positions of increasing responsibility with Sea-Land Service Inc. from 1977 to 1999. Mr. Flynn also currently serves as a director of Atlas and Horizon Lines, Inc. and a director of the Air Transport Association.

Mr. Flynn is well-positioned to serve as a director, Chairman of our Compensation Committee and member of the Nominating and Corporate Governance Committee. With his years of experience as Chief Executive Officer of AtlasAir and GeoLogistics, Mr. Flynn brings to the board proven leadership and managerial experience at the most senior level and, with that, a keen appreciation of the financial, operational, compensation and other issues faced by public and private companies. His 31-year career in international supply chain management and freight transportation also gives him particular awareness of issues faced by companies such as ours. Mr. Flynn also has experience as both an inside and independent director, giving him perspective that he brings to his service on the Board.

Michael Larson was named a director in October 2009. Mr. Larson is the chief investment officer to William H. Gates III and is responsible for Mr. Gates’ non-Microsoft investments as well as the investments of the Bill & Melinda Gates Foundation Trust. Prior to working for Mr. Gates, Mr. Larson was at Harris Investment Management, Putnam Management Company and ARCO. Mr. Larson currently serves on the board of directors and the Compensation Committee of AutoNation, Inc. and serves on the board of directors of Grupo Televisa, S.A.B. In addition, he is Chairman of the Board of Trustees for Western Asset/Claymore Inflation-Linked Securities & Income Fund and Western Asset/Claymore Inflation-Linked Opportunities & Income Fund, and sits on their Audit Committees and Governance and Nominating Committees. Mr. Larson is a Trustee and Chairman of the Investment Committees at Claremont McKenna College and Lakeside School. Mr. Larson also serves on the investment committees for the University of Washington and the UNCF Gates Millennium Scholars Program. Mr. Larson served as a director of Pan American Silver Corp. from November 1999 through December 2010.

Mr. Larson has 30 years of investment experience, giving him a broad understanding of the capital markets, business cycles, capital investment and allocation, and an appreciation of the interests of long term stockholders. Mr. Larson’s service on our Board, as well as our Compensation Committee and our Nominating and Corporate Governance Committees, offers the perspective of our largest stockholder, Mr. Gates’ Cascade Investment, L.L.C.

Nolan Lehmann was named a director in December 2008 upon the close of the merger between Republic and Allied. Prior to the merger, Mr. Lehmann served as a director of Allied from October 1990 until December 2008, and was the Lead Director of Allied from February 2007 until its merger with Republic. Since April 2007, Mr. Lehmann has been a Managing Director of Altazano Management, LLC, a private wealth management advisory firm. From 1983 until June 2005, Mr. Lehmann was President of Equus Capital Management Corporation, a registered investment advisor, and from 1991 to June 30, 2005, he was President and a director of Equus II Incorporated, a registered public investment company. Mr. Lehmann is a certified public accountant. Mr. Lehmann also currently serves as a director of several private corporations. In the past five years, Mr. Lehmann served as a director and member of the Audit and Compensation Committees of Synagro Technologies, Inc.

Mr. Lehmann has a long history with Allied, serving as a director for more than 19 years, including roles as Lead Director and Chairman of the Audit and Compensation Committees at different times during such period. As such, he offers our Board invaluable insight from experience gained being involved in the major, transformative changes Allied experienced over that period and a deep understanding of the issues faced by a waste management company. As a certified public accountant and with prior service on audit committees of five other public companies, Mr. Lehmann is well-positioned to serve on our Audit Committee. Mr. Lehmann also serves as member of our Nominating and Corporate Governance Committee. His career in asset management gives him valuable insight on the impact of general economic and market conditions and a keen understanding of key financial and accounting issues.

W. Lee Nutter was named a director in February 2004, and served as our Presiding Director from October 2006 through January 1, 2011. In January 2011, the Presiding Director role was eliminated due to our decision to have a separate Chairman of the Board and Chief Executive Officer. Prior to his retirement in 2007, Mr. Nutter was Chairman, President and Chief Executive Officer of Rayonier, Inc., a leading international forest products company primarily engaged in activities associated with timberland management, the sale and entitlement of real estate, and the production and sale of high value specialty cellulose fibers. Mr. Nutter also served as a director of Rayonier, Inc. from 1996 to 2007 and the North Florida Regional Board of SunTrust from 2004 to 2009. He continues to serve as a director of NiSource Inc. and a non-executive chairman of J.M. Huber Corporation. Mr. Nutter is a member of the University of Washington Foster School of Business Advisory Board.

Mr. Nutter was with Rayonier, Inc. for over 40 years, ultimately as its Chairman, President and Chief Executive Officer. As a result of this experience, Mr. Nutter has a thorough knowledge and understanding of the financial, operational, compensation and other issues faced by large public companies. Based on his experience and expertise in the global forest products industry with its focus on environmental compliance objectives similar to those of our business, we believe Mr. Nutter also brings a unique and valuable perspective to our Board’s consideration of environmental compliance. Mr. Nutter’s appreciation of the role of directors through his experience as both an inside and independent director of other companies positions him well to serve as a director.

Ramon A. Rodriguez was named a director in March 1999. Mr. Rodriguez served as President and Chief Executive Officer of Madsen, Sapp, Mena, Rodriguez & Co., P.A., a firm of certified public accountants, from 1981 through 2006 when the firm was acquired by Crowe Horwath LLP. He is a past Chairman of the Florida Board of Accountancy and was also President of the Florida Institute of Certified Public Accountants. Mr. Rodriguez serves as a director of Bank of Florida Corporation, a bank holding company, and as a director and the Audit Committee Chairman of Alico, Inc., a company involved in the agriculture business. Mr. Rodriguez served on the Board of Swisher Hygiene, Inc., as Chairman of its Audit Committee and as a member of its Compensation Committee from November 2010 through January 2011. In 1975 he was a founder and Treasurer of DME Corporation, a company involved in aerospace and defense.

Mr. Rodriguez is an experienced financial leader with the skills necessary to serve as the Chairman of our Audit Committee and as a member of our Integration Committee. In his 37-year career in public accounting, Mr. Rodriguez developed vast accounting and financial experience and particular insight regarding the external and internal audit functions for a multitude of companies. He combines this expertise with experience as a public company director through his board memberships at Bank of Florida and at Alico. Mr. Rodriguez also provides substantial management experience gained from his years as an executive of DME Corporation and as Chief Executive Officer of Madsen, Sapp, Mena, Rodriguez & Co., P.A.

Donald W. Slager was named a director in June 2010. Mr. Slager became our Chief Executive Officer and President on January 1, 2011, after having served as our President and Chief Operating Officer from the close of our merger with Allied in December 2008 until becoming our Chief Executive Officer and President. Prior to that, Mr. Slager served as President and Chief Operating Officer of Allied from January 2005 through December 2008 and as Executive Vice President and Chief Operating Officer of Allied from June 2003 through December 2004. Mr. Slager was Senior Vice President Operations of Allied from December 2001 to June 2003. Previously, Mr. Slager served as Vice President — Operations of Allied from February 1998 to December 2001, as Assistant Vice President — Operations of Allied from June 1997 to February 1998, and as Regional Vice President of the Western Region of Allied from June 1996 to June 1997. Mr. Slager also served as District Manager for the Chicago Metro District of Allied from 1992 to 1996. Before Allied’s acquisition of National Waste Services in 1992, he served at National Waste Services as General Manager from 1990 to 1992 and in other management positions with that company beginning in 1985. Mr. Slager also serves on the board of directors of UTi Worldwide,

Inc. and as a member of its Compensation Committee, Nominating and Corporate Governance Committee, and Risk Committee.

Mr. Slager brings to our Board more than 30 years of experience in the waste and recycling industry, including 25 years with Republic or Allied. He has served as Chief Operating Officer of Republic or Allied since 2003. Mr. Slager’s proven track record as a leader and extensive experience in the industry position him well to serve as a director and as our Chief Executive Officer and President.

Allan C. Sorensen was named a director in November 1998. Mr. Sorensen is a co-founder of Interim Health Care, Inc., which Interim Services, Inc., now known as Spherion Corporation, spun off in October 1997. From October 1997 through the present, Mr. Sorensen served as Interim Health Care’s Vice Chairman. From February 2004 through February 2007, Mr. Sorensen also served as Interim Healthcare’s Chief Executive Officer and President. Before the spin-off, Mr. Sorensen served as a director and in various capacities as either President, Chief Executive Officer or Chairman of Interim Services from 1967 to 1997. He also was a member of the Board of Directors of H&R Block, Inc. from 1979 until 1993. In 1994, Mr. Sorensen became a minority owner and director of privately owned Let’s Talk Cellular & Wireless, Inc. The company completed an initial public offering in November 1997 and was purchased by Nextel Retail Stores, Inc. in 2001. In October 1999, Mr. Sorensen was elected to the Board of Directors of Corporate Staffing Resources, Inc. representing investors Wm. E. Simon & Sons, LLC and Mellon Ventures, L.P. The following year Mr. Sorensen was elected Chairperson and the company was sold in 2001. Mr. Sorensen was elected to the Board of Directors of Cape Success LLC, representing investor Deutsche Bank, in January 2003 and served until late 2007 when the company was sold. Mr. Sorensen is also a five-term Chairman of the Home Health Services and Staffing Association and a past president and 14-year board member of the National Association of Temporary Staffing Services (now known as the American Staffing Association) and recipient of their 1992 Industry Leadership Award.

Mr. Sorensen is a demonstrated leader with a particular appreciation of staffing and personnel-related issues. Based on his years of experience as Chief Executive Officer of both Interim Health Care and Interim Services, during which time those companies accomplished the successful acquisition, integration and divestiture of a number of businesses, Mr. Sorensen is well-positioned to serve as Chairman of our Integration Committee and a member of our Compensation Committee. He also has served as both an inside and independent director of a public company, which allows him to offer valuable perspective on our Board.

John M. Trani was named a director in December 2008 upon the close of the merger between Republic and Allied. Prior to the merger, Mr. Trani served as a director of Allied from February 2007 until December 2008. Mr. Trani was Chairman of Accretive Commerce (formerly New Roads) from February 2004 until it was acquired in September 2007. Prior to that, Mr. Trani was Chairman and Chief Executive Officer of the Stanley Works from 1997 until his retirement in 2003. Prior to joining Stanley, Mr. Trani served in various positions of increasing responsibility with General Electric Company (“GE”) from 1978 to 1996. Mr. Trani was a Senior Vice President of GE and President and Chief Executive Officer of its Medical Systems Group from 1986 to 1996. Mr. Trani also currently serves as a director of Arise Inc. and is a Special Advisor to Young America Corporation.

Mr. Trani’s extensive business experience in senior operational roles at both Stanley Works and GE make him a significant contributor to our Board. As Chairman and Chief Executive Officer of Stanley Works, Mr. Trani gained a keen awareness of the financial, compensation, accounting and other issues that face a large public company. His service as both an inside and independent director further position him well to serve on our Board and our Audit and Nominating and Corporate Governance Committees.

Michael W. Wickham was named a director in October 2004. From 1996 to 2003, Mr. Wickham served as President and Chief Executive Officer of Roadway Corporation. He also served as Chairman of Roadway from 1998, and as a director from 1989, until his planned retirement in December 2003. He served as President of Roadway from July 1990 through March 1998. Mr. Wickham also serves as a director of C.H. Robinson Worldwide, Inc., a transportation, logistics and sourcing company, director and non-executive Chairman of Douglas Dynamics, Inc., a manufacturer of snow and ice control equipment for light trucks, and a director of several private companies.

Mr. Wickham brings to our Board his vast experience in the freight services industry, which is of particular relevance to a company such as ours. He is a proven leader, having served as the Chief Executive Officer of a large public company and as the non-executive Chairman of Douglas Dynamics, Inc. He currently serves as the Chairman of the Compensation Committee of C.H. Robinson Worldwide and as a member of the Audit Committee, Compensation Committee and Nominating and Governance Committee of Douglas Dynamics, Inc. We believe these experiences have given him significant governance- and compensation-related expertise and position him well to serve as a director and as a member of our Compensation and Integration Committees.

See the section under the heading “Executive Officers,” which is incorporated herein by reference, for biographical information on our non-director executive officers.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Separation of Chairman of the Board and Chief Executive Officer Roles

Our Board previously created the position of Presiding Director to serve as the Board’s lead non-employee director. The Presiding Director position was in effect until January 2011 and at all times was held by an “independent” director, as that term is defined from time to time by the listing standards of the NYSE and as determined by the Board in accordance with its Corporate Governance Guidelines.

The Presiding Director had, in addition to the powers and authorities of any member of our Board, the power and authority to: (a) preside at and set agendas and procedures for all meetings of non-employee directors when they meet in executive session without the participation of management; (b) coordinate with non-employee directors in the review, revision, addition or deletion of proposed agenda items for any Board meeting; (c) request access to any of our employees at any time; and (d) retain independent outside financial, legal or other advisors on behalf of any Board committee or subcommittee.

Effective January 1, 2011, James E. O’Connor retired from his position as Chief Executive Officer, after leading Republic for 12 years. Mr. O’Connor will continue to serve as a director and as the Chairman of the Board until the Annual Meeting, but is not standing for re-election. Effective January 1, 2011, Mr. O’Connor was replaced as Chief Executive Officer by Donald W. Slager, who also became a director in June 2010 when this transition was announced. Mr. Slager’s appointment as our Chief Executive Officer and as a director was the result of a succession planning process led by our Board.

As a result of this transition, since January 1, 2011 our Chairman of the Board and Chief Executive Officer roles have been separated and the position of Presiding Director has been eliminated. Further, following Mr. O’Connor’s retirement effective upon the conclusion of the Annual Meeting, we will have a non-executive, independent Chairman of the Board. The Board unanimously selected James W. Crownover to serve as Chairman of the Board for a two-year term commencing at the conclusion of the Annual Meeting, provided that he is re-elected as a director by the stockholders.

The Board believes that designating a non-executive, independent director to act as Chairman of the Board serves the best interests of Republic and its stockholders because it strengthens the Board’s independence and allows the Chief Executive Officer to focus his talents and attention on managing our business. The Chairman’s role is to provide leadership to the Board, and the Chairman’s responsibilities include:

•	Setting the agenda and procedures for Board meetings in collaboration with the Chief Executive Officer;

•	Presiding over all meetings of the Board and stockholders;

•	Supervising the circulation of information to the directors;

•	After consulting with the Chief Executive Officer and other directors, providing input to the Nominating and Corporate Governance Committee regarding revisions to our Corporate Governance Guidelines and the appointment of chairs and members of the Board’s committees;

•	Coordinating periodic review of senior management’s strategic plan;

•	Consulting with committee chairs about the retention of advisors and experts; and

•	Performing such other duties and services as the Board may require.

The Chairman also has the authority to request access to any of our employees at any time.

Board of Directors and Board Committees

The Board currently has 13 directors, but the Board has decided to reduce the size of the Board to 11 directors when Messrs. O’Connor and Foley end their service at the conclusion of the Annual Meeting. The Board develops our business strategy, establishes our overall policies and standards, and reviews the performance of management in executing our business strategy and implementing our policies and standards. We keep directors informed of our operations at meetings and through reports and analyses presented to the Board and Board committees. Significant communications between the directors and management also occur apart from Board and committee meetings.

The Board has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Integration Committee. Committee member appointments are evaluated annually.

The Board held nine meetings and took three actions by unanimous written consent during 2010. Each incumbent director attended at least 75% of the total number of Board meetings and the total number of meetings of all Board committees on which he served held during his term of service. The non-employee directors meet regularly in executive sessions.

Our directors and executive officers will continue to attend seminars and continuing education programs relating to corporate governance, audit and compensation matters. In addition, site visits and external and in-house presentations are scheduled as part of the directors’ continuing education.

Information regarding each of the current standing committees follows.

Audit Committee

The Audit Committee currently consists of Messrs. Rodriguez (Chairman), Croghan, Crownover, Lehmann and Trani. The five members of the Audit Committee meet the independence, education and experience requirements of the listing standards of the NYSE and the rules and regulations of the SEC. Further, our Board has determined that Messrs. Rodriguez and Croghan each qualify as an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K under the Securities Act of 1933.

The Audit Committee assists the Board in monitoring (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, and (c) the independence and performance of our internal and external auditors. Further, the Audit Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, terminate and replace the independent auditors. The Audit Committee operates under a written charter adopted by the Board in accordance with NYSE rules and all other applicable laws. The Audit Committee reviews its charter at least annually. The Audit Committee held four meetings, took two actions by unanimous written consent and met regularly in executive sessions during 2010. The Audit Committee Report is on page 20.

Compensation Committee

The Compensation Committee currently consists of Messrs. Flynn (Chairman), Foley, Larson, Sorensen and Wickham. Prior to July 28, 2010, Mr. Wickham was the Chairman. The five members of the Compensation Committee are independent as that term is defined under the listing standards of the NYSE.

The Compensation Committee establishes and regularly reviews our compensation philosophy and programs, exercises authority with respect to the determination and payment of salaries and incentive compensation to executive officers, and administers our stock incentive plan. For further information on the Compensation Committee’s processes and procedures for consideration and determination of executive compensation, see the “Compensation Discussion and Analysis” section of this proxy statement. The Compensation Committee operates under a written charter adopted by our Board in accordance with NYSE rules and all other applicable laws. The Compensation Committee may form and delegate authority to sub-committees when appropriate, provided that any such sub-committee must be composed entirely of independent directors and have a published committee charter. The Compensation Committee reviews its charter at least annually. This charter can be found on our website at www.republicservices.com. The Compensation Committee held seven meetings, took one action by unanimous written consent and met regularly in executive sessions during 2010.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Messrs. Croghan (Chairman), Flynn, Larson, Lehmann and Trani. The five members of the Nominating and Corporate Governance Committee are independent as that term is defined under the listing standards of the NYSE.

The Nominating and Corporate Governance Committee identifies director candidates that it recommends to our Board for selection as the director nominees for the next Annual Meeting or to fill vacancies. It also identifies candidates that it recommends to our Board for selection as the Chairman of the Board. The Nominating and Corporate Governance Committee also is responsible for developing and recommending our corporate governance principles and reviewing and providing oversight of the effectiveness of our governance practices. This committee also oversees the annual evaluation of the Board and its committees, discharges the Board’s responsibilities related to the compensation of non-employee directors and monitors the succession management program. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board in accordance with the NYSE rules and all other applicable laws. The Nominating and Corporate Governance Committee reviews its charter at least annually. The Nominating and Corporate Governance Committee will consider nominations for the Board from stockholders that are entitled to vote for the election of directors, as described under the “Stockholder Director Recommendation Policy” below. The Nominating and Corporate Governance Committee held five meetings, took one action by unanimous written consent and met regularly in executive session during 2010.

Integration Committee

The Integration Committee currently consists of Messrs. Sorensen (Chairman), Crownover, Foley, Rodriguez and Wickham. The Integration Committee is responsible for assisting our Board in overseeing the implementation, and assessing the effectiveness, of a comprehensive integration program designed to combine the business, operations and organizational cultures of Republic and Allied as a result of the merger in December 2008. The Integration Committee meets regularly with the management integration team. The Integration Committee operates under a formal charter that was approved by the Board. The Integration Committee held four regular quarterly meetings during 2010.

Director Nomination Procedures

The Nominating and Corporate Governance Committee is generally responsible for soliciting recommendations for candidates for the Board, developing and reviewing background information for such candidates, and making recommendations to the Board with respect to candidates for directors proposed by stockholders. In evaluating candidates for potential director nomination, the Nominating and Corporate Governance Committee will consider, among other things, candidates who are independent, if required, who possess personal and professional integrity, who have good business judgment, who have relevant business and industry experience, education and skills, and who would be effective as directors in collectively serving the long-term interests of our stockholders in light of the needs and challenges facing the Board at the time.

Although we have no formal policy regarding diversity relating to Board candidacy, our Corporate Governance Guidelines include a statement that directors should be selected in the context of assessing the Board’s needs at the time and with the objective of ensuring diversity in the background, experience and viewpoints of Board members. The Board and Nominating and Corporate Governance Committee value diversity as a factor in selecting Board members and believe that the diversity of opinions, perspectives, personal and professional experiences and backgrounds reflected on our Board provides us significant benefits.

When assessing the independence of a current director or prospective director candidate, the Nominating and Corporate Governance Committee considers the “per se” disqualifications to director independence in accordance with the NYSE rules. In addition, the Board, based upon the recommendation of the Nominating and Corporate

Governance Committee, has adopted categorical standards, which state that certain relationships would not be considered to be material relationships that would bar a director’s independence. These categorical standards are detailed under “Director Independence.” All candidates will be reviewed in the same manner, regardless of the source of recommendation. Mr. Slager is nominated for election to our Board at each Annual Meeting of stockholders pursuant to the terms of his employment agreement with us. See “Employment Agreements and Post-Employment Compensation.”

Stockholder Director Recommendation Policy

The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. In accordance with our bylaws, a stockholder wanting to propose a nominee to serve as a director before a meeting of stockholders must give timely written notice. Such notice requirement will be deemed satisfied if in compliance with our bylaws, and must include (A) as to each person whom such stockholder proposes to nominate for election or re-election as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors under the Securities Exchange Act of 1934 (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (ii) a description of all direct and indirect compensation and other material monetary arrangements during the past three years and any other material relationships between such stockholder, beneficial owner and their respective affiliates and associates, on the one hand, and each proposed nominee and his respective affiliates and associates, on the other hand, and (iii) a completed and signed questionnaire, representation and agreement required by Section 2.13 of our bylaws; and (B) as to such stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address, as they appear on our books, of such stockholder and beneficial owner, (ii) (a) the class and number of shares of our stock which are owned beneficially and of record by such stockholder and beneficial owner, (b) any instrument derived in whole or part from the value of any class or series of shares of our stock beneficially owned by such stockholder, (c) any proxy, understanding or relationship pursuant to which such stockholder has a right to vote any shares of any of our securities, (d) any short interest in any of our securities, (e) any rights to dividends on our shares beneficially owned by such stockholder that are separated or separable from the underlying shares, (f) any proportionate interest in our shares or derivative instruments held directly or indirectly by a general or limited partnership in which such stockholder is a general partner or beneficially owns an interest in a general partner, and (g) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of our shares or derivative instruments, including interests held by members of the stockholder’s immediate family, and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors under the Exchange Act.

The Nominating and Corporate Governance Committee will determine the eligibility of a proposed nominee to serve as a director, and may reasonably require additional information to determine such eligibility. Director candidates proposed by stockholders are evaluated on the same basis as all other director candidates as discussed above. The Nominating and Corporate Governance Committee may, in its discretion, interview any director candidate proposed by a stockholder.

Stockholders wishing to recommend director candidates for consideration by the Nominating and Corporate Governance Committee may do so by giving the required information as described above in writing to: Attention: Office of the Corporate Secretary, Republic Services, Inc., 18500 North Allied Way, Phoenix, Arizona 85054. To consider a candidate for nomination at the 2012 Annual Meeting, we must receive the stockholder’s written notice not later than 90 days and not earlier than 120 days prior to the anniversary date of this year’s Annual Meeting. Refer to our bylaws for additional information and notice requirements.

Director Independence

Our common stock is listed on the NYSE, which requires that a majority of our Board must be “independent directors” according to independence standards established by the NYSE. Following is a list of our independent directors as of the date of this proxy statement:

John W. Croghan	David I. Foley	W. Lee Nutter	John M. Trani
James W. Crownover	Michael Larson	Ramon A. Rodriguez	Michael W. Wickham
William J. Flynn	Nolan Lehmann	Allan C. Sorensen

When assessing the independence of a current director or nominee for director, the Nominating and Corporate Governance Committee considers the “per se” disqualifications from director independence in accordance with the NYSE rules. In addition, based upon the recommendation of the Nominating and Corporate Governance Committee, our Board adopted categorical standards, which provide that the following are not material relationships that would bar a director’s independence:

•	If any of our directors is an executive officer of another company that is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other is less than 1% of our consolidated assets and of the company for which the director serves as an executive officer.

•	If any of our directors or a member of the director’s immediate family serves as an officer, director or trustee of a charitable organization, and our discretionary charitable contributions to the organization are less than 2% of that organization’s total annual charitable receipts.

•	A passive investment by any of our directors, or member of the director’s immediate family, in a stockholder that owns less than 45% of our outstanding common stock, as long as the passive investment does not exceed 5% of the director’s net worth.

•	Affiliation or employment by any of our directors, or a member of the director’s immediate family, with an entity that beneficially owns up to 45% of our outstanding common stock.

The Board undertook a review of director independence and considered relationships between each of the directors and their immediate family members and Republic and its subsidiaries, both in the aggregate and individually. Mr. Slager and Mr. O’Connor are not “independent directors” under the NYSE listing standards because each is, or was within the last three years, an employee of Republic. The Board determined that the 11 remaining directors meet the standards for independence set by the NYSE and the categorical standards adopted by our Board, and have no material relationships with us that impaired their independence from us. These individuals therefore are “independent directors” under the NYSE listing standards. In making its determination, the Board considered, in the case of Mr. Foley, the matters described under “Certain Relationships and Related Transactions” and, in the case of Mr. Larson, his status as business manager of Cascade Investment, L.L.C., our largest stockholder.

Corporate Governance

We operate within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct, and assuring compliance with such responsibilities and standards. We continuously monitor developments and best practices in the area of corporate governance and modify our plan as warranted.

Corporate Governance Guidelines. We have adopted a set of Corporate Governance Guidelines, including specifications for director qualification and responsibility.

Personal Loans to Executive Officers and Directors. We comply with legislation prohibiting extensions of credit in the form of personal loans to or for our directors or executive officers.

Code of Business Conduct and Ethics (“Code of Ethics”). We have adopted a Code of Ethics that complies with all applicable laws and outlines the general standards of business conduct that all of our employees, officers, and directors are required to follow. If we make any substantive amendments to the Code of Ethics or grant any waiver from a provision of the Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer,

Controller, or Chief Accounting Officer, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K.

Political Contributions Policy. To further our responsibility as a good corporate citizen to participate in the political process in a lawful, prudent and ethical manner, we have adopted a Political Contributions Policy and related procedures intended to ensure that our employees and other company representatives participate in the political process in compliance with all applicable laws and regulations governing corporate political contributions and regulating corporate participation in public and governmental affairs.

Stock Ownership Guidelines. To align the interests of the Board and senior management with the interest of our other stockholders and to demonstrate to the investing public and our employees the Board’s and senior management’s commitment to Republic, we require our directors and senior management to hold our securities. See “Security Ownership of the Board of Directors and Management — Security Ownership and Hedging Policies.”

The current charters for the Audit, Compensation, and Nominating and Corporate Governance committees, our Corporate Governance Guidelines, our Code of Ethics and our Political Contributions Policy can be obtained, free of charge, by written request to: Attention: Office of the Corporate Secretary, Republic Services, Inc., 18500 North Allied Way, Phoenix, Arizona 85054. These documents are also available on our website at www.republicservices.com.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure. As described above, since January 1, 2011 our Chairman of the Board and Chief Executive Officer positions have been separated. Further, following Mr. O’Connor’s retirement effective upon the conclusion of the Annual Meeting, we will have a non-executive, independent Chairman of the Board. Please see above under the heading “Separation of Chairman of the Board and Chief Executive Officer Roles” for further details on this transition and for a description of the roles and responsibilities of the Chairman of the Board.

Our Board has four standing committees — Audit, Compensation, Integration, and Nominating and Corporate Governance — the responsibilities and authority of which are described above. Each of these committees consists solely of independent directors and has its own Chairman who is responsible for directing the committee’s work in fulfilling its responsibilities.

Our Board believes this leadership structure is in the best interests of Republic and its stockholders. The Board believes that designating an independent director to act as the non-executive Chairman of the Board will serve the best interests of Republic and its stockholders because it strengthens the Board’s independence and allows the Chief Executive Officer to focus his talents and attention on managing our business. The non-executive Chairman of the Board also will serve as a valuable bridge between the Board and our management. We have effective and active oversight by experienced independent directors, we will have a non-executive, independent Chairman of the Board upon the conclusion of the Annual Meeting, and we have independent committee chairs. Our system provides appropriate checks and balances to protect stockholder value.

Risk Oversight. We face a variety of risks, including credit and liquidity risk, operational risk, environmental risk, litigation risk, compliance risk and compensation risk. In accordance with NYSE requirements, our Audit Committee charter requires the Audit Committee to, among other things:

•	meet periodically with management and our independent auditors to review our major financial risk exposures and the steps management has taken to monitor and control them;

•	discuss guidelines and policies with respect to risk assessment and risk management;

•	advise the Board with respect to our policies and procedures regarding compliance with applicable laws and regulations and with our Code of Conduct;

•	review with our General Counsel legal matters that may have a material impact on our financial statements, our compliance policies, and any material reports or inquiries received from regulators or governmental agencies; and

•	at least annually, and otherwise as necessary, provide new and existing Audit Committee members an overview of our key financial risks and our legal and regulatory requirements.

Our Audit Committee meets at least quarterly and takes various steps to assist it in fulfilling its risk oversight function. For example, the agenda for our Audit Committee meetings typically includes a report by each of our General Counsel and our Vice President of Internal Audit. Before each meeting, our General Counsel provides the Audit Committee a comprehensive report describing our most significant pending litigation, environmental, regulatory and compliance matters, and information regarding our AWARE Line activity. The AWARE Line is an integral part of our compliance program and provides a way for our employees to provide information to us confidentially regarding concerns they may have with respect to compliance with policies, ethical requirements and legal requirements. Likewise, before each meeting, our Vice President of Internal Audit provides to the Audit Committee a comprehensive report on internal audit matters, including Sarbanes-Oxley Act testing results and environmental, health and safety findings. At the meeting, the General Counsel and the Vice President of Internal Audit supplement their advance written reports with oral presentations and respond to questions from the directors. Further, the Chairman of the Audit Committee has reviewed, discussed with our Vice President of Internal Audit and concurred in a program for field audits whereby each field audit includes a finance review, an operations review and a compliance review. In addition, our Treasurer and Risk Manager periodically brief the Audit Committee or the Board on our insurance coverage programs and related risks.

Our Board and other Board committees also are actively involved in risk oversight. For example:

•	the Audit Committee provides regular reports to the Board on risk issues and our independent auditors report to the Board annually on business and financial risk considerations;

•	the agendas for our Board meetings include regular reports from our Executive Vice President and Chief Financial Officer, and from our Treasurer, regarding the financial, credit and liquidity risks we face, including hedging issues;

•	our management regularly discuss with the Board various operational risks, including pricing risk, customer defection risk, commodity price risk, safety risk, and capital expenditure and fleet risk;

•	the Compensation Committee addresses risks that may be implicated by our executive compensation programs; and

•	the Board and individual Board members engage in periodic discussions with management regarding risk as they deem appropriate.

While the Board and its committees provide risk oversight, management is responsible for the day-to-day risk management processes. We believe our Board’s role is to satisfy itself that:

•	the risk management processes designed and implemented by management are adapted to the Board’s corporate strategy;

•	those processes are functioning effectively;

•	management communicates material risks to the Board or the Audit Committee; and

•	necessary actions are being taken to foster a culture of compliance and risk-adjusted decision making throughout Republic.

We further believe that the Board and committee leadership structure we have implemented and the division of responsibilities described above is the most effective approach to address the risks we face.

Communications with the Board of Directors

Any stockholder or other interested party who wishes to communicate with the Board, a Board committee, the Chairman of the Board, or the non-management directors (as a group or individually), may send correspondence to: Attention: Office of the Corporate Secretary, Republic Services, Inc., 18500 North Allied Way, Phoenix, Arizona 85054. The Corporate Secretary will compile and submit on a periodic basis such correspondence to the entire Board, or, if and as designated in the communication, to the appropriate Board committee, the Chairman of the Board, or the non-management directors (as a group or the appropriate individual member). The independent directors have approved this process.

Attendance at Annual Meetings Policy

We do not have a formal policy requiring our directors to attend the Annual Meeting. Messrs. O’Connor and Nutter attended our 2010 Annual Meeting. Mr. Slager also attended our 2010 Annual Meeting, which was held prior to his election as a director.

Derivative Claim Against Our Directors

In late 2009, a stockholder sued us in Federal court in Delaware challenging our disclosures in our 2009 proxy statement with respect to the Executive Incentive Plan (“EIP”) that was approved by our stockholders at the 2009 annual meeting. The lawsuit is styled as a combined proxy disclosure claim and derivative action. We are a defendant only with respect to the proxy disclosure claim, which seeks only to require us to make additional disclosures regarding the EIP and to hold a new stockholder vote prior to making any payments under the EIP. The derivative claim is purportedly brought on behalf of Republic against all of our directors and the individuals who were executive officers at the time of the 2009 annual meeting and alleges, among other things, breach of fiduciary duty. That claim also seeks injunctive relief and seeks to recoup on behalf of Republic an unspecified amount of the incentive compensation that may be paid to our executives under the EIP, as well as the amount of any tax deductions that may be lost if the EIP does not comply with Section 162(m) of the Internal Revenue Code. Defendants’ motions to dismiss plaintiff’s complaint have been fully briefed. We believe the lawsuit is without merit and is not material and intend to vigorously defend against the plaintiff’s allegations.

DIRECTOR COMPENSATION

When establishing and reviewing the compensation paid to our directors, we consider the level of work and involvement the directors have with our business. We also consider compensation packages available to directors in the marketplace, with particular emphasis placed on the compensation packages available to directors at our peer group companies.

We compensate our directors as follows: (i) we pay each non-employee director other than Mr. O’Connor an annual retainer of $80,000, (ii) we pay each committee chairman and paid the Presiding Director an annual fee of $20,000 (which Presiding Director fee was eliminated effective January 1, 2011 when we eliminated the Presiding Director position), (iii) we pay each non-employee director other than Mr. O’Connor $1,500 for each board or committee meeting attended, except with respect to the Integration Committee for which we pay each member $1,500 per quarter as meeting fees, and (iv) we annually grant each non-employee director other than Mr. O’Connor 7,500 restricted stock units (in place of deferred stock units) that are vested but not settled until the director’s termination of service as a member of our Board. For any non-employee director first elected after July 29, 2009 the Board, as recommended by the Nominating and Corporate Governance Committee, approved a one-time award of restricted stock units having a face value of $250,000 (divided by the closing price per share of Republic’s stock as of the date of grant to determine the number of restricted stock units) that will vest in three equal annual installments commencing one year from the date of the award plus a pro-rated grant of fully vested restricted stock units in the amount of 7,500 units pro-rated to the remaining days during the year. These restricted stock units are not settled until the director’s termination of service as a member of our Board. Restricted stock units are settled through the issuance of shares of our common stock. At the end of any quarter in which dividends are distributed to stockholders, the non-employee directors receive additional restricted stock units with a value (based on the closing price of Republic stock on the dividend payment date) equal to the value of dividends they would have received on the shares of stock underlying all restricted stock units held by them on the dividend record date. We intend to pay our independent, non-Executive Chairman of the Board who will take office after the Annual Meeting an annual retainer of $125,000 (prorated in 2011) in addition to the annual non-employee director retainer, applicable meeting fees, and the annual equity grants discussed above.

All compensation paid by us during 2010 to our non-employee directors is detailed below. The compensation of Messrs. O’Connor and Slager is reflected in the executive compensation tables contained in this proxy statement, and they received no additional compensation from us for their duties as directors.

Director Compensation in 2010

	Fees Earned
	or Paid in Cash	Stock Awards
Name	($)(1)	($)(2)(3)	Total ($)

John W. Croghan	127,000	215,100	342,100
James W. Crownover	105,500	215,100	320,600
William J. Flynn	119,833	215,100	334,933
David I. Foley(4)	110,000	215,100	325,100
Michael Larson	111,500	215,100	326,600
Nolan Lehmann	107,000	215,100	322,100
W. Lee Nutter	113,500	215,100	328,600
Ramon A. Rodriguez	125,500	215,100	340,600
Allan C. Sorensen	130,000	215,100	345,100
John M. Trani	107,000	215,100	322,100
Michael W. Wickham	121,667	215,100	336,767

(1)	“Fees Earned or Paid in Cash” includes an annual cash retainer, committee chairmanship and Presiding Director retainers and meeting fees for the board and its committees earned during 2010.

(2)	The amounts shown in this column represent the grant date fair value of restricted stock units granted in 2010 calculated in accordance with FASB ASC Topic 718. This does not include the value of additional restricted stock units received in lieu of dividends. Each non-employee director received a grant on January 4, 2010 with a grant date fair value of $28.68 per share, which was the closing price of our stock on January 4, 2010. The grant was an annual grant of 7,500 restricted stock units to each director which was fully vested upon the grant but will not be settled until his termination of service as a member of our Board. Each of our non-employee directors, except for Mr. Larson, had 15,877 unvested restricted stock units (including dividends in the form of additional restricted stock units) and 23,568 vested, but unsettled, restricted stock units (including dividends in the form of additional restricted stock units) as of December 31, 2010. Mr. Larson had 6,504 unvested restricted stock units (including dividends in the form of additional restricted stock units) and 12,294 vested, but unsettled, restricted stock units (including dividends in the form of additional restricted stock units) as of December 31, 2010 due to his joining the Board during 2009.

(3)	See Note 11 to our Consolidated Financial Statement included in our Form 10-K for the year ended December 31, 2010, for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FASB ASC Topic 718. The following table sets forth the aggregate number of vested stock options held by each of our non-employee directors as of December 31, 2010. There were no unvested stock options held by our non-employee directors as of December 31, 2010.

(4)	Cash compensation payable to Mr. Foley was paid directly to Blackstone Management Partners III L.L.C.

	Number of Securities
	Underlying Unexercised	Option Exercise	Option Expiration
Name	Options Exercisable	Price ($)	Date

John W. Croghan	15,000	11.60	1/31/2012

	15,000	12.82	2/5/2013

James W. Crownover	11,250	22.64	12/12/2012

	4,500	19.62	5/21/2013

	4,500	28.00	5/21/2014

William J. Flynn	—	—	—

David I. Foley(a)	—	—	—

Michael Larson	—	—	—

Nolan Lehmann	4,500	37.80	5/23/2011

	4,500	24.62	5/29/2012

	4,500	19.62	5/21/2013

	4,500	28.00	5/21/2014

W. Lee Nutter	—	—	—

Ramon A. Rodriguez(b)	15,000	11.60	1/31/2012

	15,000	12.82	2/5/2013

Allan C. Sorensen	15,000	11.60	1/31/2012

	15,000	12.82	2/5/2013

John M. Trani	—	—	—

Michael W. Wickham	—	—	—

(a)	Outstanding options to purchase 31,500 shares were held by the Blackstone Entities as of December 31, 2010. Mr. Foley is a Senior Managing Director of Blackstone Associates and disclaims beneficial ownership of these equity awards.

(b)	All outstanding options granted to Mr. Rodriguez are held by Crombet LLLP, a limited liability limited partnership of which the general partner is an entity controlled by Mr. Rodriguez and his spouse.

AUDIT COMMITTEE REPORT

The following statement made by the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act and shall not otherwise be deemed filed under either of these acts.

Management is responsible for our internal controls, financial reporting processes, and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on the Board’s behalf.

In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Codification of Statements on Auditing Standards, AU § 380 regarding communication with the audit committee.

In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence. The Audit Committee has considered whether the independent auditors’ provision of audit-related and other non-audit services to us is compatible with maintaining the auditors’ independence.

Finally, the Audit Committee has evaluated the independent auditors’ role in performing an independent audit of our financial statements in accordance with generally accepted auditing standards and applicable professional and firm auditing standards, including quality control standards. The Audit Committee has received assurances from the independent auditors that the audit was subject to its quality control system for its accounting and auditing practice in the United States. The independent auditors have further assured the Audit Committee that its engagement was conducted in compliance with professional standards and that there was appropriate continuity of personnel working on the audit and availability of national office consultation to conduct the relevant portions of the audit.

In reliance on the reviews, discussions and evaluations referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC. By recommending to the Board that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Submitted by the Audit Committee:

Ramon A. Rodriguez, Chairman
John W. Croghan
James W. Crownover
Nolan Lehmann
John M. Trani

AUDIT AND RELATED FEES

Independent Auditor Fee Information

The following table presents the aggregate fees billed to us by Ernst & Young LLP for the audit of our annual financial statements for the fiscal years ended December 31, 2010 and 2009 and other services provided during those periods:

	2010	2009

Audit Fees	$2,178,630	$3,039,249
Audit-Related Fees	2,483	46,000
Tax Fees	162,285	272,000
All Other Fees	—	—

Total Fees	$2,343,398	$3,357,249

Audit fees include fees associated with the annual audit and Form 10-K, the review of our reports on Form 10-Q and comfort letters. Audit fees also include amounts related to Ernst & Young LLP’s report on our internal controls in accordance with the Sarbanes-Oxley Act of 2002. In 2010, audit-related fees consisted primarily of audits of employee benefit plans and tax fees consisted primarily of tax consulting services for various tax matters, including federal and state tax planning and credits screening. In 2009, audit-related fees consisted primarily of fees associated with the audits of our employee benefit plans and tax fees consisted of fees billed for professional services rendered for tax compliance.

Pre-Approval Policies and Procedures

Our Audit Committee pre-approves all fees to be paid to our independent public accountants in accordance with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in accordance therewith.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of (1) Forms 3 and 4 and amendments to each form furnished to us pursuant to Rule 16a-3(e) under the Exchange Act, during our fiscal year ended December 31, 2010, (2) any Forms 5 and amendments to the forms furnished to us with respect to our fiscal year ended December 31, 2010, and (3) any written representations referred to us in subparagraph (b)(1) of Item 405 of Regulation S-K under the Exchange Act, no person who at any time during the fiscal year ended December 31, 2010 was a director, Section 16(a) officer or, to our knowledge, a beneficial owner of more than 10% of our common stock failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2010.

SECURITY OWNERSHIP OF FIVE PERCENT STOCKHOLDERS

The following table shows certain information as of March 15, 2011 with respect to the beneficial ownership of common stock by each of our stockholders who is known by us to be a beneficial owner of more than 5% of our outstanding common stock.

	Shares Beneficially Owned
Name of Beneficial Owner	Number		Percent(1)

Cascade Investment, L.L.C., William H. Gates III	58,754,169	(2)	15.4%
2365 Carillon Point, Kirkland, WA 98033

(1)	Calculated in accordance with Rule 13d-3 under the Exchange Act, based on 380,372,262 shares issued and outstanding at the close of business on March 15, 2011.

(2)	Based on Form 4 filings with the Securities and Exchange Commission by Cascade Investment, L.L.C. (“Cascade”) for transactions that occurred on December 8, 2010 through December 10, 2010. Of the shares reported above, Cascade holds 57,404,169 shares (15.0%), which may be deemed beneficially owned by William H. Gates III as the sole member of Cascade. Of the shares reported above, the Bill & Melinda Gates Foundation Trust (the “Trust”) holds 1,350,000 shares (0.4%), which may be deemed to be beneficially owned by Mr. Gates and Ms. Melinda French Gates as Co-Trustees of the Trust. Michael Larson, the business manager of Cascade, disclaims any beneficial ownership of the common stock beneficially owned by Cascade or Mr. Gates. Mr. Gates’ address is One Microsoft Way, Redmond, WA 98052.

SECURITY OWNERSHIP OF THE BOARD OF DIRECTORS AND MANAGEMENT

Security Ownership Guidelines and Hedging Policies. We require our directors and executive officers to hold our securities. Our Board believes that security ownership by the Board and senior management is important to align the interests of the Board and senior management with the interests of our other stockholders and to demonstrate to the investing public and our employees the Board’s and senior management’s commitment to Republic.

Our Corporate Governance Guidelines state the Board’s belief that directors should be stockholders and have a financial stake in the Company. While the Board does not believe it appropriate to specify the level of share ownership an individual director should hold, it anticipates that each director will develop a meaningful ownership position in the Company over time, depending upon individual circumstances. Further, we pay directors a significant portion of their income as directors in the form of restricted stock units. These restricted stock units are not settled until the director’s termination of service as a member of our Board, and then they are settled through the issuance of shares of our common stock. See “Director Compensation.” Thus, they are required to retain their equity position in the company until they are no longer on the Board.

We maintain stock ownership guidelines for our named executive officers. The stock ownership guidelines for these individuals were previously equal to three times their salary and allowed each individual 36 months from their appointment to reach the specified ownership level. Each of the named executive officers who has been appointed as such for longer than 36 months satisfied these guidelines. In October 2010, our Board adopted expanded stock ownership guidelines that include the following requirements: (1) Chief Executive Officer — five times salary; (2) Chief Operating Officer, Chief Financial Officer and General Counsel — three times salary; and (3) Executive Vice Presidents and Senior Vice Presidents — two times salary. Each member of senior management has a five-year period to meet the applicable guideline, and interim progress is expected.

Our insider trading policy prohibits all directors, officers and employees and their immediate family members from engaging in the following transactions relating to Republic securities or derivatives thereof: purchasing or selling puts or calls, short sales, placing standing orders (other than under 10b5-1 plans), engaging in short-term or “in-and-out” trading, and holding Republic securities or derivatives thereof in a margin account or pledging them.

Security Ownership of the Board and Management

The following table shows certain information as of March 15, 2011 with respect to the beneficial ownership of common stock by (1) our current directors, (2) each of the executive officers listed in the Summary Compensation Table and (3) all of our current directors and executive officers as a group. We have adjusted share amounts and percentages shown for each individual in the table to give effect to shares of common stock that are not outstanding but which the individual may acquire upon exercise of all options exercisable within 60 days of March 15, 2011. However, we do not deem these shares of common stock to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other individual listed on the table.

	Shares Beneficially Owned(a)
Name of Beneficial Owner	Number(b)	Percent(c)	Republic Stock Units(d)

James E. O’Connor	622,136(1)	—	90,011

John W. Croghan	180,000(2)	—	47,255	*

James W. Crownover	35,736(3)	—	47,255

William J. Flynn	10,058(4)	—	47,255	*

David I. Foley	321,058(5)	—	47,255

Michael Larson	—	—	26,472

Nolan Lehmann	62,439(6)	—	47,255

W. Lee Nutter	7,832(7)	—	47,255	*

Ramon A. Rodriguez	30,000(8)	—	47,255	*

Donald W. Slager	625,575(9)	—	44,105

Allan C. Sorensen	30,000(10)	—	47,255	*

	Shares Beneficially Owned(a)
Name of Beneficial Owner	Number(b)	Percent(c)	Republic Stock Units(d)

John M. Trani	10,058(11)	—	47,255

Michael W. Wickham	—	—	47,255

Tod C. Holmes	144,075(12)	—	86,878

Michael P. Rissman	36,629(13)	—	30,251

Kevin C. Walbridge	84,423(14)	—	32,997

All directors and executive officers as a group (16 persons)	2,200,019(15)	0.6%	783,264

(a)	Excludes the units in the last column of this table.

(b)	All share numbers have been rounded to the nearest whole share number.

(c)	Calculated in accordance with Rule 13d-3 under the Exchange Act, and based on 380,372,262 shares issued and outstanding at the close of business on March 15, 2011. Each of our directors and executive officers beneficially owns less than 1% of our outstanding common stock.

(d)	Except in the case of Mr. Walbridge, the numbers in this column represent outstanding restricted stock units, both vested and unvested. Restricted stock units are settled through the issuance of shares of our common stock and they receive dividend equivalents, in the form of additional restricted stock units, each time a dividend is paid on our common stock. For further discussion of restricted stock units refer to “Director Compensation” and “Executive Compensation.” Restricted stock units noted with an asterisk (*) are held under a family trust or limited liability partnership rather than directly by the beneficial owner.

With respect to Mr. Walbridge, the number shown represents 32,031 units in the Republic Services Stock Investment Fund and 966 units in the Republic Services Stock Unit Fund. Mr. Walbridge holds these units pursuant to his elections under our Deferred Compensation Plan (“DCP”). The Republic Services Stock Investment Fund is a measurement fund under which units are equal in value to shares of our common stock and are settled in cash. The Republic Services Stock Unit Fund allows an executive to defer a restricted stock unit award into the DCP. All of Mr. Walbridge’s units receive dividend equivalents, in the form of additional units, each time a dividend is paid on our common stock.

The restricted stock units and Mr. Walbridge’s units under the DCP are not considered common stock that is beneficially owned for SEC disclosure purposes. We have included them in this table because they are similar to or track our common stock, they ultimately are settled in common stock (except for Mr. Walbridge’s units in the Republic Services Stock Investment Fund), and they represent an investment risk in the performance of our common stock.

(1)	The aggregate amount of common stock beneficially owned by Mr. O’Connor consists of 162,076 shares owned directly by him and exercisable options to purchase 460,060 shares.

(2)	The aggregate amount of common stock beneficially owned by Mr. Croghan consists of 150,000 shares owned directly by him and exercisable options to purchase 30,000 shares.

(3)	The aggregate amount of common stock beneficially owned by Mr. Crownover consists of 15,486 shares owned directly by him and exercisable options to purchase 20,250 shares.

(4)	The aggregate amount of common stock beneficially owned by Mr. Flynn consists of 10,058 shares owned directly by him.

(5)	The aggregate amount of common stock beneficially owned by Mr. Foley includes all shares held by the Blackstone Entities. This consists of 289,558 shares held directly by the Blackstone Entities and exercisable options held by the Blackstone Entities to purchase 31,500 shares. Mr. Foley is a Senior Managing Director of Blackstone Associates and disclaims beneficial ownership of the shares owned by the Blackstone Entities. The number of shares held has been provided to us by the Blackstone Entities.

(6)	The aggregate amount of common stock beneficially owned by Mr. Lehmann consists of 44,439 shares owned directly by him and exercisable options to purchase 18,000 shares.

(7)	The aggregate amount of common stock beneficially owned by Mr. Nutter consists of 7,832 shares owned directly by him.

(8)	The aggregate amount of common stock beneficially owned by Mr. Rodriguez consists of exercisable options to purchase 30,000 shares which were transferred to Crombet, LLLP, a limited liability limited partnership of which the general partner is an entity controlled by Mr. Rodriguez and his spouse. Mr. Rodriguez disclaims beneficial ownership of the shares owned by Crombet, LLLP.

(9)	The aggregate amount of common stock beneficially owned by Mr. Slager consists of 156,443 shares owned directly by him, 130,909 shares of restricted stock, exercisable options to purchase 338,019 shares and 204 shares owned through our 401(k) Plan.

(10)	The aggregate amount of common stock beneficially owned by Mr. Sorensen consists of exercisable options to purchase 30,000 shares.

(11)	The aggregate amount of common stock beneficially owned by Mr. Trani consists of 10,058 shares owned directly by him.

(12)	The aggregate amount of common stock beneficially owned by Mr. Holmes consists of 53,663 shares owned directly by him, 21,277 shares of restricted stock, exercisable options to purchase 63,772 shares, 2,931 shares owned through our 401(k) Plan, and 2,432 shares owned through our Employee Stock Purchase Plan.

(13)	The aggregate amount of common stock beneficially owned by Mr. Rissman consists of 4,303 shares owned directly by him, 1,150 shares owned by his spouse, and exercisable options to purchase 31,176 shares.

(14)	The aggregate amount of common stock beneficially owned by Mr. Walbridge consists of exercisable options to purchase 79,825 shares, 1,794 shares owned through our 401(k) Plan, and 2,804 shares owned through our Employee Stock Purchase Plan.

(15)	The aggregate amount of common stock beneficially owned by all current directors, director nominees and executive officers as a group consists of (a) 903,916 shares owned directly, (b) 152,186 shares of restricted stock, (c) 1,150 shares indirectly owned by a spouse, (d) exercisable options to purchase 1,132,602 shares, (e) 4,929 shares owned through our 401(k) Plan, and (f) 5,236 shares owned through our Employee Stock Purchase Plan.

EXECUTIVE OFFICERS

Our executive officers serve at the Board’s pleasure and are subject to annual appointment by the Board. Following is a list of our current executive officers. Biographical information about each of our current executive officers follows the table.

Name	Age	Position Held

Donald W. Slager	49	Chief Executive Officer and President
Tod C. Holmes	62	Executive Vice President and Chief Financial Officer
Michael P. Rissman	50	Executive Vice President, General Counsel and Corporate Secretary
Kevin C. Walbridge	50	Executive Vice President - Operations

See “Election of Directors — Biographical Information Regarding Director/Nominees and Executive Officers” for biographical information about Mr. Slager, who was named our Chief Executive Officer in January 2011.

Tod C. Holmes was named Executive Vice President and Chief Financial Officer in December 2008. Prior to that, Mr. Holmes served as our Senior Vice President and Chief Financial Officer from August 1998 to December 2008. Mr. Holmes served as our Vice President — Finance from June 1998 until August 1998 and as Vice President of Finance of our former parent company’s Solid Waste Group from January 1998 until June 1998. From 1987 to 1998, Mr. Holmes served in various positions with Browning-Ferris Industries, Inc., including Vice President, Investor Relations from 1996 to 1998, Divisional Vice President, Collection Operations from 1995 to 1996, Divisional Vice President and Regional Controller — Northern Region from 1993 to 1995, and Divisional Vice President and Assistant Corporate Controller from 1991 to 1993.

Michael P. Rissman was named Executive Vice President, General Counsel and Corporate Secretary in August 2009. Prior to that, Mr. Rissman had served as acting General Counsel and Corporate Secretary from March 2009. Mr. Rissman joined Allied as Vice President and Deputy General Counsel in July 2007 and continued in these same positions at Republic after our merger with Allied in December 2008. Prior to joining Allied, Mr. Rissman was a partner at Mayer, Brown, Rowe & Maw, LLP, in Chicago. Mr. Rissman was at Mayer Brown from 1990 until coming to Allied in 2007.

Kevin C. Walbridge was named Executive Vice President — Operations in October 2010. Prior to that, Mr. Walbridge served as our Senior Vice President of Midwestern Operations from December 2008, and served as our Central Region Vice President from the time he joined us in June 1997 through December 2008. Before joining us, Mr. Walbridge served as the Vice President Operations/Co-Owner of National Serv-All from 1996 to 1997, the President of Waste Management of Alameda County from 1993 to 1996, and the Division President of Empire Waste Management from 1985 to 1993.

Information about our former Chief Executive Officer, who retired from his position as Chief Executive Officer effective January 1, 2011, is set forth below:

James E. O’Connor was named Chairman of the Board of Directors in January 2003. He has served as a director since December 1998, and served as our Chief Executive Officer from December 1998 until his retirement on January 1, 2011. From 1972 to 1978 and from 1982 to 1998, Mr. O’Connor served in various positions with Waste Management, Inc., an integrated solid waste service company, including Senior Vice President from 1997 to 1998, Area President of Waste Management of Florida, Inc. from 1992 to 1997, Senior Vice President of Waste Management — North America from 1991 to 1992 and Vice President — Southeastern Region from 1987 to 1991. Mr. O’Connor served on the Board of Swisher Hygiene, Inc., as Chairman of its Compensation Committee and as a member of its Nominating and Corporate Governance Committee from November 2010 through January 2011.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

We are the second largest provider of services in the domestic non-hazardous solid waste industry, as measured by revenue. We provide non-hazardous solid waste collection services for commercial, industrial, municipal and residential customers through 348 collection companies in 40 states and Puerto Rico. We own or operate 204 transfer stations, 193 active solid waste landfills and 76 recycling facilities. We also operate 73 landfill gas and renewable energy projects. We completed our acquisition of Allied in December 2008. We believe this acquisition creates a strong operating platform that will allow us to continue to provide quality service to our customers and superior returns to our stockholders.

Despite the challenging economic environment, our business performed well during 2010 due in large part to the indispensable nature of our services and the scalability of our business. Excluding certain divested revenue, core revenue for the year ended December 31, 2010 was unchanged from 2009. During 2010, we completed the integration of Allied operations resulting in approximately $190 million of annual run-rate synergy savings, exceeding our original estimate of approximately $150 million by 26.7%. Since the Allied acquisition, we have repaid $1.3 billion of net borrowings and have refinanced $1.5 billion of senior notes and $677.4 million of tax-exempt financings at lower interest rates. Free cash flow generated from operations allowed us to increase our regular quarterly dividend 5% in the third quarter of 2010, and in November 2010, our Board approved a share repurchase program pursuant to which we may repurchase up to $400 million of our outstanding shares of common stock.

From a compensation perspective, we seek to closely align the interests of our named executive officers with the interests of our stockholders. You should note that for the past three years, we put programs into place and took actions with respect to outstanding awards that occurred as a result of our transaction with Allied and the continuing transition following the transaction, and that these programs and practices do not necessarily reflect our general annual compensation practices.

Generally, our compensation programs are designed to reward our named executive officers for achieving short-term and long-term strategic and operational goals, including: (i) earnings per share, (ii) return on invested capital and (iii) free cash flow, while at the same time avoiding encouraging unnecessary or excessive risk-taking. Our named executive officers’ total compensation is comprised of a mix of base salary, annual cash incentive awards and long-term incentive awards that include both cash and equity awards.

Compensation Decisions for 2010

Our 2009 financial performance, including our performance relative to our peers, along with the individual performance of our executive officers, served as key factors in determining compensation for 2010, including as follows:

•	For 2010 we followed our general practice of having short-term and long-term incentive compensation make up the majority of the compensation for each of our named executive officers. Long-term incentive compensation is comprised of cash awards determined by metrics that differ from our annual incentive compensation program and equity awards that have value that is closely linked to our total stockholder return.

•	In light of our expected performance for 2010 amidst continuing concerns about the economy, the Compensation Committee determined to make no changes in base salary, target annual cash incentive compensation or target long-term incentive cash compensation for our named executive officers for 2010. In mid-2010 in connection with the decision to promote Mr. Slager to Chief Executive Officer effective January 1, 2011 and to promote Mr. Walbridge to Executive Vice President — Operations effective October 1, 2010, we decided to increase their compensation effective as of such dates.

•	Adjusted earnings per share and adjusted free cash flow are the key metrics for our named executive officers’ annual cash incentive awards. These metrics provide for a balanced approach to measuring annual performance. Our performance with respect to each of these metrics was above target in 2010, and therefore resulted in the payment of annual cash incentive awards at approximately 120% of target levels for our named executive officers.

Corporate Governance

We seek to maintain compensation programs that support good governance and our overall pay-for-performance philosophy, which are demonstrated by the following:

•	We maintain security ownership guidelines, which we made more demanding in 2010.

•	We have limited executive perquisites.

•	We have a policy that prohibits our directors, named executive officers, and other key officers from hedging the economic interest in the Company securities that they hold.

•	We have a policy prohibiting our personnel, including the named executive officers, from engaging in any short-term, speculative securities transactions, including purchasing securities on margin, engaging in short sales, buying or selling put or call options, and trading in options (other than those granted by the Company).

•	The Compensation Committee engages an independent compensation consultant that does not provide any services to management and that had no prior relationship with management prior to the engagement.

•	We have a strong risk management program, which includes our Compensation Committee’s significant oversight of the ongoing evaluation of the relationship between our compensation programs and risk.

We encourage you to read this Compensation Discussion and Analysis for a detailed discussion and analysis of our executive compensation program, including information about the 2010 compensation of the named executive officers.

Compensation Program Objectives and Philosophy

Our executive compensation program is designed to attract and retain our officers and to motivate them to increase stockholder value on both an annual and a longer-term basis primarily by improving our earnings and return on invested capital and generating increasing levels of free cash flow.

The Compensation Committee structures compensation packages that are primarily weighted toward incentive forms of compensation to ensure that each officer’s interests are aligned with the interests of our stockholders. Our incentive forms of compensation do not focus on individual goals or individual performance, but instead focus on organization-wide strategic goals and objectives. We believe that stockholder interests are best served — and that our officers’ interests are best aligned with those of our stockholders — by establishing, working toward and achieving team-oriented strategic goals and objectives that affect our entire organization. The relationship between our ability to improve earnings and return on invested capital and to generate free cash flow is closely tied to the financial rewards received by our stockholders. Consequently, the success of our officers in improving earnings and return on invested capital and generating free cash flow is closely linked to the financial rewards they receive.

In early 2001 our Compensation Committee adopted a long-term cash incentive plan to reward our named executive officers’ ability to achieve our strategic objectives by generating increasing amounts of free cash flow and improving our return on invested capital over an extended time horizon.

Compensation Process and Advisors

Beginning in late 2003 and continuing to the present, the Compensation Committee retained the services of Pearl Meyer & Partners (“Pearl Meyer”) to assist the Compensation Committee with its review of compensation for our senior executives, including our named executive officers. In addition, Pearl Meyer was asked to conduct an annual market comparison analysis and also has been utilized as a regular advisor to the Compensation

Committee regarding ongoing compensation issues. The Compensation Committee retains Pearl Meyer directly, supervises all work assignments performed by them, and reviews and approves all work invoices received from Pearl Meyer for payment. Nevertheless, there are instances when Pearl Meyer must work with our management to obtain compensation information and data to perform its tasks. Our Nominating and Corporate Governance Committee also retains Pearl Meyer from time to time in connection with reviewing and establishing director compensation and related matters. Other than as described above, Pearl Meyer was not asked to perform any other services for us. Pearl Meyer is considered “independent” for SEC purposes.

In addition to Pearl Meyer, the Compensation Committee has the ability to retain any other advisors it deems necessary or desirable in order for it to discharge its duties. In 2008 and early 2009, the Compensation Committee retained the law firm of Fried, Frank, Harris, Shriver & Jacobson LLP to assist in the development of restated employment agreements for the named executive officers. The Compensation Committee has sole authority to terminate the retention of any consultant or advisor it has retained.

When making decisions regarding the compensation of named executive officers, the Compensation Committee considers data and analyses prepared by Pearl Meyer that include our prior performance and historical pay to the named executive officers and the appropriateness of such compensation compared to that of our peer group companies. General compensation surveys compiled by other consulting firms are also reviewed and considered by the Compensation Committee in determining the appropriateness of executive compensation. Finally, the Compensation Committee also considers the compensation recommendations set forth by the Chief Executive Officer for executive officers other than himself, but the Compensation Committee ultimately makes all decisions regarding executive officer compensation. In considering compensation matters generally, and the compensation packages of the named executive officers in particular, the Compensation Committee routinely meets in executive session outside the presence of the named executive officers or any of our other employees.

Elements of Compensation

For 2010 our compensation program for named executive officers consisted of the following components:

•	Base salaries

•	Annual cash incentive awards

•	Long-term incentive compensation

   –  Long-term cash incentive awards

   –  Equity compensation

•	Synergy incentive awards

•	Other benefits

Each of these components is reflected in the Summary Compensation Table and is discussed in detail below.

Why Each Element of Compensation is Paid and How the Amount of Each Element of Compensation is Determined

As mentioned above, our compensation packages are primarily weighted toward incentive compensation, although we do not adhere to a precise mathematical allocation between salary and incentive compensation. Nevertheless, a significant portion of our named executive officers’ total compensation is placed at risk through annual and long-term incentive cash and equity compensation.

Salaries. During 2010, the annual cash salaries for Messrs. O’Connor, Slager, Holmes, Rissman and Walbridge were $1,100,000, $875,000, $575,000, $400,000 and $418,750, respectively. These salaries reflected no increase from their 2009 ending salaries, except with respect to Mr. Walbridge, whose annual salary at the beginning of 2010 was $400,000 and which increased to $475,000 upon his promotion to Executive Vice President — Operations effective October 1, 2010. Effective January 1, 2011 when Mr. Slager became our Chief Executive Officer, his salary increased to $1,000,000 per year and Mr. O’Connor ceased receiving salary.

Annual Incentive Compensation. The annual cash incentive program provides our named executive officers with an opportunity to receive an annual cash award based on our achievement of certain objectives. Annual incentive compensation for each of our named executive officers is governed by our Executive Incentive Plan which was approved by our stockholders at our 2009 Annual Meeting. Under this plan, each of our named executive officers is eligible to receive annual incentive compensation upon achieving predetermined levels of (a) components of earnings per share (the “EPS Measure”) and (b) components of free cash flow (the “FCF Measure”), both of which are approved by the Compensation Committee at the beginning of each year following approval by the Board of our annual budget.

For 2010, we defined the FCF Measure, which is not a measure determined in accordance with U.S. GAAP, as cash provided by operating activities, less purchases of property and equipment received in 2010, plus proceeds from sales of property and equipment as presented in our consolidated statements of cash flows, adjusted to remove the impact of: (1) expenditures related to our merger with Allied, net of tax; (2) legacy Allied tax payments relating to Browning-Ferris Industries, Inc. risk management companies; (3) the loss on extinguishment of debt; and (4) other non-operational items not reflected in our budget, including proceeds or expenditures from business unit divestitures and taxes thereon, other legacy Allied tax payments or reversals, and costs associated with withdrawal from or termination of multi-employer pension plans.

We define the EPS Measure, which is not a measure determined in accordance with U.S. GAAP, as our reported earnings per share adjusted to remove the impact of: (1) restructuring charges attributable to the merger with Allied and costs to achieve synergies; (2) the loss on extinguishment of debt; and (3) other non-operational items not reflected in our budget, including gains or losses from divestitures net of tax and costs associated with withdrawal from or termination of multi-employer pension plans.

For 2010, if the FCF Measure target and the EPS Measure target were both met, but not exceeded, the percentage of Annual Incentive Target Payout amount to each named executive officer was calculated as a percentage of his salary as follows:

Annual Incentive Target Payout
Named Executive Officer	Percentage of Salary

Mr. O’Connor	130%
Mr. Slager	120%
Mr. Holmes	100%
Mr. Rissman	80%
Mr. Walbridge	80%

If the FCF Measure target was met or exceeded, and the EPS Measure target was exceeded, the targeted payout amount to each named executive officer would increase. That increase was approximately 4.17% of the targeted payout amount for each $0.01 by which we exceeded the EPS Measure target, up to a maximum of $0.24 per share, resulting in a possible maximum payout equal to 200% of the targeted payout amount calculated pursuant to the table above. There would have been no increase in the targeted payout amount to the named executive officers if the FCF Measure target was met or exceeded, but the EPS Measure target was not exceeded. If either target was not met, the annual incentive would have been paid at an amount below target if the FCF Measure threshold was met or the EPS Measure threshold was exceeded.

For 2010, the FCF Measure target was $721.0 million and the EPS Measure target was $1.66 per share. Actual results were FCF Measure of $776.3 million and EPS Measure of $1.71 per share, resulting in a payout at 120.8% of the targeted payout amount. Payments for the 2010 annual incentive are reflected in the Summary Compensation Table in the column titled Non-Equity Incentive Plan Compensation. These annual incentive payments to the named executive officers averaged approximately 133% of salary.

For 2011, the annual incentive design remains similar to 2010 with the measures again consisting of the FCF Measure and the EPS Measure. For 2011, if our targets for the FCF Measure and the EPS Measure are both met but not exceeded, the percentage of Annual Incentive Target Payout amount to each named executive officer will be the same percentage of his salary as set forth above for 2010, except that Mr. Slager’s target is 125% for 2011 and Mr. O’Connor will not be eligible for an annual incentive award in 2011. One-half of the targeted payout amount will be attributable to each measure. If the FCF Measure target is met or exceeded, and the EPS

Measure target is exceeded, the targeted payout amount to each named executive officer will increase. That increase is approximately 6.25% of the targeted payout amount for each $0.01 by which we exceed the EPS Measure target, up to a maximum of $0.16 per share, resulting in a possible maximum payout equal to 200% of the targeted payout amount calculated pursuant to the table above. There is no increase in the targeted payout amount to the named executive officers if the FCF Measure target is met or exceeded, but the EPS Measure target is not exceeded. If either target is not met, bonus will be paid at an amount below target if the FCF Measure threshold is met or the EPS Measure threshold is exceeded.

Long-Term Incentive Compensation. For 2010, long-term incentive compensation included a mix of a long-term cash program, restricted stock units and stock options. Long-term incentive compensation is intended to further align named executive officer compensation with the interests of our stockholders by motivating them to promote Republic’s long-term health and growth.

Long-Term Cash Incentive Compensation. Similar to annual incentive payments, long-term cash incentive payments are based on achieving pre-established performance goals which are set under our Executive Incentive Plan.

Long-term cash incentive awards are based on rolling periods of three years each. A new performance period begins on January 1 of each year, and payouts with respect to each performance period are scheduled to occur following the end of the applicable three-year period. The payouts of the long-term awards are based upon achieving pre-determined levels of (a) cash flow value creation (“CFVC”), which we define as net income plus after-tax interest expense plus depreciation, depletion, amortization and accretion less capital charges (net average assets multiplied by our weighted average cost of capital), and (b) return on invested capital (“ROIC”), both of which are approved by the Compensation Committee at the beginning of each three-year performance cycle. We believe that our stockholders are primarily concerned with our ability to generate free cash flow and provide them with a reasonable return on their investment. As such, we also believe that using these variables serves to closely align management’s interests with our stockholders’ interests. In addition, we believe that these variables tie long-term incentive compensation more directly to our and our officers’ actual performance rather than measures subject to the volatility of the stock market.

The Compensation Committee, with the advice of its initial compensation consultant, established targeted levels of CFVC and ROIC for our initial performance period of 2001 to 2003. These targets were the same for all participants in the plan and have been revised since that time for each subsequent performance period based on our actual performance, as well as business and financial projections of our future performance. Additionally, also with the advice of its initial compensation consultant, the Compensation Committee established dollar-based long-term incentive compensation payout targets for our initial performance period of 2001 to 2003. From then through early 2009, the Compensation Committee generally increased these payout targets in the range of 5% to 10% per performance period. The Compensation Committee currently sets target awards under the long-term incentive plan for the named executive officers at approximately 25% to 50% of the total long-term compensation target award, with the percentages varying based on the extent to which each named executive officer also receives restricted stock units.

If the CFVC or ROIC targets are exceeded during any performance period, the payout to named executive officers and other participants can be increased upward to a maximum of 150% of the targeted payout amount. On an annual basis, both the proposed targets for CFVC and ROIC and the proposed payout targets to participants have been reviewed by the compensation consulting firm then engaged by the Compensation Committee. Since 2004, Pearl Meyer has conducted this review.

During 2008, the long-term incentive payouts for the 2006 to 2008, 2007 to 2009 and 2008 to 2010 performance periods were accelerated and paid at target as a result of a change in control provision in the plan. The amounts of long-term incentive compensation paid to the named executive officers for the 2006 to 2008, 2007 to 2009, and 2008 to 2010 performance periods are reflected in the Summary Compensation Table in the column titled Non-Equity Incentive Plan Compensation. These long-term incentive plan payments to named executive officers in 2008 averaged 231% of salary and, when combined with annual incentive payments, averaged 328% of salary. Due to the acceleration of the payments, no long-term incentive payouts under the plan were made in 2009 or 2010.

In 2009, the Compensation Committee established the long-term incentive payout targets for the 2009 to 2011 performance period, based on CFVC and ROIC over the period. If our CFVC and ROIC targets are both met but not exceeded, the target awards payable in 2012 under this plan to Messrs. O’Connor, Slager, Holmes, Rissman and Walbridge were established at $1,250,000, $650,000, $500,000, $50,000 and $200,000, respectively. If our CFVC and ROIC each exceed their target by 15% or more, then the awards will be a maximum of 150% of the target awards stated above. If we achieve CFVC and ROIC at the threshold of 85% of target, awards will be 50% of the target awards stated above. Results between threshold and target, and results between target and maximum, will be interpolated. Each of the two measures, CFVC and ROIC, is weighted equally. If neither threshold is reached, no award will be paid for the 2009 to 2011 performance period. Due to his retirement as Chief Executive Officer effective January 1, 2011, Mr. O’Connor will be paid the target long-term incentive award for the 2009 to 2011 performance period, with such award payable no sooner than July 1, 2011 and no later than December 31, 2011.

In 2010, the Compensation Committee established the long-term incentive payout targets for the 2010 to 2012 performance period, based on targeted CFVC and ROIC over the period. If our CFVC and ROIC targets are both met but not exceeded, the target awards payable in 2013 under this plan to Messrs. O’Connor, Slager, Holmes, Rissman and Walbridge were established at $1,250,000, $650,000, $500,000, $250,000 and $220,000, respectively. If our CFVC and ROIC each exceed their target by 15% or more, then the awards will be a maximum of 150% of the target awards stated above. If we achieve CFVC and ROIC at the threshold of 85% of target, awards will be 50% of the target awards stated above. Results between threshold and target, and results between target and maximum, will be interpolated. Each of the two measures, CFVC and ROIC, is weighted equally. If neither threshold is reached, no award will be paid for the 2010 to 2012 performance period. Due to his retirement as Chief Executive Officer effective January 1, 2011, Mr. O’Connor will be paid one-third of the long-term incentive for the 2010 to 2012 performance period that he would have earned had he remained employed through the end of 2012, with such award payable within 60 days after the end of 2012.

In 2011, the Compensation Committee established the long-term incentive payout targets for the 2011 to 2013 performance period, based on targeted CFVC and ROIC over the period. If our CFVC and ROIC targets are both met but not exceeded, the target awards payable in 2014 under this plan to Messrs. Slager, Holmes, Rissman and Walbridge will be $900,000, $500,000, $250,000 and $250,000, respectively. If our CFVC and ROIC each exceed their target by 15% or more, then the awards will be a maximum of 150% of the target awards stated above. If we achieve CFVC and ROIC at the threshold of 85% of target, awards will be 50% of the target awards stated above. Results between threshold and target, and results between target and maximum, will be interpolated. Each of the two measures, CFVC and ROIC, is weighted equally. If neither threshold is reached, no award will be paid for the 2011 to 2013 performance period. Mr. O’Connor will not be eligible for a long-term incentive award for the 2011 to 2013 performance period.

Equity Compensation. Our executives also are eligible to participate in a long-term equity incentive program each year, which is administered under our Stock Incentive Plan. The long-term equity incentive component of our compensation program is used to balance the short-term focus of the annual cash incentive program by linking the ultimate value of the equity awards to our long-term performance. The Compensation Committee believes that long-term stock-based incentive compensation enhances our ability to attract and retain high quality talent and provides the motivation to improve our long-term financial performance and increase stockholder value.

The Compensation Committee has determined that it is appropriate to provide equity awards to our executive officers (in the form of restricted stock, restricted stock units, and/or stock options), as they align the interests of our executives with our stockholders. Restricted stock and restricted stock units encourage both the preservation of value already generated and growth in our future value. Stock options align the interests of our executives with new stockholders whose basis in our stock is at current share price and for whom growth in value from this point forward is of critical interest.

Historically, we made regular annual equity awards at the first Compensation Committee meeting of each year. We granted equity awards upon the closing of our merger with Allied in December 2008. Accordingly, we did not grant any regular annual equity awards for 2009. As described, below, however, we did grant equity awards during 2009 in connection with the amendment of certain of our executives’ employment agreements.

In 2010 we returned to a schedule of providing regular annual grants of equity awards. Grants for our executive officers were approved in October 2009 and became effective in January 2010.

We believe that equity awards offer significant motivation to our officers and other employees and serve to align their interests with those of our stockholders. While the Compensation Committee will continually evaluate the use of equity compensation types and amounts, it intends to continue to use such awards as part of our overall compensation program.

In 2009, Messrs. O’Connor, Slager and Holmes received grants of restricted stock upon the signing of their new employment agreements. Messrs. O’Connor, Slager and Holmes received restricted stock grants equal to 88,535, 38,670 and 22,134 shares, respectively. The restricted stock granted to Messrs. O’Connor and Holmes vested one year from their grant date. The restricted stock granted to Mr. Slager vests three years from the grant date.

In January 2010, Messrs. O’Connor, Slager, Holmes and Rissman were granted 87,169, 56,950, 43,585 and 17,434 restricted stock units, respectively. These restricted stock units vest in equal annual installments over four years and will be settled in common stock promptly after vesting (if not deferred into the Deferred Compensation Plan). In January 2010, Messrs. O’Connor, Slager, Holmes and Rissman were also granted 222,420, 115,658, 88,968 and 44,484 stock options, respectively. These stock options vest in equal annual installments over four years or as provided in their agreements. In February 2010, Mr. Walbridge was granted 23,000 stock options. These stock options also vest in equal annual installments over four years or as provided in the agreement.

In June 2010, Mr. Slager entered into an amended and restated employment agreement, which provided for Mr. Slager to become our Chief Executive Officer and continue as President when Mr. O’Connor retired as Chief Executive Officer on January 1, 2011. Pursuant to the agreement, Mr. Slager received shares of restricted stock with a value of $2,000,000 on June 25, 2010, which will vest 25% on each anniversary thereof, provided Mr. Slager is employed by us on such date, and which was in lieu of a discretionary annual grant of restricted stock for 2011.

In January 2011, Messrs. Holmes and Rissman were granted 41,597 and 16,639 restricted stock units, respectively. These restricted stock units vest in equal annual installments over four years and will be settled in common stock promptly after vesting (if not deferred into the Deferred Compensation Plan). In January 2011, Messrs. Slager, Holmes, Rissman and Walbridge also were granted 185,874, 92,937, 46,468 and 34,572 stock options, respectively. These stock options vest in equal annual installments over four years or as provided in their agreements.

Synergy Incentive Plan. The Synergy Incentive Plan provides a cash bonus for achieving measurable annual integration cost savings of between $100 million and $150 million. The implementation period for specific actions designed to achieve these savings is 2009 and 2010. The savings to be rewarded will be measured and subject to verification during 2011. We have worked with Deloitte Consulting LLC to develop: 1) a list of specific actions that will be implemented; 2) a rigorous process for tracking and measuring the cost savings and the cost to implement; and 3) a reporting process for management and the Board. An Integration Committee of the Board (as described under the section entitled “Board of Directors and Corporate Governance Matters — Integration Committee”) has been created to oversee the implementation of the cost savings initiatives. Management has and will continue to report at least quarterly to the Integration Committee on specific progress on implementing these actions and realizing the associated savings. The Integration Committee will review and approve any proposed modifications to the overall integration plan on an ongoing basis. The Compensation Committee, in cooperation with the Integration Committee, will approve awards to be made upon completion of the measurement period.

Under the Synergy Incentive Plan, the Compensation Committee approved for Messrs. O’Connor, Slager, Holmes and Walbridge maximum potential payouts of $15,000,000, $10,000,000, $8,000,000 and $1,000,000, respectively. Mr. Rissman was promoted in August 2009 and his total award under the Synergy Incentive Plan will be prorated between his periods of employment as Vice President and Deputy General Counsel and Executive Vice President, General Counsel and Corporate Secretary. The prorated maximum for Mr. Rissman is $533,333. Mr. Walbridge was promoted in October 2010 and his total maximum remains $1,000,000.

Awards under the Synergy Incentive Plan are presented as a maximum cash award. Maximum awards will pay out if 100% of the goal is achieved. Payout will be at 25% of maximum if the threshold goal is achieved. Achievement between threshold and maximum would result in a payout interpolated between the threshold and maximum payout. Based on our synergy savings during 2009 and 2010, we expect payouts under the Synergy Incentive Plan to be made in early 2012 at the maximum amounts.

Other Benefits and Perquisites. Our executive compensation program includes other benefits and perquisites as more fully shown in the “All Other Compensation” table. These benefits and perquisites are reviewed annually by the Compensation Committee with respect to amounts and appropriateness. For 2010, the benefits and perquisites to named executive officers fall primarily into the following general categories (a) matching contributions by us to 401(k) and deferred compensation accounts, (b) retirement contributions to deferred compensation accounts, and (c) value attributable to life insurance we afford our named executive officers beyond that which is offered to our employee population generally.

Matching Contributions. For all of our employees, including our named executive officers, we match a portion of contributions made by them into our 401(k) Plan. This match equals 100% of the first three percent of pay contributed and 50% of the next two percent of pay contributed by an employee. In addition, because our named executive officers are limited by federal law as to the amount they are permitted to contribute to our 401(k), which in 2010 was generally limited to $16,500 per year or $22,000 for persons 50 years old or older, we have established a Deferred Compensation Plan that permits them to defer additional amounts of their compensation to better provide for their retirement. Under the Deferred Compensation Plan, some participants are also eligible for matching contributions. The matching contribution under the Deferred Compensation Plan is equal to the lesser of two percent of the participant’s plan compensation over established 401(k) limits or 50% of the amount the participant has deferred.

Retirement Contributions. During 2005, we began making a retirement contribution to our senior executives’ deferred compensation accounts, including the accounts of our named executive officers. This contribution is reviewed annually, is discretionary on the part of the Compensation Committee, and may be deferred or discontinued at any time. The contribution amount is a fixed dollar amount and is dependent on the participant’s title and position in the organization. In determining the level of retirement contributions for participants, we began by conducting an actuarial analysis that established a benchmark against which any plan that was ultimately adopted could be compared. Following the establishment of this actuarial benchmark, we decided upon a reduced fixed dollar amount that has remained constant for participants over time. Retirement contribution amounts vest unless otherwise specified in one of four ways. First, the amounts vest upon an officer satisfying the age, service and, in certain instances, notice requirements necessary to qualify for retirement. Second, in the event of death or disability, the retirement contributions vest immediately. Third, if an officer’s employment is terminated “without cause,” the retirement contributions vest immediately but are not available to the officer until the fifth anniversary of the termination date. Fourth, if we complete a transaction that is deemed a change in control, all retirement contributions vest immediately and may be paid out depending upon the original election of the participant. Per their employment agreements effective May 2009, Messrs. O’Connor and Holmes were credited $2,250,000 and $1,000,000, respectively, in their deferred compensation account in January 2010. These amounts were immediately vested on the grant date and will be paid in accordance with the terms of the plan. Mr. Rissman received a $65,000 contribution to his deferred compensation account in each of February 2010 and February 2011. Mr. Rissman’s contribution will vest under the terms of the Executive Deferred Compensation Plan, as described above. Under his employment agreement, Mr. Slager is entitled to a similar benefit. This benefit, which was preserved in his new employment agreement from his prior agreement with Allied, requires us to pay Mr. Slager a specified amount after termination of his employment for any reason other than his actions or omissions that constitute dishonesty. This payment per his agreement is an amount equal to $2,287,972, increased at an annual rate of 6%, compounded annually from the effective time of the merger until the date of termination. Mr. Walbridge received a $65,000 contribution to his deferred compensation account in each of February 2009, February 2010 and February 2011. Mr. Walbridge’s contribution will vest under the terms of the Executive Deferred Compensation Plan, as described above.

Relocation. We provided Messrs. O’Connor and Holmes certain relocation benefits in 2009, reflecting our belief that it was in our best interests to maintain the leadership of Messrs. O’Connor and Holmes by encouraging their moves to our new corporate headquarters in Arizona.

Supplemental Life Insurance. We provide life insurance equal to one times salary for all of our full-time, non-probationary employees. Under their employment agreements, however, we provide life insurance equal to two times salary for Mr. Holmes and we provided life insurance equal to two times salary for Mr. O’Connor until his retirement. Historically, proceeds under this life insurance policy were used to mitigate any payment we made to the estate of our named executive officers under their respective employment agreements. Under the terms of his amended and restated employment agreement effective May 2009, the proceeds under Mr. Holmes’ life insurance policy are no longer used to mitigate any payments under the terms of his agreement. Under the terms of his amended and restated employment agreement effective May 2009, and until the date of his retirement, the proceeds under Mr. O’Connor’s life insurance policy were no longer used to mitigate any payments under the terms of his agreement. The proceeds would be additional payments made to their estate or other designated beneficiary.

Airplane Use. Our Chief Executive Officer is permitted to use our airplane for personal travel. Mr. O’Connor was permitted to use our airplane for personal travel prior to his retirement on January 1, 2011, and Mr. Slager has been permitted to use the airplane for personal travel since January 1, 2011. The amount reflected in the All Other Compensation table as “Aircraft Usage” represents the incremental cost of providing our aircraft to Mr. O’Connor for personal travel. At each quarterly meeting of our Compensation Committee, our Chief Executive Officer’s personal use of our airplane for the immediately preceding quarter is reviewed for reasonableness.

Dividends. Our executives have received grants of restricted stock and restricted stock units. Following the date that the restricted stock or restricted stock units are granted to them, they receive any dividends we declare on our common stock. For restricted stock units, the dividends are in the form of additional restricted stock units with a value (based on the closing price of Republic stock on the dividend payment date) equal to the value of dividends they would have received on the shares of stock underlying all restricted stock units held by them on the dividend record date. Because we grant restricted stock and restricted stock units to align these individuals’ interests with those of our stockholders, which includes the economic rewards and risks attendant with share ownership, we believe that permitting the officers to receive dividends on awards not yet vested is appropriate.

How Each Compensation Element Fits into the Overall Compensation Objectives and Affects Decisions Regarding Other Elements

In establishing compensation packages for our named executive officers, we consider numerous factors, including the particular executive’s experience, expertise and performance, our overall performance, and compensation packages available in the marketplace for similar positions. As noted above, greater emphasis is placed on forms of incentive compensation than on salary.

When considering the marketplace, we place particular emphasis upon compensation packages available at a targeted universe of peer group companies. The Compensation Committee has consistently worked to establish a meaningful set of peer group companies. We use this set of peer group companies as a reference only and do not target a specific percentile positioning for compensation amounts.

As noted above, the Compensation Committee selects and works with independent compensation consultants to evaluate our executive compensation program in light of the marketplace to make sure the program is competitive. In consultation with Pearl Meyer, the Compensation Committee revised our peer group in the fall of 2008 as part of the post-merger compensation planning to reflect the new and significantly larger dimensions of our company, and again in July 2009 taking into consideration comparable revenue size, market capitalization and industry or business complexity. The Compensation Committee, in consultation with Pearl Meyer, evaluated the peer group in November 2010 and made no changes. Our peer group since July 2009 consists of the following companies:

•	Con-Way, Inc.

•	CSX Corporation

•	Ecolab Inc.

•	FedEx Corporation

•	J.B. Hunt Transport Services, Inc.

•	Norfolk Southern Corporation

•	Old Dominion Freight Line, Inc.

•	Ryder System, Inc.

•	Sysco Corporation

•	Waste Connections, Inc.

•	Waste Management, Inc.

•	W.W. Grainger, Inc.

The Compensation Committee considered the compensation programs of these peer group companies as context in establishing the structure and levels of compensation for our named executive officers for 2011.

Executive Separation Policy

In February 2010, the Compensation Committee adopted the Republic Services, Inc. Executive Separation Policy to ensure that Republic is well-positioned to attract and retain the most qualified and capable professionals to serve in key executive positions to maximize the value of Republic for the benefit of our stockholders. The Compensation Committee also established the policy to enable the Compensation Committee to cover executives under the policy who may be hired or promoted in the future rather than entering into individualized employment agreements with those executives. The policy describes the separation benefits that we will provide the executives under certain circumstances if their employment ends. The policy will be in effect for any Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, General Counsel, Executive Vice President, Senior Vice President, Vice President or Area President (collectively, the “Covered Executives”) who does not have an employment agreement with us. Currently, Mr. Rissman is the only named executive officer who does not have an employment agreement and is thus covered under the policy.

Under the policy, Covered Executives (other than those who have employment agreements) will receive severance benefits if we terminate their employment without cause (as defined in the policy). The policy also provides for enhanced severance benefits for a termination without cause or a resignation for good reason (as defined in the policy) within one year following a change in control (as defined in the policy). Severance benefits under the policy are payable only if the employee signs the appropriate form of our Non-Competition, Non-Solicitation, Confidentiality and Arbitration Agreement and signs a separation agreement containing a waiver and release of legal claims. The Compensation Committee may modify or terminate the policy prior to a change in control for all Covered Executives who have not had a termination of employment prior to the modification or termination as long as the modification applies to all Covered Executives in the same category.

Employment Agreements

We maintain employment agreements with some of our senior executives to clarify their employment rights and responsibilities and to impose certain post-employment limitations on their rights to compete with us or to solicit our customers or employees. For information regarding these agreements, see “Executive Compensation — Employment Agreements and Post-Employment Compensation.”

Deductibility of Executive Compensation

Our compensation programs are structured to support organization goals and priorities and stockholder interests. Section 162(m) of the Internal Revenue Code currently limits the deductibility for federal income tax purposes of compensation in excess of $1.0 million paid to each of any publicly held corporation’s chief executive officer and three other most highly compensated executive officers (excluding the Chief Financial Officer). We may deduct certain types of compensation paid to any of these individuals only to the extent that such compensation during any year does not exceed $1.0 million. Qualifying performance-based compensation is not subject to the deduction limits if certain requirements are met. We do not have a policy that requires all of our compensation to be deductible for purposes of Section 162(m). We consider accounting treatment when making compensation determinations, but it is not fully determinative.

The options we grant to our executive officers are intended to qualify as performance-based compensation that is not subject to deduction limits. The restricted stock and restricted stock units we grant to our executive officers do not so qualify because they vest over time rather than based on performance. Payments under the Executive Incentive Plan approved by stockholders at the May 2009 Annual Meeting, including annual, long-term and synergy payments, are intended to qualify as performance-based compensation that complies with Section 162(m). However, due to his promotion more than 90 days after the commencement of the relevant performance periods, some or all of the amount paid to Mr. Rissman under the synergy award or for the 2009 to 2011 long-term incentive award may not be deductible under Section 162(m).

Compensation Committee Interlocks and Insider Participation

Messrs. Flynn, Foley, Larson, Sorensen, and Wickham served as members of the Compensation Committee during 2010. No member of the Compensation Committee was an officer or employee of Republic during the prior year or was formerly an officer of Republic. During the year ended December 31, 2010, none of our executive officers served on the compensation committee or board of any other entity, any of whose executive officers served either on our Board or on our Compensation Committee.

Compensation Committee Report

The following statement made by the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act and shall not otherwise be deemed filed under either of these acts.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee:

William J. Flynn, Chairperson
David I. Foley
Michael Larson
Allan C. Sorensen
Michael W. Wickham

Compensation Program as It Relates to Risk Management

We do not believe our compensation program for either our named executive officers or our other employees encourages excessive or inappropriate risk-taking or creates risks that would be reasonably likely to have a material adverse effect on us. We believe our compensation program effectively aligns our corporate and field management teams with our overall goals by motivating them to increase stockholder value on both an annual and a longer-term basis, primarily by improving our earnings and return on invested capital and generating increasing levels of free cash flow. We achieve this by using simple and measurable metrics to determine incentive pay.

Our annual incentives for executives and corporate and region managers are based on achieving free cash flow and earnings per share goals established by the Compensation Committee. Our long-term incentive plan (“LTIP”) compensation for executives and senior managers is based on achieving ROIC and cumulative CFVC goals established by the Compensation Committee. We also provide executives and senior managers equity awards as approved by the Compensation Committee to reinforce each manager’s commitment to stockholder return.

Area Presidents and their key managers participate in the LTIP and equity incentive plan. Their short-term incentive compensation is tied to corporate financial results, plus the financial and operating metric results in the area they manage. Their primary financial performance measure is area incentive operating income. Key area operating metrics include safety, pricing and net sales growth.

General Managers in our field organizations receive stock options as their long-term incentive to align them with our stockholders. General Managers and their teams also receive salary and short-term incentive compensation tied to achieving incentive operating income and operating metrics defined during our budget process. Operating metrics could include any combination of price increases, productivity improvements, safety, net sales growth, environmental compliance and capital budget management, depending on the current year priorities as set by their senior managers.

We compensate our field sales organization with salary and sales commissions tied to selling or retaining profitable business.

All of our cash incentive plans contain maximum payout limits to ensure that windfall gains in business outcomes do not lead to exaggerated compensation results or to inappropriate risk-taking.

In addition, we maintain stock ownership guidelines for executive officers, along with anti-hedging policies, both of which encourage long-term performance rather than short-term windfalls.

Summary Compensation Table

The following table sets forth compensation information regarding (a) our Chief Executive Officer in 2010, (b) our Chief Financial Officer in 2010, and (c) our other executive officers whose reportable compensation for 2010 was in excess of $100,000. We refer collectively to these five individuals as our named executive officers. Positions listed are as of December 31, 2010.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)

James E. O’Connor	2010	1,100,000	—	2,500,007	1,250,000	1,727,440	2,424,312	9,001,759
(Chairman and Chief Executive Officer)	2009	1,121,154	—	2,000,006	—	2,383,900	171,560	5,676,620
	2008	925,634	—	5,100,458	962,442	3,108,000	525,103	10,621,637

Donald W. Slager(6)	2010	875,000	—	3,633,338	649,998	1,268,400	163,266	6,590,002
(President and Chief Operating Officer)	2009	858,173	—	1,000,006	—	1,750,400	152,213	3,760,792
	2008	52,500	—	1,313,273	500,459	—	—	1,866,232

Tod C. Holmes	2010	575,000	—	1,250,018	500,000	694,600	1,045,152	4,064,770
(Executive Vice President and Chief	2009	575,000	—	500,007	—	958,600	63,999	2,097,606
Financial Officer)	2008	441,369	—	2,070,472	384,993	1,660,000	191,237	4,748,071

Michael P. Rissman(7)	2010	400,000	—	500,007	250,000	386,560	76,373	1,612,940
(Executive Vice President, General	2009	319,353	50,000	—	—	367,900	75,164	812,417
Counsel and Corporate Secretary)	2008	16,254	—	—	38,516	—	127	54,897

Kevin Walbridge	2010	408,462	—	—	118,910	404,680	94,813	1,026,865
(Executive Vice President —	2009	407,692	—	—	—	533,500	79,317	1,020,509
Operations)	2008	301,731	—	—	243,008	686,700	101,894	1,333,333

(1)	Mr. Rissman served as Acting General Counsel and Corporate Secretary from March 2009 until being promoted to Executive Vice President, General Counsel and Corporate Secretary in August 2009. During his service as Acting General Counsel, Mr. Rissman received a bonus to compensate him for the additional responsibilities he assumed.

(2)	Represents the grant date fair value of restricted stock with respect to grants received in 2010, 2009 and 2008, calculated in accordance with FASB ASC Topic 718. See Note 11 to our Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2010, for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FASB ASC Topic 718. The amounts shown in the table above reflect the grant date fair value and do not correspond to the actual value that will be recognized by the named executive officers.

(3)	Represents the grant date fair value of stock options with respect to grants granted during the year, as determined pursuant to FASB ASC Topic 718. See Note 11 to our Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2010, for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FASB ASC Topic 718.

(4)	Reflects both annual and long-term incentives payable under the Executive Incentive Plan. The amounts in this column for 2010 and 2009 were earned during 2010 and 2009 but were paid to the named executive officers during the first quarter of the following years. In 2008, the 2008 annual and long-term cash incentive compensation (including for the 2006 to 2008, 2007 to 2009 and 2008 to 2010 performance periods) were paid out at target due to the completion of the merger with Allied. All amounts paid in 2008 under the Executive Incentive Plan as a result of the merger are included in 2008.

(5)	See the All Other Compensation table set forth below for an itemized breakdown of “All Other Compensation” for each named executive officer.

(6)	Mr. Slager became the President and Chief Operating Officer of Republic on December 5, 2008 as a result of the merger between Republic and Allied. Prior to that date he served as the President and Chief Operating Officer of Allied. This table reflects only compensation earned by him as an employee of Republic. Effective as of January 1, 2011, Mr. Slager became our Chief Executive Officer.

(7)	Mr. Rissman became the Executive Vice President, General Counsel and Corporate Secretary of Republic in August 2009. He joined Republic on December 5, 2008 as a result of the merger between Republic and Allied as Vice President and Deputy General Counsel. Prior to that date he served as a Vice President and Deputy General Counsel of Allied. This table reflects only compensation earned by him as an employee of Republic.

All Other Compensation

			Matching	Retirement
		Matching	Contribution	Contribution	Value of
		Contribution	to Deferred	to Deferred	Supplemental	Aircraft	Other		Total All Other
		to 401(k)	Compensation	Compensation	Life Insurance	Usage	Taxable	Relocation	Compensation
Name	Year	Plan($)(1)	Plan($)(2)	Plan ($)	Premiums ($)	($)(3)	($)(4)	($)	($)

James E. O’Connor	2010	9,800	64,778	2,250,000	15,642	72,790	11,302	—	2,424,312
	2009	9,800	—	—	13,794	62,542	784	84,640	171,560
	2008	9,200	116,823	336,000	7,998	55,082	—	—	525,103

Donald W. Slager	2010	9,800	—	146,223 (5)	1,183	—	6,060	—	163,266
	2009	9,800	—	137,947 (5)	—	—	4,466	—	152,213
	2008	—	—	—	—	—	—	—	—

Tod C. Holmes	2010	9,800	25,772	1,000,000	9,292	—	288	—	1,045,152
	2009	9,800	6,600	—	8,405	—	82	39,112	63,999
	2008	9,200	55,606	120,000	6,431	—	—	—	191,237

Michael P. Rissman	2010	9,800	—	65,000	953	—	620	—	76,373
	2009	9,800	—	65,000	—	—	364	—	75,164
	2008	—	—	—	—	—	127	—	127

Kevin Walbridge	2010	9,800	13,939	65,000	3,342	—	2,732	—	94,813
	2009	9,800	—	65,000	1,032	—	3,485	—	79,317
	2008	9,200	22,210	65,000	449	—	5,035	—	101,894

(1)	Reflects matching contributions we made attributable to participant contributions in our 401(k) Plan.

(2)	Reflects matching contributions by us made in 2011, 2010, and 2009 attributable to participant contributions to the Deferred Compensation Plan in 2010, 2009, and 2008, respectively.

(3)	These amounts reflect the incremental cost of providing company-owned aircraft for personal travel. This valuation is calculated in accordance with SEC guidance and differs from the valuation under applicable tax guidelines. For tax purposes, aircraft usage for Messrs. O’Connor, Slager, and Holmes equals $28,435, $1,338 and $6,826 for 2010. Messrs. Slager and Holmes never used the company-owned aircraft for their personal travel, but they did have family members accompany them on flights taken for business purposes. While this generates taxable income, no additional operating cost was incurred in these situations and the amounts included in the table are therefore zero.

(4)	Amounts in this column include taxable income for auto allowance, Chairman’s Club travel, financial services, tickets to sporting events and health club dues.

(5)	Under his employment agreement, Mr. Slager is entitled to a supplemental benefit, payable to him within six months following termination of his employment for any reason other than his actions or omissions that constitute dishonesty. This payment per his agreement is an amount equal to $2,287,972, increased at an annual rate of 6%, compounded annually from the effective time of our merger with Allied until the date of termination. The amount set forth in the table above reflects the annual increases on this payment.

Grants of Plan-Based Awards in 2010

The following table sets forth information concerning each grant of an award we made to a named executive officer during the year ended December 31, 2010 under our Executive Incentive Plan and 2007 Stock Incentive Plan. Information regarding our awards under these plans is included in our Compensation Discussion and Analysis under the headings Annual Incentive Compensation, Long-Term Cash Incentive Compensation, Synergy Incentive Compensation and Equity Compensation.

							All Other
						All Other	Option		Grant
						Stock	Awards:	Exercise	Date Fair
						Awards:	Number of	or Base	Value of
			Estimated Future Payouts Under			Number of	Securities	Price of	Stock and
			Non-Equity Incentive Plan Awards			Shares of	Underlying	Option	Option
		Grant	Threshold	Target		Stock or	Options	Awards	Awards
Name	Type of Grant(1)	Date	($)(2)	($)	Maximum ($)(3)	Units (#)	(#)	($/Sh)	($)

James E. O’Connor	Equity Compensation	1/4/2010	—	—	—	87,169 (4)	—	—	2,500,007
	Equity Compensation	1/4/2010	—	—	—	—	222,420 (5)	28.68	1,250,000
	Long-Term Incentive Compensation	2/10/2010	312,500	1,250,000	1,875,000	—	—	—	—
	Annual Incentive Compensation	2/10/2010	357,500	1,430,000	2,860,000	—	—	—	—
Donald W. Slager	Equity Compensation	1/4/2010	—	—	—	56,950 (4)	—	—	1,633,326
	Equity Compensation	1/4/2010	—	—	—	—	115,658 (5)	28.68	649,998
	Long-Term Incentive Compensation	2/10/2010	162,500	650,000	975,000	—	—	—	—
	Annual Incentive Compensation	2/10/2010	262,500	1,050,000	2,100,000	—	—	—	—
	Equity Compensation	6/25/2010	—	—	—	64,579 (6)	—	—	2,000,012
Tod C. Holmes	Equity Compensation	1/4/2010	—	—	—	43,585 (4)	—	—	1,250,018
	Equity Compensation	1/4/2010	—	—	—	—	88,968 (5)	28.68	500,000
	Long-Term Incentive Compensation	2/10/2010	125,000	500,000	750,000	—	—	—	—
	Annual Incentive Compensation	2/10/2010	143,750	575,000	1,150,000	—	—	—	—
Michael P. Rissman	Equity Compensation	1/4/2010	—	—	—	17,434 (4)	—	—	500,007
	Equity Compensation	1/4/2010	—	—	—	—	44,484 (5)	28.68	250,000
	Long-Term Incentive Compensation	2/10/2010	62,500	250,000	375,000	—	—	—	—
	Annual Incentive Compensation	2/10/2010	80,000	320,000	640,000	—	—	—	—
Kevin Walbridge	Equity Compensation	2/16/2010	—	—	—	—	23,000 (5)	27.02	118,910
	Long-Term Incentive Compensation	2/10/2010	55,000	220,000	330,000	—	—	—	—
	Annual Incentive Compensation	2/10/2010	83,750	335,000	670,000	—	—	—	—

(1)	All equity awards granted in 2010 were granted under the 2007 Stock Incentive Plan. Annual and long-term-cash incentive compensation is granted under our Executive Incentive Plan. See the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement for further details regarding this annual and long-term, cash incentive compensation.

(2)	This is the threshold at which payouts under the respective incentive plans begin. If no threshold goals are achieved, no payouts will be made.

(3)	For long-term incentives, the maximum payout equals 150% of target and relates to the 2010 to 2012 performance period. For annual incentives, the maximum payout equals 200% of target.

(4)	Consists of shares of restricted stock units which are scheduled to vest in equal annual installments over four years.

(5)	Consists of stock options which are scheduled to vest in equal annual installments over four years.

(6)	Consists of shares of restricted stock which are scheduled to vest in equal annual installments over four years.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised options and unvested restricted stock outstanding for each of our named executive officers at December 31, 2010:

	Option Awards					Stock Awards
	Number of	Number of				Number of		Market Value
	Securities	Securities				Shares or		of Shares
	Underlying	Underlying				Units of		or Units
	Unexercised	Unexercised				Stock		of Stock
	Options	Options		Option	Option	That Have		That Have
	Exercisable	Unexercisable		Exercise	Expiration	Not Vested		Not Vested
Name	(#)	(#)		Price ($)	Date	(#)		($)(1)

James E. O’Connor	118,820	118,820	(2)	23.74	1/1/2014	—		—
	—	222,420	(3)	28.68	1/1/2014	—		—
	—	—		—	—	53,192	(2)	1,588,313
	—	—		—	—	89,420	(3)	2,670,081
Donald W. Slager	59,850	—		19.42	12/30/2015	—		—
	74,970	—		28.69	12/5/2016	—		—
	112,500	—		25.51	12/11/2017	—		—
	61,785	61,785	(2)	23.74	12/9/2015	—		—
	—	115,658	(3)	28.68	1/4/2017	—		—
	—	—		—	—	27,660	(2)	825,928
	—	—		—	—	38,670	(4)	1,154,686
	—	—		—	—	58,421	(3)	1,744,451
	—	—		—	—	64,579	(5)	1,928,329
Tod C. Holmes	41,530	47,530	(2)	23.74	12/9/2015	—		—
	—	88,968	(3)	28.68	1/4/2017	—		—
	—	—		—	—	21,277	(2)	635,331
	—	—		—	—	44,711	(3)	1,335,070
Michael P. Rissman	9,000	—		28.00	7/30/2017	—		—
	6,300	—		25.51	12/11/2017	—		—
	4,755	4,755	(2)	23.74	12/9/2015	—		—
	—	44,484	(3)	28.68	1/4/2017	—		—
	—	—		—	—	17,885	(3)	534,046
Kevin Walbridge	18,750	—		26.01	2/8/2013	—		—
	18,750	—		29.31	2/5/2014	—		—
	18,750	—		31.07	2/7/2015	—		—
	17,825	17,825	(2)	23.74	12/9/2015	—		—
	—	23,000	(6)	27.02	2/16/2017	—		—

(1)	Equity valued at a December 31, 2010 closing price of $29.86.

(2)	Options and restricted stock granted to the executives on December 9, 2008 vest ratably (25% per year) over four years with the first vesting on the first anniversary of the grant date. Due to his retirement, Mr. O’Connor’s options and restricted stock vested on 1/1/2011.

(3)	Options and restricted stock units granted to the executives on January 4, 2010 vest ratably (25% per year) over four years with the first vesting on the first anniversary of the grant date. Due to his retirement, Mr. O’Connor’s options and restricted stock units vested on 1/1/2011.

(4)	Restricted stock granted to Mr. Slager on January 31, 2009 vests entirely on the third anniversary of the date of grant.

(5)	Restricted stock granted to Mr. Slager on June 25, 2010 vests ratably (25% per year) over four years with the first vesting on the first anniversary of the grant date.

(6)	Options granted to Mr. Walbridge on February 16, 2010 vest ratably (25% per year) over four years with the first vesting on the first anniversary of the grant date.

Option Exercises and Stock Vested

The following table sets forth information concerning each exercise of stock options and each vesting of restricted stock during the year ended December 31, 2010:

	Option Awards		Stock Awards
	Number of Shares		Number of Shares	Value Realized
	Acquired on	Value Realized on	Acquired on	on Vesting
Name	Exercise (#)	Exercise ($)	Vesting (#)(1)	($)(2)

James E. O’Connor	—	—	115,131	3,406,905

Donald W. Slager	101,250	794,055	13,830	409,783

Tod C. Holmes	66,000	1,197,978	32,772	969,928

Michael P. Rissman	—	—	—	—

Kevin Walbridge	25,000	292,855	—	—

(1)	Amounts represent the total number of shares of restricted stock vested for each of the executives during 2010. Actual shares retained may have been lower due to the withholding of some shares to pay taxes.

(2)	Amounts shown represent the fair market value on the vesting dates of restricted stock granted to the executives. Amounts are calculated as the shares vesting multiplied by the closing price of our stock on each vesting date.

Nonqualified Deferred Compensation

The following table sets forth information concerning the participation of our named executive officers in our nonqualified deferred compensation plan for the year ended December 31, 2010:

	Executive	Registrant
	Contribution in	Contributions in	Aggregate	Aggregate	Aggregate Balance
	Last Fiscal	Last Fiscal	Earnings in Last	Withdrawals/	at Last Fiscal Year
Name	Year ($)(1)	Year ($)(2)	Fiscal Year ($)	Distributions ($)	End ($)

James E. O’Connor	770,170	2,250,000	416,284	—	3,446,454

Donald W. Slager(3)	—	146,223	—	—	2,583,279

Tod C. Holmes	1,863,458	1,006,600	406,232	—	3,416,546

Michael P. Rissman	—	65,000	4,968	—	135,037

Kevin Walbridge	282,588	65,000	318,631	—	2,531,220

(1)	Executive contributions in the last fiscal year include an amount included in base salary and non-equity incentive compensation in the Summary Compensation Table for Messrs. O’Connor and Walbridge. For Mr. Holmes, they include an amount included in base salary, non-equity incentive compensation and restricted stock awards in the Summary Compensation Table.

(2)	Amounts reflected in this column include retirement contributions made by Republic to Messrs. O’Connor, Holmes, Rissman and Walbridge in the amounts of $2,250,000, $1,000,000, $65,000 and $65,000 respectively. These amounts vest in accordance with the terms of the plan as described above. All other amounts in this column relate to matching contributions actually made by Republic during 2010 that are attributable to 2009 executive contributions.

(3)	Under his employment agreement, Mr. Slager is entitled to a supplemental benefit, payable to him within six months following termination of his employment for any reason other than his actions or omissions that constitute dishonesty. This payment per his agreement is an amount equal to $2,287,972, increased at an annual rate of 6%.

Employment Agreements and Post-Employment Compensation

We have employment agreements with Messrs. O’Connor, Slager, Holmes and Walbridge. The agreements with these executives contain provisions regarding consideration payable to them upon termination of employment, as described below. Mr. O’Connor retired as our Chief Executive Officer on January 1, 2011. Consideration paid or payable to Mr. O’Connor under his employment agreement, as amended by his retirement agreement, is outlined below.

Each of the employment agreements with Messrs. O’Connor, Slager, Holmes and Walbridge contains post-termination restrictive covenants, including a covenant not to compete and non-solicitation covenants. The post-termination restrictive covenants last three years for Mr. O’Connor and two years for Messrs. Holmes and Walbridge, except that Mr. Holmes’ restrictions last three years if his employment is terminated by us without cause or he has a termination for good reason within two years after a change in control. Mr. Slager’s restrictions last two years, except that if his employment is terminated by us without cause or he has a termination for good reason within six months before or two years after a change in control his restrictions last three years. Each of the agreements with these named executive officers provides for a minimum base salary and that the executives are eligible to participate in our annual and long-term incentive plans. The employment agreements also provide for accelerated vesting of equity-based awards in certain circumstances.

Mr. Rissman does not have an employment agreement with us. Instead, he participates in our Executive Separation Policy, and certain other of our benefit plans, as described below. Severance benefits under the Executive Separation Policy are payable only if Mr. Rissman: (1) signs our Non-Solicitation, Confidentiality, and Arbitration Agreement; (2) executes a separation agreement in such form as provided by Republic containing a full release of legal claims; (3) refrains from disparaging Republic post employment; and (4) provides reasonable cooperation and assistance concerning legal or business matters as requested by Republic post employment. The Executive Separation Policy also provides for accelerated vesting of equity-based awards in certain circumstances.

Mr. O’Connor. Mr. O’Connor’s employment agreement was amended and restated effective May 14, 2009. The term of Mr. O’Connor’s agreement was for rolling three-year periods, such that there were always three years remaining in the employment period. Mr. O’Connor’s base salary for 2010 under the agreement was $1,100,000 and his target annual incentive compensation was 130% of salary, with a range of 0% to 260% of salary. In addition, pursuant to Mr. O’Connor’s agreement, we credited $2,250,000 to his deferred compensation account on January 1, 2010 and Mr. O’Connor received shares of restricted stock with a value of $2,000,000 upon the effective date of his agreement. The deferred compensation vested immediately and the restricted stock vests on the first anniversary of the grant date.

On June 25, 2010, we entered into a retirement agreement with Mr. O’Connor setting forth his and the Company’s rights and obligations upon his retirement as our Chief Executive Officer on January 1, 2011. The retirement agreement provides that Mr. O’Connor’s amended and restated employment agreement remained in effect until his retirement on January 1, 2011, and waived the requirement of the employment agreement that Mr. O’Connor provide one year’s notice prior to his retirement. Pursuant to the retirement agreement, we will provide Mr. O’Connor with the compensation and benefits that he is entitled to under his employment agreement for a termination of employment on account of retirement, extend his continued health benefits from three years until the earliest of his 65th birthday, his death, or his eligibility for comparable health coverage through another employer, and pay him an additional $1,800,000 in recognition, among other things, of his long and valued service to the Company. The retirement agreement provides that Mr. O’Connor will provide the Company with a general release of claims.

Consideration paid or payable to Mr. O’Connor by us upon termination of employment under the amended and restated employment agreement and, with respect to termination upon his retirement on January 1, 2011, under the retirement agreement, is as follows. Please note that the terms described below under the headings other than retirement are no longer applicable given Mr. O’Connor’s retirement, but are described pursuant to SEC regulations.

Death or Disability	•	Base salary earned but not paid and unused vacation, payable in lump sum within 60 days following death or disability

	•	Continued coverage under certain welfare plans for up to three years

	•	Immediate vesting of all unvested stock option, restricted stock and restricted stock unit awards

	•	For annual and long-term cash incentive awards not determined to be earned, payment of amounts he would have received had he remained employed by us during such periods, as if all performance goals had been met at 100% of target, payable in lump sum not later than six months following death or disability

	•	For annual and long-term cash incentive awards determined to be earned, payout would be the actual earned amount of the award payable within 2 1/2 months after the end of the applicable performance period

	•	Balance of amounts credited or eligible to be credited to his deferred compensation account, plus, for all such amounts credited or eligible to be credited to such account based upon our performance on or before December 31, 2006, a gross up payment of $5,200,000, payable not later than six months after termination

	•	Payment of the Synergy Incentive Plan amount he would have received had he remained employed by us until the end of 2011, to be paid within 90 days after the end of 2011

	•	Lump sum payment of $4,800,000, payable not later than six months after termination

	•	A gross up payment for any excise taxes relating to our merger with Allied

Without Cause by the Company or for Good Reason by the Executive	•	Base salary earned but not paid and unused vacation, payable in lump sum within 60 days following termination

	•	Continued coverage under certain welfare plans for up to three years

	•	Immediate vesting of all unvested stock option, restricted stock and restricted stock unit awards

	•	Prorated annual incentive award at an amount determined by the Compensation Committee based on actual results, payable not later than 60 days after the end of the year

	•	All long-term cash incentive awards shall vest and be payable on a pro rata basis at the maximum level for performance periods beginning on or before January 1, 2009 and at an amount determined by the Compensation Committee based on actual results for performance periods beginning after January 1, 2009, payable not later than 60 days after the end of the year in which the award period ends

	•	Balance of amounts credited or eligible to be credited to his deferred compensation account, plus, for all such amounts credited or eligible to be credited to such account based upon our performance on or before December 31, 2006, a gross up payment of $5,200,000, payable not later than six months after termination

	•	Payment of the Synergy Incentive Plan amount he would have received had he remained employed by us until the end of 2011, to be paid within 90 days after the end of 2011

	•	Lump sum severance payment of $4,800,000, payable not later than six months after termination

	•	A gross up payment for any excise taxes relating to our merger with Allied

Without Cause by the Company or for Good Reason by the Executive within Two Years of Change in Control (other than the merger with Allied)	• •	Base salary earned but not paid and unused vacation, payable in lump sum within 60 days following termination Continued coverage under certain welfare plans for up to three years

	•	Immediate vesting of all unvested stock option, restricted stock and restricted stock unit awards

	•	Prorated annual incentive award at an amount determined by the Compensation Committee based on actual results, payable not later than 60 days after the end of the year

	•	All long-term cash incentive awards shall vest and be payable on a pro rata basis at the maximum level for performance periods beginning on or before January 1, 2009 and at an amount determined by the Compensation Committee based on actual results for performance periods beginning after January 1, 2009, payable not later than 60 days after the end of the year in which the award period ends

	•	Balance of amounts credited or eligible to be credited to his deferred compensation account, plus, for all such amounts credited or eligible to be credited to such account based upon our performance on or before December 31, 2006, a gross up payment of $5,200,000, payable not later than six months after termination

	•	Payment of the Synergy Incentive Plan amount at the maximum level, to be paid 10 days after the change in control

	•	Lump sum severance payment of $4,800,000, payable not later than six months after termination

	•	Three times target annual and long-term cash incentive awards, for the year in which the termination occurs, payable in lump sum not later than six months following termination

	•	A gross up payment for any excise taxes relating to our merger with Allied

Retirement	•	Base salary earned but not paid and unused vacation time

	•	Continued health benefits for him and his family until earlier of (a) 65th birthday, (b) death, or (c) coverage under a comparable plan by a subsequent employer

	•	Lump sum payment of $4,800,000, payable no sooner than July 1, 2011 and no later than December 31, 2011

	•	Balance of amounts credited or eligible to be credited to his deferred compensation account, plus, for all such amounts credited or eligible to be credited to such account based upon our performance on or before December 31, 2006, a gross up payment of $5,200,000, payable no sooner than July 1, 2011 and no later than December 31, 2011

	•	Payment of the Synergy Incentive Plan amount he would have received had he remained employed by us until the end of 2011, to be paid within 90 days after the end of 2011

	•	Payment of the 2010 annual bonus the Compensation Committee determines is payable based upon actual 2010 results, payable not later than 60 days after the end of 2010

	•	Payment of the target long-term incentive for 2009-2011, payable no sooner than July 1, 2011 and no later than December 31, 2011

	•	Payment of one-third of the long-term incentive for 2010-2012 that the Compensation Committee determines would be payable had he remained employed through the end of 2012 based upon actual results within 60 days after the end of 2012

	•	Immediate vesting of all unvested stock option, restricted stock and restricted stock unit awards

•	A gross up payment for any excise taxes relating to our merger with Allied

•	Payment of a lump sum cash retirement payment of $1,800,000 as a reward for long service to Republic, payable no sooner than July 1, 2011 and no later than December 31, 2011

For Cause by the Company or Without Good Reason by the Executive	• •	Base salary earned but not yet paid and unused vacation time

For termination (other than for cause) on or after January 1, 2011, payment of the actual Synergy Incentive Plan amount he would have received had he remained employed by us until the end of 2011, payable to him within 90 days after the end of 2011

•	Balance of amounts vested in his deferred compensation account, payable not later than six months after termination

•	A gross up payment for any excise taxes relating to our merger with Allied

Mr. Slager. Mr. Slager’s employment agreement was amended and restated effective June 25, 2010 in conjunction with his promotion to Chief Executive Officer effective January 1, 2011. The term of Mr. Slager’s agreement is for rolling two-year periods, such that there are always two years remaining in the employment period. Mr. Slager’s base salary for 2010 and 2011 under the agreement was and is $875,000 and $1,000,000, respectively. His target annual incentive compensation for 2010 was 120% of salary, with a range of 0% to 240% of salary, and for 2011 is 125% of salary, with a range of 0% to 250% of salary. Pursuant to the terms of his agreement, Mr. Slager received shares of restricted stock with a value of $2,000,000 upon execution of the agreement in lieu of a discretionary annual grant of restricted stock for 2011, which will vest 25% on each anniversary thereafter, provided that Mr. Slager is employed by us on such date or as provided in the agreement. In addition, Mr. Slager is entitled to a supplemental retirement benefit, which is preserved from his agreement with Allied, within six months following termination of employment if Mr. Slager has a termination of employment for any reason other than due to his actions or omissions that constitute dishonesty. This payment, which was carried over from his prior agreement with Allied, is $2,287,972, increased at an annual rate of 6%, compounded annually from the effective time of the merger until the date of termination. Pursuant to the terms of his prior January 2009 agreement, Mr. Slager received shares of restricted stock (the “Special Restricted Stock Award”) with a value of $1,000,000 upon execution of the agreement, which will vest three years thereafter, provided that Mr. Slager is employed by us on such date.

Consideration payable to Mr. Slager by us upon termination of employment is as follows:

Death or Disability	•	Base salary earned but not paid and unused vacation, payable in a lump sum within 60 days following death or disability

	•	Base salary for three years, payable in accordance with our standard payroll practices, mitigated, in the case of disability only, to the extent payments are made to him pursuant to any disability insurance policies paid for by us

	•	Continued coverage under certain welfare plans until he becomes eligible for benefits from another employer or the government

	•	Immediate vesting of (a) all unvested stock option, restricted stock and restricted stock unit awards and (b) the Special Restricted Stock Award

	•	All annual incentive awards shall vest and be payable on a pro rata basis at an amount determined by the Compensation Committee based on actual results, payable not later than 60 days after the end of the year

	•	All long-term cash incentive awards shall vest and be payable on a pro rata basis at an amount determined by the Compensation Committee based on actual results, payable not later than 60 days after the end of the year in which the award period ends

	•	Payment as of the date of death or disability of the balance of amounts credited or eligible to be credited to his deferred compensation account, payable not later than six months after termination

	•	Continued director and officer liability insurance for ten years

	•	Payment of the Synergy Incentive Plan amount he would have received had he remained employed by us until the end of 2011, to be paid within 90 days after the end of 2011

	•	Payment of Special Supplemental Retirement Payment, payable not later than six months following termination of his employment

Without Cause by the Company or for Good Reason by the Executive	•	Base salary earned but not paid and unused vacation, payable in a lump sum within 60 days following termination

	•	Base salary for three years, payable in accordance with our standard payroll practices

	•	Continued coverage under certain welfare plans until he becomes eligible for benefits from another employer or the government

	•	Immediate vesting of (a) all unvested stock option, restricted stock and restricted stock unit awards that will become vested during the year of termination and (b) the Special Restricted Stock Award

	•	All annual incentive awards shall vest and be payable on a pro rata basis at an amount determined by the Compensation Committee based on actual results, payable not later than 60 days after the end of the year

	•	All long-term cash incentive awards shall vest and be payable on a pro rata basis at an amount determined by the Compensation Committee based on actual results, payable not later than 60 days after the end of the year in which the award period ends

	•	Payment of the Synergy Incentive Plan amount he would have received had he remained employed by us until the end of 2011, to be paid within 90 days after the end of 2011

	•	Payment as of the termination date of the balance of amounts credited or eligible to be credited to his deferred compensation account, payable not later than six months after termination, except for any portion attributable to amounts credited by us which is payable on the fifth anniversary of termination

	•	Continued director and officer liability insurance for ten years

	•	Outplacement services for up to one year, up to $50,000

	•	Payment of Special Supplemental Retirement Payment, payable not later than six months following termination of his employment

Without Cause by the Company or for Good Reason by the Executive within Six Months Before or Two Years After a Change in Control	• •	Base salary earned but not paid and unused vacation, payable in a lump sum within 60 days following termination

Three times (a) base salary, plus (b) target annual and long-term awards, for the performance period ending in the year prior to termination, payable in a lump sum not later than six months following termination

	•	Continued coverage under certain welfare plans until he becomes eligible for benefits from another employer or the government

•	Immediate vesting of (a) all unvested stock option, restricted stock and restricted stock unit awards that will become vested during the year of termination and (b) the Special Restricted Stock Award

•	All annual incentive awards shall vest and be payable on a pro rata basis at an amount determined by the Compensation Committee based on actual results, payable not later than 60 days after the end of the year

•	All long-term cash incentive awards shall vest and be payable on a pro rata basis at an amount determined by the Compensation Committee based on actual results, payable not later than 60 days after the end of the year in which the award period ends

•	Payment of the Synergy Incentive Plan at the maximum level, to be paid 10 days after the change in control

•	Balance of amounts credited or eligible to be credited to his deferred compensation account, payable not later than six months after termination, except for any portion attributable to amounts credited by us which is payable on the fifth anniversary of termination

•	Continued director and officer liability insurance for ten years

•	Outplacement services for up to one year, up to $50,000

•	Payment of Special Supplemental Retirement Payment, payable not later than six months following termination of his employment

•	Subject to certain restrictions, gross-up payment for any excise taxes

Retirement (upon satisfying the definition of “retirement” age and notice provisions)	• •	Base salary earned but not paid and unused vacation

For retirement on or after January 1, 2011, payment of the Synergy Incentive Plan at the amount Mr. Slager would have received had he remained employed by us until the end of 2011, to be paid within 90 days after the end of 2011

•	For all award periods under the annual and long-term cash incentive plans, a prorated payment at an amount determined by the Compensation Committee based on actual results, payable not later than 60 days after the end of the year in which the award period ends

•	Immediate vesting of (a) all unvested stock option, restricted stock and restricted stock unit awards and (b) the Special Restricted Stock Award

•	Balance of amounts credited or eligible to be credited to his deferred compensation account, payable not later than six months after termination

•	Payment of Special Supplemental Retirement Payment, payable to him not later than six months following termination of his employment

•	Continued coverage under certain welfare plans until he becomes eligible for benefits from another employer or the government

For Cause by the Company or Without Good Reason by the Executive	• •	Base salary earned but not yet paid and unused vacation time

Payment of the Special Supplemental Retirement Payment, payable not later than six months following termination of his employment for any reason other than his actions or omissions that constitute dishonesty

•	For termination (other than for cause) on or after January 1, 2011, payment of the actual Synergy Incentive Plan amount Mr. Slager would have received had he remained employed by us until the end of 2011, payable to him within 90 days after the end of 2011

•	Balance of amounts vested in his deferred compensation account , payable not later than six months after termination, except for any portion attributable to amounts credited by us which is payable on the fifth anniversary of termination

•	For termination other than for acts or omissions that constitute dishonesty, continued coverage under certain welfare plans until the executive becomes eligible for benefits from another employer or the government

Mr. Holmes. Mr. Holmes’ employment agreement was amended and restated effective May 14, 2009. The term of Mr. Holmes’ current amended and restated agreement is for rolling two-year periods, such that there are always two years remaining in the employment period. Mr. Holmes’ base salary for 2010 and 2011 under the agreement is $575,000 and his target annual incentive compensation is 100% of salary, with a range of 0% to 200% of salary. In addition, pursuant to Mr. Holmes’ agreement, we credited $1,000,000 to his deferred compensation account on January 1, 2010 and Mr. Holmes received shares of restricted stock with a value of $500,000 upon the effective date of his agreement. The deferred compensation vested immediately and the restricted stock vested on the first anniversary of the grant date.

Consideration payable to Mr. Holmes by us upon termination of employment is as follows:

Death or Disability	•	Base salary earned but not paid and unused vacation, payable in lump sum within 60 days following death or disability

	•	Continued coverage under certain welfare plans for up to two years

	•	Immediate vesting of all unvested stock option, restricted stock and restricted stock unit awards

	•	For all annual and long-term cash incentive awards not determined to be earned, payment of amounts he would have received had he remained employed by us during such periods, as if all performance goals had been met at 100% of target, payable in lump sum not later than six months following death or disability

	•	For annual and long-term cash incentive awards determined to be earned, payout would be the actual earned amount of the award, payable within 2 1/2 months after the end of the applicable performance period

	•	Balance of amounts credited or eligible to be credited to his deferred compensation account, plus, for all such amounts credited or eligible to be credited to such account based upon our performance on or before December 31, 2006, a gross up payment of $3,100,000, payable not later than six months after termination

	•	Payment of the Synergy Incentive Plan amount he would have received had he remained employed by us until the end of 2011, to be paid within 90 days after the end of 2011

	•	Lump sum payment of $1,900,000, payable not later than six months after termination

	•	A gross up payment for any excise taxes relating to our merger with Allied

Without Cause by the Company or for Good Reason by the Executive	•	Base salary earned but not yet paid and unused vacation, payable in lump sum within 60 days following termination

•	Continued coverage under certain welfare plans for up to two years

•	Immediate vesting of all unvested stock option, restricted stock and restricted stock unit awards

•	Prorated annual incentive award at an amount determined by the Compensation Committee based on actual results, payable not later than 60 days after the end of the year

•	All long-term cash incentive awards shall vest and be payable on a pro rata basis at the maximum level for performance periods beginning on or before January 1, 2009 and at an amount determined by the Compensation Committee based on actual results for performance periods beginning after January 1, 2009, payable not later than 60 days after the end of the year in which the award period ends

•	Balance of amounts credited or eligible to be credited to his deferred compensation account, plus, for all such amounts credited or eligible to be credited to such account based upon our performance on or before December 31, 2006, a gross up payment of $3,100,000, payable not later than six months after termination

•	Outplacement services for up to one year, not to exceed $50,000

•	Payment of the Synergy Incentive Plan amount he would have received had he remained employed by us until the end of 2011, to be paid within 90 days after the end of 2011

•	Lump sum severance payment of $1,900,000, payable not later than six months after termination

•	A gross up payment for any excise taxes relating to our merger with Allied

Without Cause by the Company or for Good Reason by the Executive within Two Years of Change in Control (other than the merger with Allied)	• •	Base salary earned but not paid and unused vacation, payable in lump sum within 60 days following termination Continued coverage under certain welfare plans for up to two years

Immediate vesting of all stock option, restricted stock and restricted stock unit awards

•	Prorated annual incentive award at an amount determined by the Compensation Committee based on actual results, payable not later than 60 days after the end of the year

•	All long-term cash incentive awards shall vest and be payable on a pro rata basis at the maximum level for performance periods beginning on or before January 1, 2009 and at an amount determined by the Compensation Committee based on actual results for performance periods beginning after January 1, 2009, payable not later than 60 days after the end of the year in which the award period ends

•	Balance of amounts credited or eligible to be credited to his deferred compensation account, plus, for all such amounts credited or eligible to be credited to such account based upon our performance on or before December 31, 2006, a gross up payment of $3,100,000, payable not later than six months after termination

•	Payment of the Synergy Incentive Plan at the maximum level, to be paid 10 days after the change in control

•	Lump sum severance payment of $1,900,000, payable not later than six months after termination

	•	Three times target annual and long-term cash incentive awards, for the year in which the termination occurs, payable in lump sum not later than six months following termination

	•	Outplacement services for up to one year, not to exceed $50,000

	•	A gross up payment for any excise taxes relating to our merger with Allied

Retirement (upon satisfying the definition of “retirement” age and notice provisions)	• •	Base salary earned but not paid and unused vacation Continued coverage under certain welfare plans for up to two years

	•	Lump sum payment of $1,900,000, payable not later than six months after termination

	•	Balance of amounts credited or eligible to be credited to his deferred compensation account, plus, for all such amounts credited or eligible to be credited to such account based upon our performance on or before December 31, 2006, a gross up payment of $3,100,000, payable not later than six months after termination

	•	For retirement on or after January 1, 2011, payment of the Synergy Incentive Plan amount he would have received had he remained employed by us until the end of 2011, to be paid within 90 days after the end of 2011

	•	For all annual and long-term cash incentive awards not determined to be earned that began on or before January 1, 2009, payment of amounts he would have received had he remained employed by us during such periods, as if all performance goals had been met at 100% of target, payable in lump sum not later than six months following retirement

	•	For all annual and long-term cash incentive awards not determined to be earned that began after January 1, 2009, a prorated payment at an amount determined by the Compensation Committee based on actual results, payable not later than 60 days after the end of the year in which the award period ends

	•	For annual and long-term cash incentive awards determined to be earned, payout would be the actual earned amount of the award, payable within 2 1/2 months after the end of the applicable performance period

	•	Immediate vesting of all unvested stock option, restricted stock and restricted stock unit awards

	•	A gross up payment for any excise taxes relating to our merger with Allied

For Cause by the Company or Without Good Reason by the Executive	• •	Base salary earned but not yet paid and unused vacation time

For termination (other than for cause) on or after January 1, 2011, payment of the actual Synergy Incentive Plan amount he would have received had he remained employed by us until the end of 2011, payable to him within 90 days after the end of 2011

	•	Balance of amounts vested in his deferred compensation account, payable not later than six months after termination

	•	A gross up payment for any excise taxes relating to our merger with Allied

Mr. Rissman. Prior to his promotion to General Counsel, Mr. Rissman had an employment agreement with us. In connection with his promotion, Mr. Rissman agreed to the termination and cancellation of his former employment agreement in return for his participation in our Executive Separation Policy. Mr. Rissman’s base salary for 2010 and 2011 is $400,000 and his target annual incentive compensation is 80% of salary, with a range of 0% to 160%

of salary. In addition, Mr. Rissman received credits to his deferred compensation account in both 2009 and 2010. Under the Executive Separation Policy and the terms of various incentive plans and awards, consideration payable to Mr. Rissman by us upon termination of employment is as follows:

Death or Disability	•	Base salary earned but not yet paid and unused vacation time

	•	Immediate vesting of all unvested stock option, restricted stock and restricted stock unit awards

	•	In the case of death, annual and long-term cash incentive awards not determined to be earned shall vest and be payable at target within 30 days after termination

	•	In the case of death, for annual and long-term cash incentive awards determined to be earned, payout would be the actual earned amount of the award, payable within 2 1/2 months after the end of the applicable performance period

	•	In the case of disability, annual and long-term cash incentive awards shall vest and be payable pro rata based on actual results within 2 1/2 months after the end of the applicable performance period

	•	Payment of the Synergy Incentive Plan at the amount he would have received had he remained employed by us until the end of 2011, to be paid within 90 days after the end of 2011

	•	Balance of amounts vested in his deferred compensation account, payable not later than six months after termination

Without Cause by the Company	•	Base salary earned but not yet paid and unused vacation time

	•	24 months of continued base salary

	•	An amount equal to a pro-rated annual bonus based upon actual performance for the year of termination, payable within 2 1/2 months after the end of the applicable performance period

	•	Payment of the Synergy Incentive Plan at the amount he would have received had he remained employed by us until the end of 2011, to be paid within 90 days after the end of 2011

	•	Continued vesting of stock options and other equity awards for a one-year period following the termination date

	•	Continued medical benefits for up to 24 months from the termination date

	•	Balance of amounts vested in his deferred compensation account, payable not later than six months after termination, except for any portion attributable to amounts credited by us which is payable on the fifth anniversary of termination

Without Cause by the Company or For Good Reason by the Executive Within One Year After a Change in Control	• •	Base salary earned but not yet paid and unused vacation time

Lump sum severance amount equal to two times his then current base salary and two times his target annual bonus, payable not later than six months after termination

	•	Immediate vesting of stock options and other equity awards

	•	Continued medical for up to two years following the termination date

	•	Payment of long-term incentives at targeted amounts, payable within 2 1/2 months after the end of the applicable performance period

	•	Payment of the Synergy Incentive Plan at the maximum level, to be paid 10 days after the change in control

	•	Balance of amounts vested in his deferred compensation account, payable not later than six months after termination, except for any portion attributable to amounts credited by us which is payable on the fifth anniversary of termination

Retirement (upon satisfying the definition of “retirement” age and notice provisions)	• •	Base salary earned but not yet paid and unused vacation time Immediate vesting of all unvested stock option, restricted stock and restricted stock unit awards

	•	Annual and long-term cash incentive awards shall vest and be payable pro rata based on actual results within 2 1/2 months after the end of the applicable performance period

	•	For retirement on or after January 1, 2011, payment of the Synergy Incentive Plan at the amount he would have received had he remained employed by us until the end of 2011, to be paid within 90 days after the end of 2011

	•	Balance of amounts vested in his deferred compensation account, payable not later than six months after termination

For Cause by the Company or Voluntarily by the Executive	•	Base salary earned but not yet paid and unused vacation time

	•	For voluntary termination on or after January 1, 2011, payment of the Synergy Incentive Plan at the amount he would have received had he remained employed by us until the end of 2011, to be paid within 90 days after the end of 2011

	•	Balance of amounts vested in his deferred compensation account, payable not later than six months after termination, except for any portion attributable to amounts credited by us which is payable on the fifth anniversary of termination

Mr. Walbridge. Mr. Walbridge entered into an employment agreement in December 2008 to be effective as of the effective time of the merger with Allied. Mr. Walbridge’s employment agreement was amended in June 2010 in conjunction with his promotion to Executive Vice President — Operations effective October 1, 2010, at which time his annual salary increased from $400,000 to $475,000. Mr. Walbridge’s target annual incentive compensation is 80% of salary, with a range of 0% to 160% of salary. The agreement also provided for Mr. Walbridge to be eligible for an equity award in early 2011, valued at $186,500, and for us to make a contribution of $65,000 in 2011 to his deferred compensation account.

Consideration payable to Mr. Walbridge by us upon termination of employment:

Death or Disability	•	Base salary earned but not yet paid and unused vacation time

	•	Immediate vesting of all unvested stock option, restricted stock and restricted stock unit awards

	•	In the case of death, annual and long-term cash incentive awards not determined to be earned shall vest and be payable at target within 30 days after termination

	•	In the case of death, for annual and long-term cash incentive awards determined to be earned, payout would be the actual earned amount of the award, payable within 2 1/2 months after the end of the applicable performance period

	•	In the case of disability, annual and long-term cash incentive awards shall vest and be payable pro rata based on actual results within 2 1/2 months after the end of the applicable performance period

	•	Payment of the Synergy Incentive Plan at the amount Mr. Walbridge would have received had he remained employed by us until the end of 2011, to be paid within 90 days after the end of 2011

	•	Balance of amounts vested in his deferred compensation account, payable not later than six months after termination

Without Cause by the Company	•	Base salary earned but not yet paid and unused vacation time

	•	12 months of continued base salary

	•	An amount equal to a pro-rated annual bonus based upon actual performance for the year of termination, payable within 2 1/2 months after the end of the applicable performance period

	•	Payment of the Synergy Incentive Plan at the amount Mr. Walbridge would have received had he remained employed by us until the end of 2011, to be paid within 90 days after the end of 2011

	•	Continued vesting of stock options and other equity awards for a one-year period following the termination date

	•	Continued medical benefits for up to 12 months from the termination date

	•	Balance of amounts vested in his deferred compensation account payable not later than six months after termination, except for any portion attributable to amounts credited by us which is payable on the fifth anniversary of termination

Without Cause by the Company or For Good Reason by the Executive Within One Year After a Change in Control	• •	Base salary earned but not yet paid and unused vacation time

Lump sum severance amount equal to two times his then current base salary and two times his target annual bonus, payable not later than six months after termination

	•	Immediate vesting of stock options and other equity awards

	•	Continued medical for up to one year following the termination date

	•	Payment of long-term incentives at targeted amounts, payable within 2 1/2 months after the end of the applicable performance period

	•	Payment of the Synergy Incentive Plan at the maximum level, to be paid 10 days after the change in control

	•	Balance of amounts vested in his deferred compensation account, payable not later than six months after termination, except for any portion attributable to amounts credited by us which is payable on the fifth anniversary of termination

Retirement (upon satisfying the company’s definition of “retirement” age and notice provisions)	• •	Base salary earned but not yet paid and unused vacation time Immediate vesting of all unvested stock option, restricted stock and restricted stock unit awards

	•	Annual and long-term cash incentive awards shall vest and be payable pro rata based on actual results within 2 1/2 months after the end of the applicable performance period

	•	For retirement on or after January 1, 2011, payment of the Synergy Incentive Plan at the amount Mr. Walbridge would have received had he remained employed by us until the end of 2011, to be paid within 90 days after the end of 2011

	•	Balance of amounts vested in his deferred compensation account, payable not later than six months after termination

For Cause by the Company or Voluntarily by the Executive	•	Base salary earned but not yet paid and unused vacation time

	•	For voluntary termination on or after January 1, 2011, payment of the Synergy Incentive Plan at the amount he would have received had he remained employed by us until the end of 2011, to be paid within 90 days after the end of 2011

	•	Balance of amounts vested in his deferred compensation account, payable not later than six months after termination, except for the portion attributable to amounts credited by us which is payable on the fifth anniversary of termination

The tables on the following pages provide information regarding benefits payable to our named executive officers upon the occurrence of certain events of termination, assuming the specified event occurred on December 31, 2010 but under the terms of current benefit plans and employment agreements or, in the case of Mr. Rissman, our Executive Separation Policy. We have not quantified the estimated welfare benefits payable because we do not believe any estimates would be meaningful. We have, however, quantified the amounts payable to Messrs. O’Connor, Slager, Holmes, Rissman and Walbridge upon the occurrence of the following events: (a) death, (b) disability, (c) termination without cause (as determined under the applicable employment agreement or the Executive Separation Policy) by us or, in the case of Messrs. O’Connor, Slager and Holmes, for good reason by the executive, (d) termination without cause by us or for good reason by the executive following a change in control and (e) retirement.

We can terminate an executive’s employment without cause at any time. In general, Messrs. Slager and Holmes can terminate their employment for good reason at any time if (a) we have materially reduced the executive’s duties and responsibilities, (b) we have breached the employment agreement and not timely cured the breach, (c) we reduce the executive’s salary by more than ten percent from the prior year (except for Mr. Slager’s agreement), (d) we have terminated or reduced the executive’s participation in one or more company-sponsored benefit plans and such termination or reduction does not apply to the other named executive officers, (e) we terminate and do not substitute a bonus plan in which the executive participates (except for Mr. Slager’s agreement), (f) the executive’s office is relocated outside of Maricopa County, Arizona, or (g) the continuation of the executive’s rolling employment period is terminated. Messrs. Rissman and Walbridge can terminate their employment for good reason during the one year period following a change in control if we reduce their salary, bonus opportunity or title.

Post-Employment Compensation — Death

					Non-Equity
			Stock	Option	Incentive Plan	Deferred
	Salary	Severance	Awards	Awards	Compensation	Compensation	Total Compensation
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	Payment ($)(6)	Payable ($)

James E. O’Connor	—	4,800,000	4,258,394	989,634	19,227,440	8,646,454	37,921,922

Donald W. Slager	2,625,000	—	5,653,394	514,601	11,918,400	2,583,279	23,294,674

Tod C. Holmes	—	1,900,000	1,970,402	395,866	9,694,600	5,181,495	19,142,363

Michael P. Rissman	—	—	534,046	81,592	1,219,893	135,037	1,970,568

Kevin Walbridge	—	—	—	174,409	1,824,680	2,531,220	4,530,309

(1)	For Mr. Slager this amount is equal to three times base salary on his date of death.

(2)	For each of Messrs. O’Connor and Holmes this amount is a set severance amount per the terms of his employment agreement.

(3)	All outstanding restricted stock and restricted stock unit awards vest upon death per the terms of the award agreements. Mr. Walbridge had no restricted stock or restricted stock units outstanding at December 31, 2010. For purposes of this table, shares are valued at $29.86 per share, the closing price on December 31, 2010.

(4)	All unvested stock options vest upon death per the terms of the award agreements. For purposes of this table, options are valued at the incremental compensation value to the executive using $29.86 per share, the closing price on December 31, 2010.

(5)	For Messrs. O’Connor and Holmes, this amount represents, for all open awards under the annual and long-term cash incentive plans, payment of amounts they would have received had they remained employed by us during such periods, as if all performance goals had been met at 100% of target, as well as payment under the Synergy Incentive Plan at the amount they would have been paid had they remained employed by us until the end of 2011. As of December 31, 2010, the 2010 annual incentive was deemed earned and the amount included for Messrs. O’Connor and Holmes is therefore the actual 2010 annual incentive. The 2009-2011 LTIP and the 2010-2012 LTIP are considered still open as of December 31, 2010 and are therefore included at target. The Synergy Incentive Plan payout is included at the maximum award. For Mr. Slager, the amount payable per his employment agreement would be the pro rata portion of the open periods under the annual and long-term cash incentive plans at an amount based on actual results and the amount he would have received under the Synergy Incentive Plan based on actual results. As of December 31, 2010, the 2010 annual incentive was deemed earned and the amount included for Mr. Slager is the actual 2010 annual incentive. The 2009-2011 and 2010-2012 LTIP amounts included for Mr. Slager are the pro rata targets. The Synergy Incentive Plan payout included for Mr. Slager is the maximum amount. Amounts included for Messrs. Rissman and Walbridge are the actual 2010 annual incentive payout, target LTIP and the Synergy Incentive Plan payout at the maximum amount per the terms of the individual plans.

(6)	For Messrs. O’Connor and Holmes, this amount includes the current balance that would be payable in each account and an amount per their employment agreement meant as an income tax gross-up payment on the deferred compensation distributions they received as a result of the merger with Allied in December 2008. The balances in deferred compensation for Messrs. O’Connor and Holmes as of December 31, 2010 were $3,446,454 and $2,081,495, respectively. These balances for Messrs. O’Connor and Holmes include $2,250,000 and $1,000,000, respectively for credits we made to their account on January 1, 2010. In addition, the amounts in this table include tax gross-up amounts of $5,200,000 and $3,100,000, respectively, as described above. For Mr. Slager, this amount equals the balance of his special supplemental retirement payment. For Messrs. Rissman and Walbridge, this amount equals the balance in their deferred compensation plan accounts, which includes credits made by the company to their accounts. Mr. Rissman received a credit of $65,000 in each of 2010 and 2009. Mr. Walbridge received a credit of $65,000 in each of 2010, 2009 and 2008.

Post-Employment Compensation — Disability

					Non-Equity
			Stock	Option	Incentive Plan	Deferred
	Salary	Severance	Awards	Awards	Compensation	Compensation	Total Compensation
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	Payment ($)(6)	Payable ($)

James E. O’Connor	—	4,800,000	4,258,394	989,634	19,227,440	8,646,454	37,921,922

Donald W. Slager	2,625,000	—	5,653,394	514,601	11,918,400	2,583,279	23,294,674

Tod C. Holmes	—	1,900,000	1,970,402	395,866	9,694,600	5,181,495	19,142,363

Michael P. Rissman	—	—	534,046	81,592	1,036,560	135,037	1,787,235

Kevin Walbridge	—	—	—	174,409	1,611,347	2,531,220	4,316,976

(1)	For Mr. Slager this amount is equal to three times base salary on the date of termination.

(2)	For each of Messrs. O’Connor and Holmes this amount is a set severance amount per the terms of his employment agreement. We maintain disability insurance on each of these individuals. In the event of disability, payments made to these individuals pursuant to a company-maintained insurance policy mitigate any salary payments reflected in this column.

(3)	All outstanding restricted stock and restricted stock unit awards vest upon disability per the terms of the award agreements. Mr. Walbridge had no restricted stock or restricted stock units outstanding at December 31, 2010. For purposes of this table, shares are valued at $29.86 per share, the closing price on December 31, 2010.

(4)	All unvested stock options vest upon disability per the terms of the award agreements. For purposes of this table, options are valued at the incremental compensation value to the executive using $29.86 per share, the closing price on December 31, 2010.

(5)	For Messrs. O’Connor and Holmes, this amount represents, for all open awards under the annual and long-term cash incentive plans, payment of amounts they would have received had they remained employed by us during such periods, as if all performance goals had been met at 100% of target, as well as payment of the Synergy Incentive Plan at the amount they would have been paid had they remained employed by us until the end of 2011. As of December 31, 2010, the 2010 annual incentive was deemed earned and the amount included for Messrs. O’Connor and Holmes is therefore the actual 2010 annual incentive. The 2009-2011 LTIP and the 2010-2012 LTIP are considered still open as of December 31, 2010 and are therefore included at target. The Synergy Incentive Plan payout is included at the maximum award. For Mr. Slager, the amount payable per his employment agreement would be the pro rata portion of the open periods under the annual and long-term cash incentive plans at an amount based on actual results and the Synergy Incentive Plan based on actual results. As of December 31, 2010, the 2010 annual incentive was deemed earned and the amount included for Mr. Slager is therefore the actual 2010 annual incentive. The 2009-2011 and 2010-2012 LTIP amounts included for Mr. Slager are the pro rata targets. The Synergy Incentive Plan payout included for Mr. Slager is the maximum amount. Amounts included for Messrs. Rissman and Walbridge are the actual 2010 annual incentive payout, pro rata target LTIP and the Synergy Incentive Plan payout at the maximum amount per the terms of the individual plans.

(6)	For Messrs. O’Connor and Holmes, this amount includes the current balance that would be payable in each account, amounts they were eligible to be credited (even if the grant date had not yet occurred) and an amount per their employment agreement meant as an income tax gross-up payment on the deferred compensation distributions they received as a result of the merger with Allied in December 2008. The balances in deferred compensation for Messrs. O’Connor and Holmes as of December 31, 2010 were $3,446,454 and $2,081,495 respectively. These balances for Messrs. O’Connor and Holmes include $2,250,000 and $1,000,000, respectively, for credits we made to their account on January 1, 2010 per their agreements. In addition, the amounts in this table include tax gross-up amounts of $5,200,000 and $3,100,000, respectively as described above. For Mr. Slager, this amount equals the balance off his special supplemental retirement payment. For Messrs. Rissman and Walbridge, this amount equals the balance in their deferred compensation plan accounts, which includes credits made by the company to their accounts. Mr. Rissman received a credit of $65,000 in each of 2010 and 2009. Mr. Walbridge received a credit of $65,000 in each of 2010, 2009 and 2008.

Post-Employment Compensation — Termination Without Cause by the Company
or for Good Reason by the Executive

					Non-Equity
			Stock	Option	Incentive Plan	Deferred		Total
	Salary	Severance	Awards	Awards	Compensation	Compensation	Outplacement	Compensation
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	Payment ($)(6)	Services ($)	Payable ($)

James E. O’Connor	—	4,800,000	4,258,394	989,634	18,602,440	8,646,454	—	37,296,922

Donald W. Slager	2,625,000	—	1,154,686	—	11,918,400	2,583,279	50,000	18,331,365

Tod C. Holmes	—	1,900,000	1,970,402	395,866	9,444,600	5,181,495	50,000	18,942,363

Michael P. Rissman(7)	800,000	—	133,504	27,670	919,893	135,037	—	2,016,104

Kevin Walbridge	475,000	—	—	70,871	1,404,680	2,531,220	—	4,481,771

(1)	For Messrs. Slager, Rissman and Walbridge, this amount is equal to three times, two times and one times base salary, respectively, on the date of termination. For Mr. Rissman, this amount is established according to the terms of the Executive Separation Policy for a termination without cause. Messrs. Rissman and Walbridge are not eligible for post-employment compensation if they resign their employment with us for any reason absent a change in control.

(2)	For each of Messrs. O’Connor and Holmes this amount is a set severance amount per the terms of his employment agreement.

(3)	For Messrs. O’Connor and Holmes, all unvested restricted stock and restricted stock unit awards vest upon termination for good reason or without cause. For Mr. Slager, restricted stock and restricted stock unit awards that would have become vested during the year of termination and his January 31, 2009 restricted stock award vest upon termination for good reason or without cause. For Messrs. Rissman and Walbridge, stock options and other equity awards would continue to vest for one year following termination without cause. For purposes of this table, shares are valued at $29.86 per share, the closing price on December 31, 2010. Mr. Walbridge had no restricted stock or restricted stock units outstanding as of December 31, 2010.

(4)	For Messrs. O’Connor and Holmes, all unvested stock options vest upon termination for good reason or without cause. For Mr. Slager, stock options that would have become vested during the year of termination vest upon termination for good reason or without cause. For Messrs. Rissman and Walbridge, stock options and other equity awards would continue to vest for one year following termination without cause. For purposes of this table, options are valued at the incremental compensation value to the executive using $29.86 per share, the closing price on December 31, 2010.

(5)	For Messrs. O’Connor and Holmes, this amount represents the annual incentive award based on actual results and, for long-term cash incentive plans beginning on or before January 1, 2009, the pro rata maximum award, as well as payment under the Synergy Incentive Plan at the amount they would have been paid had they remained employed by us until the end of 2011. For Messrs. O’Connor and Holmes long-term cash incentive plans beginning after January 1, 2009 will be payable at pro rata actual. For Messrs. O’Connor and Holmes, this table reflects 2010 annual incentive at actual, the 2009-2011 LTIP at the pro rata maximum and the 2010-2012 LTIP at pro rata target. The Synergy Incentive Plan payout is included at the maximum award. For Mr. Slager, the amount payable would be the pro rata portion of the open periods under the annual and long-term cash incentive and synergy plans at an amount based on actual results. As of December 31, 2010, the 2010 annual incentive was deemed earned and the amount included for Mr. Slager is therefore the actual 2010 annual incentive. The 2009-2011 LTIP and 2010-2012 LTIP amounts included for Mr. Slager are the pro rata targets. The Synergy Incentive Plan amount included for Mr. Slager is the maximum. For Messrs. Rissman and Walbridge, the amount payable would be the pro rata annual incentive based upon actual performance for the year of termination. As of December 31, 2010, the 2010 annual incentive was deemed earned and the amount included for Messrs. Rissman and Walbridge is therefore the actual 2010 annual incentive. Under the terms of the Synergy Incentive Plan, Messrs. Rissman and Walbridge would be eligible to receive payment of the actual earned amounts. The Synergy Plan Incentive amount included for Messrs. Rissman and Walbridge is the maximum.

(6)	For Messrs. O’Connor and Holmes, this amount includes the current balance that would be payable in each account, amounts they were eligible to be credited (even if the grant date had not yet occurred) and an amount per their employment agreement meant as an income tax gross-up payment on the deferred compensation distributions they received as a result of the merger with Allied in December 2008. The balances in deferred compensation for Messrs. O’Connor and Holmes as of December 31, 2010 were $3,446,454 and $2,081,495 respectively. These balances for Messrs. O’Connor and Holmes include $2,250,000 and $1,000,000, respectively, for credits we made to their account on January 1, 2010 per their agreements. In addition, the amounts in this table include tax gross-up amounts of $5,200,000 and $3,100,000, respectively as described above. For Mr. Slager, this amount equals the balance of his special supplemental retirement payment. For Messrs. Rissman and Walbridge, this amount equals the balance in their deferred compensation plan accounts, which includes credits made by the company to their accounts. Mr. Rissman received credits of $65,000 in both 2010 and 2009. Mr. Walbridge received credits of $65,000 in 2010, 2009 and 2008.

(7)	Unlike Messrs. O’Connor, Slager and Holmes, Messrs. Rissman and Walbridge are not entitled to compensation if they voluntarily terminate without a change of control. However, in the event of such a voluntary termination as of December 31, 2010, under the terms of the Executive Incentive Plan they would be entitled to payment of their actual 2010 annual incentive since it was considered earned December 31, 2010 and under the terms of the Synergy Plan would be entitled to payment of the actual earned amount.

Post-Employment Compensation — Termination Without Cause by the Company
or for Good Reason by the Executive — Following a Change in Control(1)

	Severance				Non-Equity
		Incentive	Stock	Option	Incentive Plan	Deferred		Section 280g	Total
	Salary	Compensation	Awards	Awards	Compensation	Compensation	Outplacement	Excise Tax	Compensation
Name	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	Payment ($)(7)	Services ($)	Payment ($)(8)	Payable ($)

James E. O’Connor	4,800,000	8,040,000	4,258,394	989,634	18,602,440	8,646,454	—	—	45,336,922

Donald W. Slager	2,625,000	5,100,000	1,154,686	—	11,918,400	2,583,279	50,000	3,938,687	27,370,052

Tod C. Holmes	1,900,000	3,225,000	1,970,402	395,866	9,444,600	5,181,495	50,000	—	22,167,363

Michael P. Rissman	800,000	640,000	534,046	81,592	1,219,893	135,037	—	—	3,410,568

Kevin Walbridge	950,000	760,000	—	174,409	1,824,680	2,531,220	—	—	6,240,309

(1)	The payments set forth above apply in the case of termination without cause by us or a termination for good reason by the executive if the termination occurs within two years following a change in control, for Messrs. O’Connor, Slager and Holmes, and one year following a change in control, for Messrs. Rissman and Walbridge.

(2)	For each of Messrs. O’Connor and Holmes this amount is a set severance amount per the terms of his employment agreement. For Messrs. Slager, Rissman and Walbridge, this amount is equal to three times, two times and two times their base salary, respectively, on the date of termination.

(3)	For Messrs. O’Connor and Holmes, this amount is equal to three times target annual and long-term cash incentive awards for the year in which the termination is assumed to have occurred. For Mr. Slager, this amount is equal to three times his target annual and long-term award, for the performance period ending prior to the year in which the termination occurs. For Messrs. Rissman and Walbridge, this amount is equal to two times their target annual awards.

(4)	For Messrs. O’Connor and Holmes, all outstanding restricted stock and restricted stock unit awards vest upon termination for good reason or without cause within two years following a change in control. For Mr. Slager, only his January 31, 2009 restricted stock award and restricted stock and restricted stock unit awards that would have become vested during the year of termination would vest upon termination for good reason or without cause within six months prior to or two years following a change in control. For Messrs. Rissman and Walbridge, all outstanding restricted stock and restricted stock unit awards vest upon termination for good reason or without cause within one year following a change in control. For purposes of this table, shares are valued at $29.86 per share, the closing price on December 31, 2010.

(5)	For Messrs. O’Connor and Holmes, all unvested stock options vest upon termination for good reason or without cause within two years following a change in control. For Mr. Slager, stock options that would have become vested during the year of termination vest upon termination for good reason or without cause within six months prior to or two years following a change in control. For Messrs. Rissman and Walbridge, all unvested stock options would vest immediately following termination for good reason or without cause within one year following a change in control. For purposes of this table, options are valued at the incremental compensation value to the executive using $29.86 per share, the closing price on December 31, 2010.

(6)	For Messrs. O’Connor and Holmes, this amount represents the annual incentive award based on actual results and, for long-term cash incentive plans beginning on or before January 1, 2009, the pro rata maximum, as well as payment of the Synergy Incentive Plan at the maximum amount. For Messrs. O’Connor and Holmes, long-term cash incentive plans beginning after January 1, 2009 will be payable at pro rata actual. For Messrs. O’Connor and Holmes, this table reflects 2010 annual incentive at actual, the 2009-2011 LTIP at the pro rata maximum and the 2010-2012 LTIP at pro rata target. For Mr. Slager, the amount payable would be the pro rata portion of the open periods under the annual and long-term cash incentive plans at an amount based on actual results. As of December 31, 2010, the 2010 annual incentive was deemed earned and the amount included for Mr. Slager is therefore the actual 2010 annual incentive. The 2009-2011 LTIP and the 2010-2012 LTIP amounts included for Mr. Slager are the pro rata targets. For Messrs. Rissman and Walbridge, the amount payable would be the long-term incentive at target. As of December 31, 2010, the 2010 annual incentive was deemed earned and the amount included for Messrs. Rissman and Walbridge is therefore the actual 2010 annual incentive. The 2009-2011 LTIP and 2010-2012 LTIP are included at target. Per the terms of the Synergy Incentive Plan, the plan would be paid out at 100% of maximum upon a change in control. Therefore, the Synergy Plan Incentive amount included for each of Messrs. O’Connor, Slager, Holmes, Rissman and Walbridge is the full maximum.

(7)	For Messrs. O’Connor and Holmes, this amount includes the current balance that would be payable in each account, amounts they were eligible to be credited (even if the grant date had not yet occurred) and an amount per their employment agreement meant as an income tax gross-up payment on the deferred compensation distributions they received as a result of the merger with Allied in December 2008. The balances in deferred compensation for Messrs. O’Connor and Holmes as of December 31, 2010 were $3,446,454 and $2,081,495 respectively. These balances for Messrs. O’Connor and Holmes include $2,250,000 and $1,000,000, respectively, for credits we made to their account on January 1, 2010 per their agreements. In addition, the amounts in this table include tax gross-up amounts of $5,200,000 and $3,100,000, respectively as described above. For Mr. Slager, this amount equals the balance of his supplemental special retirement payment. For Messrs. Rissman and Walbridge, this amount equals the balance in their deferred compensation plan accounts, which includes credits made by the company to their accounts. Mr. Rissman received a credit of $65,000 in each of 2010 and 2009. Mr. Walbridge received a credit of $65,000 in each of 2010, 2009 and 2008.

(8)	Mr. Slager is entitled under his employment agreement to a gross up payment subject to certain restrictions for any excise taxes that may be due on account of a change in control. The amount reflected above assumes that a change in control occurred on December 31, 2010, that Mr. Slager was terminated without cause on December 31, 2010 and that all restrictions on the payment were satisfied.

Post-Employment Compensation — Retirement

					Non-Equity	Deferred
	Salary	Bonus	Stock Awards	Option Awards	Incentive Plan	Compensation	Total Compensation
	($)	($)	($)(1)	($)(2)	Compensation ($)(3)	Payment ($)(4)	Payable ($)(5)

James E. O’Connor	4,800,000	—	4,258,394	989,634	3,394,107	8,646,454	22,088,589

Donald W. Slager	—	—	5,653,394	514,601	1,918,400	2,583,279	10,669,674

Tod C. Holmes	1,900,000	—	1,970,402	395,866	1,361,267	5,181,495	10,809,030

Michael P. Rissman	—	—	534,046	81,592	503,227	135,037	1,253,902

Kevin Walbridge	—	—	—	174,409	611,347	2,531,220	3,316,976

(1)	All outstanding restricted stock and restricted stock unit awards vest upon retirement per the terms of the award agreements. For purposes of this table, shares are valued at $29.86 per share, the closing price on December 31, 2010.

(2)	All unvested stock options vest upon retirement per the terms of the award agreements. For purposes of this table, options are valued at the incremental compensation value to the executive using $29.86 per share, the closing price on December 31, 2010.

(3)	For Messrs. O’Connor and Holmes, this amount represents the target annual incentive award and long-term cash incentive plan award for all plans beginning on or before January 1, 2009 as if they had remained employed by us during such periods. For annual and long-term cash incentive plans deemed earned, payout would be the actual earned amount of the award. For Messrs. O’Connor and Holmes annual and long-term cash incentive plans beginning after January 1, 2009 will be payable at pro rata actual. For Messrs. O’Connor and Holmes, this table reflects 2010 annual incentive at actual, the 2009-2011 LTIP at full target award and the 2010-2012 LTIP at pro rata target. For Messrs. Slager, Rissman and Walbridge, payout would be a prorated payment under the annual and long-term cash incentive plans based on actual results. For Messrs. Slager, Rissman and Walbridge, this table shows the 2010 annual incentive at actual and the 2009-2011 LTIP and 2010-2012 LTIP at pro rata target.

(4)	For Messrs. O’Connor and Holmes, this amount includes the current balance that would be payable in each account, amounts they were eligible to be credited (even if the grant date had not yet occurred) and an amount per their employment agreement meant as an income tax gross-up payment on the deferred compensation distributions they received as a result of the merger with Allied in December 2008. The balances in deferred compensation for Messrs. O’Connor and Holmes as of December 31, 2010 were $3,446,454 and $2,081,495 respectively. These balances for Messrs. O’Connor and Holmes include $2,250,000 and $1,000,000, respectively, for credits we made to their account on January 1, 2010 per their agreements. In addition, the amounts in this table include tax gross-up amounts of $5,200,000 and $3,100,000, respectively as described above. For Mr. Slager, this amount equals the balance of his special supplemental retirement payment. For Messrs. Rissman and Walbridge, this amount equals the balance in their deferred compensation plan accounts, which includes credits made by the company to their accounts. Mr. Rissman received a credit of $65,000 in each of 2010 and 2009. Mr. Walbridge received a credit of $65,000 in each of 2010, 2009 and 2008.

(5)	As of December 31, 2010, Messrs. Slager, Rissman and Walbridge would not qualify for retirement. Amounts shown are estimates of amounts payable had they qualified as of December 31, 2010. Messrs. O’Connor and Holmes would have met the retirement qualifications under their contracts if they had given twelve months of notice to us. The amounts shown above assume they would have given notice of retirement to meet the qualifications. For Mr. O’Connor, the amount reflected above is an estimate of the amount payable per the terms of his employment agreement. See “Employment Agreements and Post-Employment Compensation” for a description of the terms of Mr. O’Connor’s retirement agreement.

Messrs. O’Connor and Holmes are entitled under their employment agreements to a gross up payment for any excise taxes that may be due as a result of our merger with Allied. While we believe that any future payments under their contracts should not be subject to excise taxes, if it is subsequently determined that some or all of their payments are contingent on our merger with Allied and are not reasonable compensation for their services, they would be entitled to a gross up payment not to exceed $7,296,096 for Mr. O’Connor and $3,639,503 for Mr. Holmes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have a written Related Party Transactions Policy. This policy requires that any transaction for which disclosure is required under Item 404 of Regulation S-K (an “S-K Transaction”) be approved by both our Chief Executive Officer and the Board’s Audit Committee. Under this policy, the related party must disclose in writing to the General Counsel the material facts of the proposed S-K Transaction and the General Counsel (or designee) will then submit the written disclosure to the Audit Committee for approval. If the proposed S-K Transaction involves the General Counsel, the written disclosure must be provided to the Chief Executive Officer. As part of its due diligence, the Audit Committee will review and determine, with the advice and assistance of such advisors as it deems appropriate, whether the S-K Transaction would present an improper conflict of interest. The Audit Committee may consider the following factors, among others: (1) whether the transaction terms are at least as favorable to us as those that could be obtained in a transaction between us and an unrelated party; (2) whether there are any compelling business reasons for us to enter into the transaction; and (3) whether the transaction would impair the independence of an otherwise independent director.

On December 2, 2008, we entered into a Letter Agreement with certain of the Blackstone Entities that grants the Blackstone Entities certain registration rights with respect to the shares of Republic received by the Blackstone Entities in the merger.

As part of the merger with Allied, we acquired a five-year participation agreement (“Participation Agreement”) with CoreTrust Purchasing Group LLC (“CPG”) designating CPG as exclusive agent for our purchase of certain goods and services. This agreement was originally entered into on June 20, 2006. CPG is a “group purchasing organization” which, on behalf of its various participants in its group purchasing program, secures from vendors pricing terms for goods and services on a more favorable basis than participants could obtain for themselves on an individual basis. Goods and services included under this Participation Agreement include equipment, products, supplies and services available pursuant to vendor contracts between vendors and CPG. In connection with purchases by its participants (including us), CPG receives a commission from each vendor based on the amount of products and services purchased. Under the Participation Agreement, we must purchase 80% of specified goods and services for certain of our office locations through CPG. In 2010, approximately $66.25 million worth of goods and services were purchased through CPG.

CPG will remit at least half of the commissions received from vendors in respect of our purchases under the Participation Agreement to Blackstone GPO L.L.C. or one of its affiliates (“Blackstone GPO”) in consideration for Blackstone GPO’s facilitating our participation with CPG and monitoring the services that CPG provides to us. Blackstone GPO is an affiliate of Blackstone Management Associates II, L.L.C., the founding member of which was a more than 5% beneficial owner of our stock (through his control of the Blackstone Entities) and which has one representative on our Board.

Effective January 31, 2011, none of the Blackstone Entities or their founding member is a 5% beneficial owner of our stock. Their representative on our Board, Mr. Foley, is not standing for re-election at the Annual Meeting and will no longer be a Board member immediately following the Annual Meeting.

As of March 15, 2011, Cascade Investment, L.L.C. (“Cascade”) and the Bill & Melinda Gates Foundation Trust (the “Trust”) owned an aggregate of 58,754,169 shares of our common stock. On November 3, 2010, we entered into a standstill agreement (the “Standstill Agreement”) with Cascade and the Trust, under which each of Cascade and the Trust agreed that from November 3, 2010 until the Standstill Agreement is terminated (the “Standstill Period”), and subject to certain exceptions, it shall not, and shall cause its current and future affiliates not to (the Trust, Cascade and such affiliates collectively, the “Prohibited Persons”), directly or indirectly, without the prior written approval of the Board:

•	acquire, propose or agree to acquire, by purchase or otherwise, shares of our common stock if such acquisition would result in the Prohibited Persons collectively having beneficial ownership of 25% or more of the then outstanding shares of common stock (the “Percentage Limitation”), subject to exceptions for acquisitions by way of stock dividends or other distributions by our company and for certain permitted acquisition transactions that are recommended by the Board and supported by a fairness opinion of an investment banking firm;

•	form or join any group with respect to our common stock other than a group, if any, consisting solely of Mr. Gates, the Trust, Cascade and/or any of their subsidiaries;

•	deposit any of our common stock in a voting trust or subject any of our common stock to any voting agreement or similar arrangement;

•	become a participant in any solicitation of proxies or to seek to influence any person with respect to the voting of our common stock, except in accordance with matters recommended by the Board; or

•	take any action, alone or in concert with any other person or group, to seek control of our company or otherwise seek to circumvent the limitations of the provisions of the Standstill Agreement.

The Standstill Agreement will remain in effect until the earliest to occur of the following (as a result of which the Standstill Agreement shall immediately terminate):

•	termination by the written agreement of each of Republic, the Trust and Cascade;

•	upon written notice by the Trust and Cascade to us, any time after a third party other than the Trust or Cascade or any of their respective subsidiaries or affiliates (i) commences a tender offer or exchange offer for at least 50% of our outstanding common stock or (ii) enters into a definitive agreement with our company contemplating the acquisition (by way of merger, tender offer, consolidation, business combination or otherwise) of at least 50% of our outstanding common stock or all or any material portion of the consolidated assets of our company;

•	upon written notice by the Trust and Cascade to us, any time after the Trust and Cascade in the aggregate have acquired beneficial ownership of 15% or more of our outstanding common stock but thereafter have disposed of shares of our common stock such that their aggregate beneficial ownership at such time is less than 15% of our then outstanding common stock;

•	November 3, 2013; or

•	on February 9, 2011, if Cascade and the Trust are not as of such date the beneficial owners in the aggregate of 15% or more of our outstanding common stock (which event will not occur as Cascade and the Trust went over 15% in December 2010).

On December 3, 2010, we purchased approximately 50 acres of real property adjacent to our National Serv-All Landfill in Ft. Wayne, Indiana. We purchased this land for approximately $3.5 million from Southwest Development Group, Ltd. (“Southwest”), an entity in which Greg Walbridge, the brother of our Executive Vice President — Operations, Kevin Walbridge, has an ownership interest. Based on his percentage ownership interest in Southwest, Greg Walbridge had an approximately $1.4 million interest in this transaction. This transaction received all required approvals under our Levels of Authority Policy, and also was approved by our Audit Committee that is comprised solely of independent directors.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are asking our stockholders to cast an advisory, non-binding vote on the compensation of our named executive officers. This proposal, commonly referred to as a “say-on-pay” proposal, gives stockholders the opportunity to endorse, not endorse or abstain from voting on our executive compensation programs and policies. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation principles, policies and practices described in this proxy statement. The Dodd-Frank Act requires that we submit a proposal to stockholders similar to this proposal at least every three years.

In considering their vote, stockholders may wish to review with care the information regarding our named executive officers’ compensation appearing under the caption “Executive Compensation” on pages 25 through 58 of this proxy statement, including the “Compensation Discussion and Analysis” beginning on page 25.

Our executive compensation program is designed to attract and retain our executives and to motivate them to increase stockholder value on both an annual and a longer-term basis primarily by improving our earnings and return on invested capital and generating increasing levels of free cash flow. The Compensation Committee believes that our executive compensation program reflects a strong pay-for-performance philosophy and drives the alignment of stockholder and management interests. Highlights of the program include the following:

•	Compensation for our executives is weighted primarily toward incentive forms of compensation, including annual and long-term performance-based cash compensation and equity compensation. This places a significant amount of their total compensation at risk.

•	Our regular cash incentive compensation program rewards executives and other management employees for achieving annual corporate goals relating to earnings per share and free cash flow and three-year corporate goals relating to free cash flow and return on invested capital, all of which are closely tied to the financial rewards received by our stockholders.

•	To drive our successful integration with Allied following our 2008 merger, we established a one-time cash incentive program that rewards executives and other management employees based on our realization of cost savings synergies in connection with the merger. This has produced outstanding results. Accomplishing the first successful large-scale merger in the solid waste industry, management has realized approximately $190 million of annual run-rate integration synergies, which is $40 million higher than the target set at the time of the merger.

•	We make annual equity awards to our executives and other management employees that include a mix of restricted stock/restricted stock units and stock options. These awards vest over four years to further align long-term management and stockholder interests and to promote executive retention.

•	We require all of our executives and other senior level management employees to hold a significant amount of our stock.

•	Our Compensation Committee is advised by an independent compensation consultant that does not perform any work for management.

The Compensation Committee believes that the compensation of our named executive officers has been effective in driving outstanding financial performance and superior returns to stockholders. Our current compensation structure dates back to 2001, when our Compensation Committee adopted a long-term cash incentive plan designed to reward our executives’ ability to generate increasing amounts of free cash flow and improving returns on invested capital over extended periods of time. Over the last ten years, the compound annual growth rate of our stock (which includes stock price appreciation and assumes the reinvestment of dividends) has been 11.7%, compared to the 1.4% compound annual growth rate of the S&P 500 Index during the same period.

Accordingly, we are submitting the following resolution for stockholder vote at the Annual Meeting:

‘‘RESOLVED, that the stockholders of Republic approve, on an advisory basis, the compensation of Republic’s named executive officers as disclosed in the Proxy Statement for the 2011 Annual Meeting under the heading “Executive Compensation,” including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other tables and narrative disclosures set forth thereunder.”

This vote is an advisory vote, and therefore the result will not be binding on us. Although the vote is non-binding, the Compensation Committee, which is comprised of independent directors and is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders. Accordingly, the Compensation Committee will review the results of voting on this proposal, seek to determine the cause or causes of any significant negative voting results and take these matters into consideration when making future compensation decisions for named executive officers.

The Board recommends a vote “FOR” approval of the compensation of our named executive officers.

PROPOSAL 3
ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, we are asking our stockholders to cast an advisory, non-binding vote on whether the advisory vote on our executive compensation should be held every one, two or three years. Stockholders may also abstain from voting on this proposal. The Dodd-Frank Act requires that we submit a proposal to stockholders similar to this proposal at least every six years.

After careful consideration, the Board recommends that future advisory votes on executive compensation occur every three years. The Board believes that conducting the advisory vote on executive compensation every three years is optimal for a number of reasons, including:

•	Our executive compensation program is designed to support long-term value creation. As described under “Compensation Discussion and Analysis” beginning on page 25, a significant portion of our executives’ compensation is weighted toward cash incentive compensation that is earned over a three-year performance period and equity compensation that vests over a four-year service period. A vote every three years will allow the stockholders to evaluate our compensation program over a multi-year horizon.

•	As described under “Executive Compensation — Compensation Program as It Relates to Risk Management,” our executive compensation program does not encourage risk taking that could be a concern to our stockholders.

•	Historically, our compensation program has not changed significantly from year to year. An exception to this general rule is the Synergy Incentive Plan, which was specifically designed to incentivize management to achieve cost savings in connection with our merger with Allied. This Synergy Incentive Plan was part of the Executive Incentive Plan submitted to and approved by stockholders at our Annual Meeting in 2009.

•	An advisory vote every three years reflects the appropriate time frame for our Compensation Committee to evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of that vote with stockholders to the extent needed, to develop and implement any adjustments to our executive compensation program that may be appropriate in light of a past advisory vote on executive compensation, and for stockholders to see and evaluate the result of the Compensation Committee’s actions.

We encourage stockholders who have concerns about executive compensation during the interval between say-on-pay votes to bring their specific concerns to the attention of the Board or the Compensation Committee. Please refer to “Board of Directors and Corporate Governance Matters — Communications with the Board of Directors” in this proxy statement for information about communicating with the Board and its committees. We regularly and actively engage in discussions with our stockholders regarding a variety of topics. The advisory vote on executive compensation is an additional, but non-exclusive method for stockholders to communicate their views regarding our executive compensation program and policies.

This vote is an advisory vote, and therefore the result will not be binding on us. Although the vote is non-binding, the Board and the Compensation Committee value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

The Board recommends that you vote to recommend that we conduct future advisory votes on executive compensation every “three years”.

PROPOSAL 4
APPROVAL OF THE AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN

Republic seeks stockholder approval of an amendment and restatement to the Republic Services, Inc. 2007 Stock Incentive Plan (the “2007 Plan”). Our stockholders approved the 2007 Plan four years ago. Fewer than 1,000,000 shares currently remain available for grant under the 2007 Plan. As is set forth more fully below, we seek stockholder approval to amend and restate the 2007 Plan to increase the number of shares available for grant and to modernize the plan in light of current market practices, among other reasons. The Board recommends a vote “FOR” the approval of the proposed Amended and Restated Republic Services, Inc. 2007 Stock Incentive Plan (the “Amended and Restated Plan”).

Background

In February 2007, our Board adopted the 2007 Plan, subject to approval by our stockholders, which was obtained on May 17, 2007. Effective as of January 1, 2009, the Board amended the 2007 Plan. As of December 31, 2010, we had issued a total of 667,378 shares of common stock under the 2007 Plan, and a total of 7,193,474 shares were issuable pursuant to outstanding options and other awards under the 2007 Plan.

On March 23, 2011, the Board adopted the Amended and Restated Plan, subject to approval by our stockholders. If approved, the Amended and Restated Plan (described in detail below) will become effective as of the date of approval by our stockholders, and will remain in effect until March 23, 2021, unless terminated by our Board at an earlier date. If the Amended and Restated Plan is not approved by our stockholders, the 2007 Plan will continue in existence in its current state.

As of March 23, 2011, we had 942,768 shares available for grant under the 2007 Plan and 15,349,619 shares available for grant under the Republic Services, Inc. 2006 Incentive Plan (f/k/a Allied Waste Industries, Inc. 2006 Incentive Plan) (the “2006 Plan”). As of March 23, 2011, there were no shares available for grant under the Republic Services, Inc. 2005 Non-Employee Director Equity Compensation Plan (f/k/a Allied Waste Industries, Inc. 2005 Non-Employee Director Equity Compensation Plan). The number of options outstanding under all plans as of March 23, 2011 was 15,963,906 with a weighted average exercise price of $25.87 per share and weighted average remaining term of 4.81 years. The number of restricted stock or restricted stock unit awards outstanding was 934,374 as of March 23, 2011.

The number of shares of common stock available for issuance under the Amended and Restated Plan on or after the date the stockholders approve the Amended and Restated Plan, referred to in this Proposal 4 as the effective date, is 21,000,000 new shares, plus any shares available for issuance under the 2007 Plan as of the effective date. In addition to the 21,000,000 new shares, and the carryover of the remaining shares from the 2007 Plan as of the effective date, any shares of common stock covered by an award (or portion of an award) granted under the Amended and Restated Plan or the 2007 Plan that is forfeited, expires or otherwise terminated or settled in cash without delivery of shares, will be available for award under the Amended and Restated Plan. Any shares tendered or withheld to pay the exercise price or withholding tax liability for any option or any award and any shares purchased by us on the open market using proceeds from the exercise of options under the 2007 Plan or the Amended and Restated Plan after the effective date (plus the tax benefit that could be realized by us as a result of such exercise), will also be available for awards under the Amended and Restated Plan. As of March 23, 2011, there were 10,052,680 shares issuable pursuant to outstanding options and other awards under the 2007 Plan, any of which might be available for awards under the Amended and Restated Plan as described above. No further awards will be made under the 2006 Plan after the effective date of the Amended and Restated Plan.

Rationale for the Changes

The Board believes that the Amended and Restated Plan will advance our long-term success by encouraging stock ownership among key employees and members of our Board who are not employees. In addition, the Board believes that a fundamental objective of a long-term incentive compensation program is the alignment of management and stockholders interests. The Amended and Restated Plan allows for several forms of awards based on the value of our common stock and for the utilization of performance-based vesting targets that measure operational and financial performance improvements relevant to stockholder value.

As part of the changes to the 2007 Plan, the Amended and Restated Plan increases, subject to stockholder approval, the number of shares of common stock available for issuance on or after the effective date of the Amended and Restated Plan to 21,000,000 new shares, plus any shares available for issuance under the 2007 Plan as of the effective date, and makes other changes. Most of the other changes to the 2007 Plan are intended to modernize the plan in light of current market practices. The remainder of the changes to the 2007 Plan reflect certain technical or administrative modifications and conforming changes in light of the substantive amendments.

Section 162(m) of the Internal Revenue Code (the “Code”) requires certain provisions of the 2007 Plan to be periodically resubmitted to, and reapproved by, our stockholders to qualify for an exemption from the $1 million limit that otherwise applies to tax-deductible compensation to “covered employees.” Stockholder approval of the Amended and Restated Plan is intended to comply with that requirement.

Principal Changes to the 2007 Plan

The principal changes to the 2007 Plan accomplished by the Amended and Restated Plan for which we are seeking your approval are to:

•	increase the total number of shares of common stock authorized for issuance on or after the effective date of the Amended and Restated Plan to 21,000,000 new shares, plus any shares available for issuance under the 2007 Plan as of the effective date and any shares that may become available for issuance due to forfeited awards and other events, and limit the maximum number of shares available for issuance under incentive stock options granted under the Amended and Restated Plan to 21,000,000;

•	count only the net shares issued to a participant for purposes of determining the number of shares available for grant under the Amended and Restated Plan, if shares are tendered or withheld to pay the exercise price or withholding tax liabilities of any option or other award;

•	allow shares acquired by the Company in the open market using proceeds from the exercise after the effective date of options granted under the 2007 Plan or the Amended and Restated Plan and the tax benefits that could be realized by the Company as a result of the exercise of options to be available for awards under the plan;

•	provide that substitute awards, and shares which are available under any pre-existing plans acquired in a business combination and used for awards, will not reduce the shares available for grant under the Amended and Restated Plan;

•	discontinue the use of our 2006 Incentive Stock Plan (which was the Allied equity incentive plan in effect at the time of our merger with Allied) and our 2005 Non-Employee Director Equity Compensation Plan (f/k/a Allied Waste Industries, Inc. 2005 Non-Employee Director Equity Compensation Plan);

•	extend the term of the 2007 Plan to March 23, 2021;

•	subject to limited exceptions, provide that awards to employees of restricted stock and restricted stock units that are not subject to performance-based vesting vest over a period of not less than three years and provide that those which are subject to performance-based vesting vest over a period of not less than one year, except that such limitation will not apply for up to a total of 1,000,000 shares available under the Amended and Restated Plan;

•	provide that dividends payable on restricted stock that is subject to performance-based vesting will be held in escrow by the Company until the restrictions on the restricted stock have lapsed;

•	provide that dividend equivalents payable on restricted stock units that are subject to performance-based vesting will be deferred until the restrictions on such units have lapsed;

•	provide that the performance period for performance shares and performance units will not be shorter than 12 months nor longer than 5 years;

•	authorize the Compensation Committee of the Board to grant shares as a bonus, or to grant shares or other awards under the Amended and Restated Plan in lieu of obligations to make other payments under plans or compensatory arrangements;

•	authorize the Compensation Committee to grant dividend equivalents on a free-standing basis or in connection with another award;

•	amend the definition of change in control to mirror the definition set forth in our Executive Incentive Plan (which was approved by stockholders in 2009) and our Executive Separation Policy; and

•	subject to limited exceptions, prohibit “single trigger” vesting in the event of a change in control so that an award may not accelerate if the surviving entity maintains or substitutes for the award and the participant does not have a termination within 24 months after the change in control.

Description of the Plan

A copy of the Amended and Restated Plan, marked to show the changes from the 2007 Plan, as amended prior to the amendment and restatement, is attached hereto as Appendix A and is hereby incorporated into this proxy statement by reference. The following summary of key provisions of the Amended and Restated Plan, as well as the other summaries and descriptions relating to the plan contained elsewhere in this Proposal 4, are each qualified in their entirety by reference to the full text of the Amended and Restated Plan.

Purpose of the Plan

The purpose of the Amended and Restated Plan is to align stockholder and management interests through stock and performance-based awards linked to stockholder value and to give us a competitive advantage in attracting and retaining key employees and directors.

Eligibility and Participation

Officers, directors, and employees (including prospective employees) of our Company, its subsidiaries and affiliates will be eligible to participate in the Amended and Restated Plan, as determined by the Board or a committee of the Board. As of December 31, 2010, there were approximately 30,000 employees, of which five were named executive officers, and eleven non-employee directors that are eligible to participate in the Amended and Restated Plan.

Administration of the Plan

With respect to officers and employees, the Amended and Restated Plan will be administered by the Compensation Committee, comprised exclusively of independent non-employee directors in accordance with NYSE listing requirements, Rule 16b-3 under the Exchange Act and Section 162(m) of the Code. The Compensation Committee will have full authority to administer the Amended and Restated Plan, including the authority to determine who will receive awards, to establish the specific terms that will govern awards as will be set forth in individual award agreements and to interpret awards and Amended and Restated Plan provisions.

The Compensation Committee is permitted to delegate the performance of certain functions, including administrative functions, of the Amended and Restated Plan to our officers or managers, or committees of them. The delegation is required to be accomplished in a manner that does not result in the loss of an exemption under Rule 16b-3 under the Exchange Act for awards or cause awards to “covered employees” that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code to fail to so qualify.

If no such committee of the Board exists, or for any other reason determined by the Board, then the Board will administer the plan, except that any awards to a “covered employee” may only be made by a committee of the Board. With respect to awards to non-employee directors, the Amended and Restated Plan will be administered by the Board, which is considered the “committee” for purposes of the plan. As used in this Proposal 4, the term “Compensation Committee” means the applicable “committee” under the Amended and Restated Plan, whether it be a committee or sub-committee of the Board, or the Board itself.

Shares Reserved for Plan Awards

If this Proposal 4 is approved by the stockholders, the number of shares of common stock available for issuance on or after the effective date of the Amended and Restated Plan will be 21,000,000 new shares, plus any shares available for issuance under the 2007 Plan as of the effective date. In addition, if awards granted under the 2007 Plan or the Amended and Restated Plan are forfeited, expire or otherwise terminate without delivery of shares, the shares reserved for issuance pursuant to any such forfeited, expired, or terminated award will remain available for future awards. Awards that are valued by reference to our common stock but settled in cash will not be subject to the foregoing share limitations.

In the event that shares are tendered or withheld by us to pay the exercise price or tax withholding obligation for stock options or other awards, only the number of shares of common stock issued net of the shares of common stock tendered or withheld shall be counted for purposes of determining the maximum number of shares of our common stock available for grant under the Amended and Restated Plan.

Shares acquired by us in the open market using proceeds from the exercise after the effective date of options granted under the 2007 Plan or the Amended and Restated Plan and the tax benefits that could be realized by the Company as a result of the exercise of options will be available for awards under the plan. Substitute awards, and shares which are available under any pre-existing plans acquired in a business combination and used for awards, will not reduce the shares available for grant under the Amended and Restated Plan.

Individual Award Limits

The maximum number of shares subject to stock options or stock appreciation rights that may be granted to an individual participant in any one year is 2,500,000. The maximum number of shares subject to performance shares, restricted stock, restricted stock units or common stock awards that may be granted to an individual participant in any one year is 1,250,000. In addition, no individual participant may be granted performance units having a grant date fair value greater than $4,000,000 in any one year.

The aggregate fair market value of our common stock on the date of grant underlying incentive stock options that can be exercisable by any individual for the first time during any year cannot exceed $100,000 (or such other amount as specified in Section 422 of the Code). Any excess will be treated as a non-qualified stock option.

The maximum number of shares that may be delivered under the Amended and Restated Plan as a result of the exercise of incentive stock options is 21,000,000 shares, subject to certain adjustments.

Stock Appreciation Rights and Stock Options

The Amended and Restated Plan provides for awards of stock appreciation rights, non-qualified stock options and incentive stock options intended to comply with Section 422 of the Code. The Amended and Restated Plan specifically prohibits:

•	the granting of stock appreciation rights and stock options with an exercise price less than the fair market value of our common stock on the date of grant (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of fair market value); and

•	without stockholder approval, except in the event of a stock split, certain other recapitalizations and a change in control:

○	the re-pricing of stock appreciation and stock option awards;

○	the cancellation of such awards in exchange for new awards (other than substitute awards) with a lower exercise price; or

○	the repurchase of such awards with an exercise price higher than current fair market value.

As of March 23, 2011, the market price of our common stock was $29.16 per share, as reported on the NYSE.

A stock appreciation right entitles the holder to receive shares of our common stock or cash equal in value to the difference between the fair market value of our common stock on the exercise date and the value of our common stock on the grant date. Except for substitute awards, stock appreciation rights and stock options will have a maximum term of seven years (or five years in the case of an incentive stock option granted to a 10% stockholder). Subject to certain exceptions, stock appreciation rights and options that are subject only to a future service requirement shall have a vesting period of no less than 1 year. However, options and stock appreciation rights granted to non-employee directors are not subject to any minimum vesting schedule.

Restricted Stock, Performance Share, Restricted Stock Unit and Performance Unit Awards

A restricted stock award is an award of shares of our common stock subject to a restriction on transferability and vesting requirements. A restricted stock unit is a right to receive a fixed number of shares of our common stock, or the cash equivalent, subject to a restriction on transferability and vesting requirements. The restriction on transferability and the vesting requirements will lapse following a stated period of time, upon attainment of specified performance targets or some combination thereof. A performance share award is a right to receive a fixed number of shares of our common stock, or the cash equivalent, which is contingent on the achievement of certain performance goals during a performance period. Generally, awards subject only to a future service requirement shall have a vesting period of no less than three years and awards subject to performance goals shall have a vesting period of no less than one year. However, awards to non-employee directors are not subject to any minimum vesting schedule. A recipient of a restricted stock or performance share award will have all of the rights of a holder of our common stock with respect to the underlying shares except for the restriction on transferability and vesting requirements, including the right to vote the shares and receive dividends. A performance unit is a right to receive a designated dollar value, or shares of our common stock of the equivalent value, which is contingent on the achievement of performance goals. The holder of a restricted stock unit or performance unit award is generally not entitled to the rights of a holder of our common stock. Dividend equivalents with respect to restricted stock unit awards subject to performance-based vesting are deferred and automatically reinvested until all restrictions on the restricted stock units have lapsed.

Dividend equivalents with respect to restricted stock unit awards not subject to performance-based vesting may either be deferred and automatically reinvested or paid in cash or shares of common stock on the dividend payment date. Restricted stock units and performance units will be settled by delivery of shares of our common stock or cash, as specified in the award agreement.

Bonus Stock and Awards in Lieu of Obligations

The Amended and Restated Plan authorizes the Compensation Committee to grant shares of our common stock as a bonus, or to grant shares of our common stock or other awards under the Amended and Restated Plan in lieu of obligations to pay cash or deliver other property under the Amended and Restated Plan or under other plans or compensatory arrangements.

Change in Control and Other Events

The Amended and Restated Plan provides the Compensation Committee with discretion to take certain actions with respect to outstanding awards in the event of a change in control (as defined in the Amended and Restated Plan) or certain other material events that affect our capital structure or the number of shares of our common stock outstanding. In the event of a recapitalization, reclassification, reorganization, stock split, reverse stock split, share combination, exchange of shares, stock dividend or other similar distribution, increase or decrease in our shares, the Compensation Committee will make appropriate and proportionate adjustments to the number and kind of shares available under the plan, the various share limitations set forth in the Amended and Restated Plan, the number and kind of shares subject to outstanding awards and the exercise price of outstanding options or stock appreciation rights, and other adjustments as may be applicable.

Upon a change in control, if and to the extent provided in any employment or other agreement between a participant and us, or in our executive separation policy or any award agreement, or to the extent otherwise determined by the Compensation Committee in its sole discretion: (1) options and stock appreciation rights will become immediately vested and exercisable, (2) any restrictions, deferral of settlement, and forfeiture conditions applicable to restricted stock or restricted stock units subject only to future service requirements granted under the plan will lapse and such awards shall be deemed vested, and (3) awards subject to achievement of performance goals and conditions may, in the sole discretion of the Compensation Committee, be deemed met.

Notwithstanding the foregoing, unless the Compensation Committee otherwise determines, or as is provided in any employment or other agreement between a participant and our Company or our executive separation policy, such acceleration described in the preceding paragraph will not occur if our Company is the surviving entity of the change in control and the award continues to be outstanding or the successor company assumes or substitutes for the applicable award. Nevertheless, on such terms as may be contained in an award agreement, in the event of a termination of a participant’s employment in such successor company (other than for cause, as defined in the Amended and Restated Plan) within 24 months following such change in control, each award held by such participant at the time of the change in control will be accelerated as described in the preceding paragraph.

In the event of any merger, consolidation or other reorganization in which our Company does not survive or in the event of any change in control, any outstanding awards under the Amended and Restated Plan may be dealt with as follows, without the consent of any participant, as determined by the agreement effectuating the transaction or if not so determined, then as determined by the Compensation Committee: (a) the continuation of the outstanding awards by our Company, if it is a surviving entity, (b) the assumption or substitution for the outstanding awards by the surviving entity or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding awards, or (d) settlement of the value of the outstanding awards in cash or cash equivalents or other property followed by cancellation of such awards.

Qualified Performance-Based Awards

The Amended and Restated Plan provides a mechanism for the Compensation Committee to grant stock options, stock appreciation rights, performance shares, performance units and other performance-based awards in a way that is intended to comply with the exemption from the limitation on deductible compensation imposed by Section 162(m) of the Code. The Compensation Committee is responsible for certifying to the achievement of applicable performance targets, except that such targets may be waived in the event of a change in control. The Amended and Restated Plan provides that performance-based compensation awards to any “covered employee” will be subject to vesting on the basis of targets set by the Compensation Committee for one or more of the following performance measures:

•	Enterprise value or value creation;

•	After-tax or pre-tax profits, or a component thereof;

•	Operational cash flow or working capital, or a component thereof;

•	Operational costs, or a component thereof;

•	Level of bank debt or other long- or short-term debt or other similar financial obligations;

•	Earnings per share or earnings from continuing operations, or a component thereof;

•	Net sales, revenue, net income or earnings before income tax or other exclusions;

•	Return on capital;

•	Return on stockholder equity;

•	Fair market value of our common stock;

•	Value of an investment in our common stock; and

•	EBITDA (earnings before interest, taxes, depreciation, depletion, amortization, and accretion).

Performance-based compensation awards for other eligible individuals will be subject to vesting and any other criteria determined by the Compensation Committee in its discretion in accordance with the plan.

Section 409A Awards

Any award that the Compensation Committee reasonably determines constitutes a nonqualified deferred compensation plan under Section 409A of the Code will be construed in a manner consistent with the applicable requirements of Section 409A and shall be subject to certain timing and other requirements in order to comply with Section 409A. The Compensation Committee, in its sole discretion, may amend the award agreement for any award if and to the extent that the Compensation Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A.

Effective Date and Term

The Amended and Restated Plan will be effective upon approval of the stockholders of the amendment and restatement of the 2007 Plan pursuant to this Proposal 4. The Amended and Restated Plan will expire upon the earlier of the date that all shares reserved for issuance have been awarded or March 23, 2021.

Amendments

The Amended and Restated Plan may be amended by the Board provided that no amendment may materially alter or impair the rights or obligations of award recipients (without their consent) with respect to existing awards, and no amendment shall be made without approval of our stockholders to:

•	Change the class of individuals eligible to receive awards under the Amended and Restated Plan;

•	Increase the number of shares that may be issued under the Amended and Restated Plan;

•	Amend the Amended and Restated Plan in a manner that requires stockholder approval under state or federal law or the rules of the NYSE;

•	Eliminate a requirement that stockholders approve an action under the Amended and Restated Plan.

The Amended and Restated Plan prohibits the re-pricing of stock appreciation and stock option awards without stockholder approval, except in the event of a stock split, certain other recapitalizations or a change in control.

Transferability

Awards granted under the Amended and Restated Plan are transferable only by the participant’s will, the applicable laws of descent and distribution and, in the discretion of the Compensation Committee, to certain of the participant’s family members.

Federal Income Tax Consequences

The following discussion is intended only as a brief summary of the material U.S. Federal income tax rules that are generally relevant to Amended and Restated Plan awards and does not purport to be complete. The laws governing the tax aspects of awards are highly technical and such laws are subject to change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult his or her tax adviser as to the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

Upon the exercise of a stock appreciation right, an award recipient will be subject to ordinary income tax on an amount equal to the excess of the fair market value of our common stock on the exercise date over the fair market value of our common stock on the date of grant. If the recipient is an employee, such amounts will be subject to withholding for income and employment taxes. We will generally be entitled to a corresponding tax deduction equal to the amount of ordinary income that the recipient recognizes. Upon the sale of common stock acquired upon exercise of a stock appreciation right, the recipient will recognize long-or short-term capital gain or loss, depending on whether the recipient held the stock for more than one year from the date of exercise.

A recipient is not taxable upon the grant of a non-qualified option. Upon the exercise of a non-qualified option, the excess of the fair market value of the shares acquired on the exercise of the option over the exercise price paid will constitute compensation taxable to the recipient as ordinary income. If the recipient is an employee, such amounts will be subject to withholding for income and employment taxes. The recipient’s tax basis in those shares acquired pursuant to the exercise of a non-qualified option will be equal to their fair market value on the date of exercise of the non-qualified option, and his or her holding period for those shares will begin on that date. We will generally be entitled to a corresponding deduction equal to the amount of ordinary income recognized by the recipient.

A recipient will not recognize taxable income upon the grant or exercise of an incentive stock option (an “ISO”). In addition, if the recipient holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the “required holding period,” the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the recipient’s tax basis in that share will be long-term capital gain or loss. If, however, a recipient disposes of a share acquired on exercise of an ISO before the end of the required holding period, which we refer to as a “disqualifying disposition,” the recipient generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the disqualifying disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the recipient will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the recipient’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a disqualifying disposition in a later year, no income with respect to the disqualifying disposition is included in the recipient’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We will not receive a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. However, if there is a disqualifying disposition of a share, we generally will be allowed a deduction in an amount equal to the ordinary income includible in income by the recipient.

The recipient of a performance share, performance unit, restricted stock, restricted stock unit, or other stock-based or performance-based award will not recognize taxable income at the time of grant as long as the award is subject to a substantial risk of forfeiture as a result of performance-based vesting targets, continued service requirements or other conditions that must be satisfied before payment or delivery of shares can occur. A recipient of shares of restricted stock may file an election with the Internal Revenue Service, within 30 days of his or her receipt of the restricted stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock. In the absence of such an election, however, the recipient will generally recognize ordinary income, and, if the recipient is an employee, be subject to withholding for income and employment taxes, when the substantial risk of forfeiture expires or is removed unless the cash to be paid or shares to be delivered are deferred until a date subsequent to the vesting date, in accordance with Section 409A of the Internal Revenue Code. We will generally be entitled to a corresponding deduction equal to the amount of income the recipient recognizes. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired pursuant to performance share, performance unit, restricted stock, restricted stock unit, or other stock-based or performance-based awards will be the amount paid for such shares, if any, plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any such stock received, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year from the date as of which he or she would be required to recognize any compensation income.

Generally, the recipient of a dividend equivalent award will be subject to ordinary income tax on any amount received as a dividend equivalent and if the recipient is an employee, such amounts will be subject to withholding for income and employment taxes. We will generally be entitled to a corresponding deduction equal to the amount of income the recipient recognizes.

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year. However, compensation that qualifies as “performance based compensation” is excluded from the $1 million deductibility cap. Generally, we intend for some but not all awards granted under our Amended and Restated Plan to covered employees (or persons who we believe will be covered employees at the time the deduction with respect to the compensation arises) to satisfy the requirements for “performance-based compensation” under Section 162(m). Future changes in Section 162(m) or applicable guidance thereunder may adversely affect our ability or desire to ensure that awards under the Amended and Restated Plan will qualify as “performance-based compensation” under Section 162(m).

In addition, some awards may be covered by Section 409A of the Code. We normally would attempt to design and administer such an award in a manner that would avoid adverse federal income tax consequences under Section 409A to any affected participant. Notwithstanding the foregoing, the plan expressly provides that we do not represent to any participant that any award is exempt from or in compliance with the requirements of Section 409A.

Foreign Employees and Foreign Law Considerations

The Compensation Committee may grant awards to individuals who are foreign nationals and are located outside of the United States. With respect to such individuals, the Compensation Committee is authorized to modify provisions to applicable award agreements and establish sub-plans for the purpose of complying with legal or regulatory provisions of countries outside the United States.

New Plan Benefits

We cannot currently determine the benefits or exact number of shares subject to awards that may be granted in the future to executive officers, directors and employees under the Amended and Restated Plan. The following table sets forth information about awards granted under the 2007 Plan during the year ended December 31, 2010 to our named executive officers, both individually and as a group, all non-employee directors as a group and all non-executive employees as a group.

	Number of Shares of	Number of Securities	Exercise or Base Price of
Name and Position	Stock or Units (#)	Underlying Options (#)	Option Awards ($/Shr)

James E. O’Connor	87,169	222,420	$28.68
Donald W. Slager	121,529	115,658	$28.68
Tod C. Holmes	43,585	88,968	$28.68
Michael P. Rissman	17,434	44,484	$28.68
Kevin Walbridge	—	23,000	$27.02
Executive Group	269,717	494,530	$28.60
Non-Employee Director Group	82,500	—	—
Non-Executive Officer Employee Group	—	2,595,300	$27.26

For additional information concerning our compensation practices, please see the information under the headings “Director Compensation” and “Executive Compensation” contained elsewhere in this proxy statement.

The Board recommends a vote “FOR” the approval of the proposed Amended and Restated Republic Services, Inc. 2007 Stock Incentive Plan.

PROPOSAL 5
RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Our Audit Committee has selected the firm of Ernst & Young LLP as independent registered public accountants of Republic and its subsidiaries for the year ending December 31, 2011. This selection will be presented to the stockholders for ratification at the Annual Meeting. Ernst & Young has been serving us in this capacity since June 2002. If the stockholders do not ratify the appointment of Ernst & Young, the selection of independent public accountants may be reconsidered by our Audit Committee. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The Board recommends a vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent public accountants for 2011.

PROPOSAL 6
STOCKHOLDER PROPOSAL REGARDING PAYMENTS
UPON THE DEATH OF A SENIOR EXECUTIVE

On or about October 15, 2010, we received the following proposal from the International Brotherhood of Teamsters General Fund (“Teamsters”), 25 Louisiana Avenue, NW, Washington, DC 20001, beneficial owners of 356 shares of our stock. In accordance with SEC rules, we are reprinting the proposal and supporting statement (the “Teamsters Proposal”) in this proxy statement as they were submitted to us:

RESOLVED: The shareholders of Republic Services, Inc., (the “Company”) urge the Board of Directors to adopt a policy of obtaining shareholder approval for any future agreements and corporate policies that could obligate the Company to make payments, grants or awards following the death of a senior executive in the form of unearned salary or bonuses; accelerated vesting of awards or benefits or the continuation of unvested equity grants; perquisites; and, other payments or awards in lieu of compensation. This policy would not affect compensation that the executive earns and chooses to defer during his or her lifetime. As used herein, “future agreements” include modifications, amendments or extensions of existing agreements.

SUPPORTING STATEMENT: As shareholders, we support a compensation philosophy that motivates and retains talented executives and ties their pay to the long-term performance of the Company. We believe that such a pay-for-performance approach is needed to align the interests of executives with those of shareholders.

In our view, “golden coffin” agreements, which can require a company to make significant payments or awards after an executive’s death, are inconsistent with that approach and provide payments without performance.

Senior executives are highly compensated and have ample opportunities while they are alive to provide for their estates by contributing to a retirement fund, purchasing life insurance and voluntarily deferring compensation or through other estate planning strategies. We see no reason to saddle shareholders with payments or awards when shareholders are receiving no services in return.

In its 2010 proxy, Republic Services estimated that if it had been required to make a payment at the end of 2009 upon the death of Chairman and CEO James O’Connor, the cost would have been over $29 million. This includes a cash payment of $4.8 million; the accelerated vesting of restricted stock awards and stock options values at $5.6 million; and, payment of $18.6 million for open awards under the annual and long-term cash incentive plans. This does not include over $7.4 million Mr. O’Connor’s heirs would receive in deferred compensation payments, $5.2 million of which is a tax gross-up payment.

We agree with Peter Gleason, CFO of the National Association of Corporate Directors, who was quoted in Financial Week as calling “golden coffin” packages a “bad idea.” We disagree that such agreements enhance executive retention, as an executive who is deceased cannot be “retained.”

Accordingly, we ask Republic Services to provide for a shareholder role on this issue. We believe that the existence of such a shareholder approval requirement may induce restraint when parties negotiate such agreements. The proposal does not require prior shareholder approval, which may not always be practical to obtain; there is thus flexibility to seek shareholder approval after material terms of an agreement are agreed upon.

We urge shareholders to vote FOR this proposal.

Board’s Statement Recommending a Vote AGAINST the Teamsters Proposal

The Board of Directors recommends a vote AGAINST the Teamsters Proposal because the Board believes it would impede our ability to attract and retain top talent, discourage our senior executives from focusing on our long-term results and undermine the effectiveness of our Compensation Committee.

The Board believes the Teamsters Proposal would limit our ability to attract and retain top talent.

Our success is highly dependent on cultivating and retaining top executive talent — namely individuals who are familiar with our overall business strategy and our industry and who are uniquely capable of implementing our strategic business initiatives. In the highly competitive executive employment market, we must be able to offer creative and attractive compensation packages, including with respect to benefits payable upon an executive’s death. Under the Teamsters Proposal, stockholders would be required to approve the extension of any benefits payable upon the death of a senior executive. This would effectively eliminate our ability to offer this type of benefit to potential executives, as it is unrealistic to expect that a potential executive would be willing to wait for a stockholder vote to determine his or her final compensation package. We would be unable to offer a compensation benefit that other companies competing for talent can and do offer, which could easily be the deciding factor for an executive choosing between us and another company. We believe it is imperative that we have the flexibility to provide compensation packages that meet the demands of the marketplace for talent and allow us to compete effectively.

The proposal discourages the benefits that ensure senior executives are committed to our long-term success.

To maximize the incentive value of long-term benefits, employees must know that payments will not be lost upon their death but will continue for their beneficiaries. Such long-term benefits are a strong incentive for long-term performance. We believe they increase retention, encourage life-long dedication to Republic and discourage short-term risk taking. Providing benefits payable upon the death of an executive is the ultimate form of long-term incentive, discouraging short-term risk-taking and maximizing incentives for long-term performance and retention throughout the executives’ careers with us. The Board opposes the Teamsters Proposal because it would restrict us from offering benefits that instill lifetime loyalty in executives and maximize our long-term success.

Further, the Board disagrees with the Teamsters’ assertion that our compensation programs “saddle shareholders with payments or awards when shareholders are receiving no services in return.” The majority of the payments made by us following an executive’s death would be in connection with services performed prior to his or her death (such as amounts payable under deferred compensation plans and amounts payable upon the vesting of long-term equity incentive awards granted during service). Moreover, the provisions relating to death benefits under our non-equity incentive plan, which was approved by stockholders in 2009, apply equally to senior executives and all other participants.

The independent directors comprising the Compensation Committee ensure that compensation packages serve the best interests of Republic and its stockholders.

Our Board believes that, to do its job well, our Compensation Committee, composed exclusively of independent directors, must have the flexibility to determine, after careful consideration of all relevant factors and circumstances, which compensation packages serve the best interests of Republic and its stockholders. The Compensation Committee has determined, based on the reasons described above, that benefits payable after an executive’s death can, in appropriate circumstances, be essential to recruiting and retaining the top talent that drives our long-term success. The Compensation Committee also has the perspective to consider an entire compensation package to an executive and how that package fits within the Company’s overall compensation structure. The Teamsters Proposal would limit the Compensation Committee’s ability to structure our compensation programs by subjecting these benefits to a cumbersome stockholder approval process. The members of our Compensation Committee have a deep understanding of our industry and our people and how to best attract, retain and incentivize top talent, and should be empowered to continue to make decisions that are in the best interests of our stockholders without being constrained by the Teamsters Proposal.

Conclusion

The Board believes that our compensation practices have been and will continue to be a key factor in our ability to deliver strong results. The Board believes that the requirements of the Teamsters Proposal would put us at a competitive disadvantage in recruiting and retaining executive talent and that it is in the best interests of Republic and its stockholders that our Compensation Committee retain the flexibility to design and administer competitive compensation programs. Our Compensation Committee is in the best position to determine the appropriate amount and type of compensation to attract, retain and incentivize top talent.

The Board recommends a vote “AGAINST” the Teamsters Proposal.

EXPENSES OF SOLICITATIONS

The cost of soliciting proxies will be borne by Republic. In addition to solicitations by mail, our regular employees may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone without additional compensation. We will pay all costs of solicitation, including certain expenses of brokers and nominees who mail proxy materials to their customers or principals. Also, we have engaged Georgeson Inc. to help in the solicitation of proxies for a fee of approximately $10,000 plus associated costs and expenses.

MISCELLANEOUS MATTERS

Our annual report to stockholders covering the fiscal year ended December 31, 2010 is included with this proxy statement. Our annual report contains financial and other information about us, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Compensation Committee Report” and the “Report of the Audit Committee” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

We will provide upon written request, without charge to each stockholder of record as of the Record Date, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur by us in furnishing such exhibits. Any such requests should be directed to Attention: Office of the Corporate Secretary, Republic Services, Inc., 18500 North Allied Way, Phoenix, Arizona 85054. Our annual report on Form 10-K and exhibits thereto are also available on our website at www.republicservices.com or at the SEC’s website at www.sec.gov.

Any stockholder who wishes to present a proposal for action at our next annual meeting of stockholders, presently scheduled for May, 2012, or who wishes to nominate a candidate for our Board, must submit such proposal or nomination in writing to: Attention: Office of the Corporate Secretary, Republic Services, Inc., 18500 North Allied Way, Phoenix, Arizona 85054. The proposal or nomination should comply with the time period and information requirements as set forth in our bylaws relating to stockholder business or stockholder nominations, respectively. Stockholders interested in submitting a proposal for inclusion in the Proxy Statement for the 2012 Annual Meeting of stockholders may do so by following the procedures prescribed in our bylaws and in accordance with the applicable rules under the Exchange Act. Stockholder proposals must be received by our Corporate Secretary at the above address:

•	No later than December 1, 2011 if the proposal is submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act.

•	Between January 13, 2012 and February 12, 2012 if the proposal is submitted under our bylaws, in which case we are not required to include the proposal in our proxy materials.

You are again invited to attend the Annual Meeting at which our management will present a review of our progress and operations. We will hold the Annual Meeting at 10:30 a.m., local time, on Thursday, May 12, 2011 at the Scottsdale Marriott at McDowell Mountains, 16770 North Perimeter Drive, Scottsdale, Arizona 85260. Directions to the hotel from the Phoenix airport are as follows: Exit the airport east on Loop 202. Merge onto North Loop 101. Continue north to the Princess Exit, exit and turn left. Make a left onto Perimeter Drive and the hotel is on the right.

Other than the items described herein, management does not intend to present any other items of business and knows of no other matters that will be brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy shall vote the proxies in their discretion in the manner they believe to be in our best interest. We have prepared the accompanying form of proxy at the Board’s direction and provide it to you at the Board’s request. Your Board has designated the proxies named therein.

APPENDIX A

REPUBLIC SERVICES, INC.
AMENDED AND RESTATED
2007 STOCK INCENTIVE PLAN

1.	ESTABLISHMENT, RESTATEMENT, EFFECTIVE DATE AND TERM

Republic Services, Inc., a Delaware corporation ~~hereby establishes~~
established
 the “Republic Services, Inc. 2007 Stock Incentive Plan~~.” The~~ effective~~date of the Plan shall be February 21, 2007; which is the date the Plan was approved and adopted by the Board; provided, however, no Award may be granted unless and until the Plan has been approved by the shareholders of Republic.~~
February 21, 2007, as amended by the Board effective January 1, 2009 (the “Republic 2007 Stock Incentive Plan”). Republic hereby amends and restates the Republic 2007 Stock Incentive Plan in its entirety. The Plan was approved and adopted by the Board on March 23, 2011 and shall become effective upon approval by the stockholders of Republic of the Plan. Until such approval, the provisions of the Republic 2007 Stock Incentive Plan shall continue in effect in accordance with its terms. Any Awards granted prior to stockholder approval of the Plan shall remain subject to the terms of the Republic 2007 Stock Incentive Plan as in effect on the date of grant. Any Awards granted on or after the date on which the Plan is approved by the stockholders of Republic shall be subject to the provisions of the Plan.
 Unless earlier terminated pursuant to Section ~~15~~
17
(k) hereof, the Plan shall terminate on the tenth anniversary of the ~~Effective Date~~
date set forth above on which the Plan was approved and adopted by the Board.

2.	PURPOSE

The purpose of the Plan is to enable the Company to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in Republic and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the Eligible Individuals and the ~~shareholders~~
stockholders
 of Republic.

3.	DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Award” means any ~~Common Stock,~~ Option, Performance Share, Performance Unit, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right ~~or any other award~~
, Common Stock granted as a bonus or in lieu of another Award or Dividend Equivalent, together with any other right or interest, granted ~~pursuant~~ to
a Participant under
 the Plan.

(b) “Award Agreement” means a written agreement entered into by Republic and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.

(c) “Board” means the board of directors of Republic.

(d) “Cause” means, with respect to a termination of employment or service with the Company, a termination of employment or service due to a Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of the Participant’s duties for the Company; provided, however, that if the Participant and the Company have entered into an employment agreement or consulting agreement which defines the term Cause or the Participant is covered under the Company’s Executive Separation Policy
, the term Cause shall be defined in accordance with such agreement or policy, as amended from time to time and as applicable,
with respect to any Award granted to the Participant on or after the effective date of the respective ~~employment or consulting~~agreement or policy.
  The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan.

(e) “Change in Control” means ~~any change in control of Republic of a nature which would be required to be reported (a) in response to Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date of an Agreement, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (b) in response to Item 1 of the Current Report on Form 8-K, as in effect on the date of an Agreement, promulgated under the Exchange Act, or (c) in any filing by the Company with the Securities and Exchange commission;~~

~~provided, however, that without limitation, a Change of Control of the Company shall be deemed to have occurred if~~
the occurrence of any of the following
:

~~(i) Any “person” (as such term is defined in Sections 13(d)(3) and Section 14(d)(3) of the Exchange Act), other than the Company, any majority-owned subsidiary of the Company, or any compensation plan of the Company or any majority- owned subsidiary of the Company, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 of the Exchange Act)~~

(i) an acquisition (other than directly from Republic) of any voting securities of Republic (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the then outstanding common stock of Republic (“Shares”) or the combined voting power of Republic’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this subsection (i), Shares or Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) will not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” means an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (1) Republic or (2) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned
, directly or indirectly, ~~of securities of Republic representing fifty percent (50%) or more of the combined voting power of Republic;~~
by Republic (for purposes of this definition, a “Related Entity”), (B) Republic or any Related Entity, or (C) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

~~(ii) During any period of three consecutive years during the term of this Agreement, the directors who at the beginning of such period constitute~~
(ii) the individuals who are members of
 the Board
(the “Incumbent Board”),
 cease for any reason to constitute at least a majority of the ~~Board, unless the election of each director who was not a director at the beginning of such period has been~~
members of the Board or, following a Merger Event (as defined in Paragraph (iii)(A) below) which results in a Parent Corporation, the board of directors of the ultimate Parent Corporation (as defined in Paragraph (iii)(A)(1) below); provided, however, that if the election, or nomination for election by Republic’s common stockholders, of any new director was approved ~~in advance by directors representing~~
by a vote of
 at least two-thirds of the ~~directors then in office who were directors at the beginning of such period~~
Incumbent Board, such new director will be considered as a member of the Incumbent Board; provided further, however, that no individual will be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle a Proxy Contest
; or

(iii) the consummation of:

(A) a merger, consolidation or reorganization with or into Republic or in which securities of Republic are issued (a “Merger Event”), unless such Merger Event is a “Non-Control Transaction.” A “Non-Control Transaction” means a Merger Event where:

(1)

the stockholders of Republic immediately before such Merger Event own directly or indirectly immediately following such Merger Event at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger Event (the “Surviving Corporation”) if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another Person (a “Parent Corporation”), or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation; and,

(2)

the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger Event constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation; and

(3) no Person other than (w) Republic, (x) any Related Entity, (y) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such Merger Event was maintained by Republic or any Related Entity, or (z) any Person who, immediately prior to such Merger Event had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities or Shares, has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the outstanding voting securities or common stock of (I) the Surviving Corporation, if there is no Parent Corporation, or (II) if there are one or more Parent Corporations, the ultimate Parent Corporation.

~~(iii) The shareholders of Republic approve (1) a reorganization, merger, or consolidation with respect to which persons who were the shareholders of Republic immediately prior to such reorganization, merger, or consolidation do not immediately thereafter own more than 50% of the combined voting power entitled to vote generally in the election of the directors of the reorganized, merged or consolidated entity; (2) a~~
(B) a complete
 liquidation or dissolution of Republic; or

(~~3~~
C
) the sale
or other disposition
of all or substantially all of the assets of Republic~~, or of a subsidiary of Republic that accounts for 30% of the consolidated revenues of Republic, but not including a reorganization, merger or consolidation of Republic.~~
to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger Event for this purpose or the distribution to Republic’s stockholders of the stock of a Related Entity or any other assets).

~~However, to the extent that~~

Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by Republic which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by Republic, and after such share acquisition by Republic, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change of Control will occur.

In addition, a Change in Control will not be deemed to occur unless the event(s) that causes such Change in Control also constitutes a “change in control event,” as such term is defined in
 Section 409A of the Code ~~would cause an adverse tax consequence to a Participant using the above definition, the term “Change in Control” shall have the meaning ascribed to the phrase “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Proposed Regulation 1.409A-3(g)(5), as revised from time to time in either subsequent proposed or final regulations, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee.~~

~~(f) “Change in Control Price” means the price per share of Common Stock paid in any transaction related to a Change in Control of Republic.~~
.

(f)
 ~~(g)~~ “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(g)
 ~~(h)~~ “Committee” means a committee or sub-committee of the Board consisting of two or more members of the Board, ~~none of whom shall be an officer or other salaried employee of the Company, and~~ each of whom shall ~~qualify in all respects as~~
be (i)
 a “non- employee director” as defined in Rule 16b-3 under the Exchange Act, ~~and as~~
unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii)
 an “outside director” for purposes of Code Section 162 (m)
, and (iii) Independent. The failure of the Committee to be so comprised shall not invalidate any such Award that otherwise satisfies the terms of the Plan.
 If no Committee exists, ~~the functions of~~
or for any other reason determined by the Board, then the Board shall serve as the Committee ~~will be exercised by the Board~~;

provided, however, that a Committee
(other than the Board)
 shall be created prior to the grant of Awards to a Covered Employee and that grants of Awards to a Covered Employee shall be made only by such Committee. Notwithstanding the foregoing, with respect to the grant of Awards to ~~non-employee directors~~
Non-Employee Directors
, the Committee shall be the Board.

(h)
 ~~(i)~~ “Common Stock” means the common stock, $.01 par value per share, of Republic.

(i)
 ~~(j)~~ “Company” means Republic and all entities whose financial statements are required to be consolidated with the financial statements of Republic pursuant to United States generally accepted accounting principles and any other entity determined to be an affiliate as determined by the Committee in its sole and absolute discretion.

(j)
 ~~(k)~~“Covered Employee” means “covered employee” as defined in Code Section 162(m)(3).

(k)
 ~~(l)~~ “Covered Individual” means any current or former member of the Committee, any current or former officer of the Company, or any individual designated pursuant to~~Section~~
Sections
 5(b
) or 5(c
).

(l)
 ~~(m)~~ “Detrimental Activity” shall mean (i) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company, acquired by a Participant prior to a termination of the Participant’s employment or service with the Company; (ii) activity while employed or providing services that results, or if known could result, in the termination of the Participant’s employment or service that is classified by the Company as a termination for Cause; (iii) any attempt, directly or indirectly, to solicit, induce or hire (or the identification for solicitation, inducement or hiring of) any non-clerical employee of the Company to be employed by, or to perform services for, the Participant or any person or entity with which the Participant is associated (including, but not limited to, due to the Participant’s employment by, consultancy for, equity interest in, or creditor relationship with such person or entity) or any person or entity from which the Participant receives direct or indirect compensation or fees as a result of such solicitation, inducement or hire (or the identification for solicitation, inducement or hire) without, in all cases, written authorization from the Company; (iv) any attempt, directly or indirectly, to solicit in a competitive manner any current or prospective customer of the Company without, in all cases, written authorization from the Company; (v) the Participant’s Disparagement, or inducement of others to do so, of the Company or their past and present officers, directors, employees or products; (vi) without written authorization from the Company, the rendering of services for any organization, or engaging, directly or indirectly, in any business, which is competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is otherwise prejudicial to or in conflict with the interests of the Company; provided, however that competitive activities shall only be those competitive with any business unit of the Company with regard to which the Participant performed services at any time within the two (2) years prior to the termination of the Participant’s employment or service; or (vii) any other conduct or act determined by the Committee, in its sole discretion, to be injurious, detrimental or prejudicial to any interest of the Company. For purposes of subparagraphs (i), (iii), (iv) and (vi) above, the Chief Executive Officer and the General Counsel of the Company shall each have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.

(m)
 ~~(n)~~ “Disability” means a “permanent and total disability” within the meaning of Code Section 22(e)(3); provided, however, that if a Participant and the Company have entered into an employment or consulting agreement which defines the term Disability for purposes of such agreement or the Participant is covered under the Company’s Executive Separation Policy
, Disability shall be defined pursuant to the definition in such agreement or policy, as applicable,
with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement or policy.
 The Committee shall determine in its sole and absolute discretion whether a Disability exists for purposes of the Plan.

(n)
 ~~(o)~~ “Disparagement” means making any comments or statements to the press, the Company’s employees or any individual or entity with whom the~~company~~
Company
 has a business relationship which would adversely affect in any manner: (i) the conduct of the business of the Company (including, without limitation, any products or business plans or prospects), or (ii) the business reputation of the Company or any of its products, or its past or present officers, directors or employees.

(o)
 ~~(p)~~ “Dividend Equivalent” means a right to receive cash, shares of Common Stock, or other property equal in value to dividends paid with respect to one share of Common Stock subject to an Award granted to a Participant ~~under~~
pursuant to Section 12 of
 the Plan.

(p)
 ~~(q)~~ “Effective Date”
of the Plan
shall mean~~February 21, 2007.~~
the date on which the Plan is approved by stockholders of Republic.

(q)
 ~~(r)~~ “Eligible Individual” means any employee, officer, director (employee or non-employee director) of the Company and any Prospective Employee to whom Awards are granted in connection with an offer of future employment with the Company.

(r)

“Employee Debt” has the meaning set forth in Section 16(c).

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)

“Executive Separation Policy” means the Republic Executive Separation Policy as established effective February 9, 2010, and as amended from time to time.

(u)
 ~~(t)~~ “Exercise Price” means the purchase price of each share of Common Stock subject to an Award.

(v)
 ~~(u)~~ “Fair Market Value” means, unless otherwise required by the Code, as of any date, the last sales price reported for the Common Stock on such date (i) as reported by the national securities exchange in the United States on which it is then traded or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided, however, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange or automated system sponsored by the National Association of Securities Dealers, Inc. on which the Common Stock is listed or traded. If the Common Stock is not readily traded on a national securities exchange or any system sponsored by the National Association of Securities Dealers, Inc., the Fair Market Value shall be determined in good faith by the Committee.

(w)
 ~~(v)~~ “Grant Date” means the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.

(x)
 ~~(w)~~ “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

(y)

“Independent”, when referring to members of the Committee, shall have the same meanings as used in the rules of the New York Stock Exchange or any other national securities exchange on which any equity securities of Republic are listed for trading, and if not listed for trading, by the rules of the Nasdaq Stock Market.

(z)
 ~~(x)~~ “Non-Employee Director” means a director of Republic who is not an active employee of the Company.

(aa) ~~(y)~~ “Non-qualified Stock Option” means an Option which is not an Incentive Stock Option.

(bb) ~~(z)~~ “Option” means an option to purchase Common Stock granted pursuant to Section 7 of the Plan.

(cc)

“Option Proceeds” means the cash actually received by the Company for the exercise price in connection with the exercise of Options granted under the Plan or the Republic 2007 Stock Incentive Plan that are exercised after the Effective Date of the Plan, plus the maximum tax benefit that could be realized by the Company as a result of the exercise of such Options, which tax benefit shall be determined by multiplying (i) the amount that is deductible for Federal income tax purposes as a result of any such option exercise (currently, equal to the amount upon which the Participant’s withholding tax obligation is calculated), times (ii) the maximum Federal corporate income tax rate for the year of exercise. With respect to Options, to the extent that a Participant pays the exercise price and/or withholding taxes with shares of Common Stock, Option Proceeds shall not be calculated with respect to the amounts so paid in shares of Common Stock.

(dd)
 ~~(aa)~~ “Participant” means any Eligible Individual who holds an Award under the Plan and any of such individual’s successors or permitted assigns.

(ee)
 ~~(bb)~~ “Performance Goals” means the specified performance goals which have been established by the Committee in connection with an Award.

(ff)
 ~~(cc)~~ “Performance Period” means the period during which Performance Goals must be achieved in connection with an Award ~~granted under the Plan~~.

(gg)
 ~~(dd)~~ “Performance Share” means a right to receive a fixed number of shares of Common Stock, or the cash equivalent, which is contingent on the achievement of certain Performance Goals during a Performance Period.

(hh)
 ~~(ee)~~ “Performance Unit” means a right to receive a designated dollar value, or shares of Common Stock of the equivalent value, which is contingent on the achievement of Performance Goals during a Performance Period.

(ii)
 ~~(ff)~~ “Person” shall mean
, except as otherwise defined and used for purposes of Section 3(e), any person, corporation, partnership, limited liability company, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a Parent or Subsidiary.

(jj)
 ~~(gg)~~ “Plan” means ~~this~~
the
 Republic Services, Inc
. Amended and Restated
 2007 Stock Incentive Plan
, as set forth herein, and as may be hereafter from time to time amended.

(kk)
 ~~(hh)~~ “Prospective Employee” means any individual who has committed to become an employee of the Company within sixty (60) days from the date an Award is granted to such individual.

(ll)
 ~~(ii)~~ “Republic” means Republic Services, Inc., a Delaware corporation.

(mm)

“Republic 2007 Stock Incentive Plan” has the meaning set forth in Section 1.

(nn)
 ~~(jj)~~ “Restricted Stock” means Common Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 9 hereunder.

(oo)
 ~~(kk)~~ “Restricted Stock Unit” means the right to receive a fixed number of shares of Common Stock, or the cash equivalent, granted pursuant to Section 9 hereunder.

(pp)
 ~~(ll)~~ “Section 424 Employee” means an employee of Republic or any “subsidiary corporation” or “parent corporation” as such terms are defined in and in accordance with Code Section 424. The term “Section 424 Employee” also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.

(qq)
 ~~(mm)~~ “Stock Appreciation Right” means the right to receive all or some portion of the increase in value of a fixed number of shares of Common Stock granted pursuant to Section 8 hereunder.

(rr)

“Substitute Awards” means Awards granted or shares of Common Stock issued by Republic in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company (i) acquired by Republic or any Related Entity (as defined in Section 3(e)(i)), (ii) which becomes a Related Entity after the Effective Date, or (iii) with which Republic or any Related Entity combines.

(ss)
 ~~(nn)~~ “Transfer” means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution, transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.

4.	ELIGIBILITY

Awards may be granted under the Plan to any Eligible Individual as determined by the Committee from time to time on the basis of ~~their~~
his or her
 importance to the business of the Company pursuant to the terms of the Plan.

5.	ADMINISTRATION

(a) Committee.  The Plan shall be administered by the Committee, which shall have the full power and authority to take all actions, and to make all determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan, any Award granted or any Award Agreement entered into hereunder. The Committee shall have authority to issue Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. The terms of an Award may include (in addition to those contained in this Plan) such conditions and limitations as the Committee may consider appropriate in its sole discretion for the protection of the interests of the Company and its~~shareholders~~
stockholders
, including, without limitation, restrictions on exercisability, vesting or transferability, forfeiture provisions, and requirements for the disgorgement of gain. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect as it may determine in its sole discretion. The decisions by the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan, any Award or any Award Agreement entered into under the Plan.

(b)
 Committee Delegation. The Committee may delegate to officers or managers of the Company, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards to Covered Employees that are intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. Any such delegations shall be set forth in a written instrument that specifies the persons authorized to act thereunder and the terms and limitations of such authority, which writing shall be delivered to the Company’s Chief Financial Officer and General Counsel before any authority may be exercised.

(c)
 ~~(b)~~ Advisors to Committee.  The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan. The Committee may grant authority to the Chief Executive Officer of the Company or any other employee of the Company to execute agreements or other documents on behalf of the Committee in connection with the grant of an Award or the administration of the Plan. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any~~computation~~
communication
 received from any such counsel, consultant, or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.

(d)
 ~~(c)~~ Participants Outside the U.S.  In order to conform with the provisions of local laws and regulations in foreign countries in which the Company may operate, the Committee shall have the sole discretion to (i) modify the terms and conditions of the Awards granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances presented by local laws and regulations; and (iii) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.

(e)
 ~~(d)~~ Liability and Indemnification.  No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted or any Award Agreement entered into hereunder. The Company shall, to the maximum extent permitted by applicable law and the ~~Articles~~
Certificate
 of Incorporation and Bylaws of Republic, indemnify and hold harmless each Covered Individual against any cost or expense (including reasonable attorney fees reasonably acceptable to the Company) or liability (including any amount paid in settlement of a claim with the approval of the Company), and advance
amounts ~~advanced~~ to such Covered Individual necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan~~.~~
,
any Award granted hereunder or any Award Agreement entered into hereunder. Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the ~~Articles~~
Certificate
 of Incorporation or Bylaws of Republic. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by a Covered Individual with regard to Awards granted to such Covered Individual under the Plan or arising out of such Covered Individual’s own fraud or bad faith.

6.	COMMON STOCK

(a) Shares Available for Awards.  The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock~~,~~
. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan on or after the Effective Date shall be~~Ten~~
Twenty One
 Million ~~Five Hundred Thousand (10 500,000~~
(21,000,000
) shares plus any shares of Common Stock~~that were subject to an award granted pursuant to~~
remaining for grant and delivery under
 the

Republic ~~Services, Inc. 1998~~
2007
 Stock Incentive Plan ~~in which the award is cancelled, forfeited or terminated for any reason after~~
on
 the Effective Date.

~~(i) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of Ten Million Five Hundred Thousand (10,500,000) of such shares may be subject to grants of Incentive Stock Options.~~

(i)
 ~~(ii)~~ With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of Two Million Five Hundred Thousand (2,500,000) of such shares may be subject to grants of Options or Stock Appreciation Rights to any one Eligible Individual during any one fiscal year.

(ii)
 ~~(iii)~~ With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of One Million Two Hundred Fifty Thousand (1,250,000) of such shares may be subject to grants of Performance Shares, Restricted Stock, Restricted Stock Units, and Awards of Common Stock to any one Eligible Individual during any one fiscal year.

(iii)
 ~~(iv)~~ The maximum value at Grant Date of grants of Performance Units which may be granted to any one Eligible Individual during any one fiscal year shall be four million dollars ($4,000,000).

(b) Reduction of Shares Available for Awards.  ~~Upon~~
Except as otherwise provided in Section 6(c) hereof, upon
 the granting of an Award
on or after the Effective Date
, the number of shares of Common Stock available under this Section hereof for the granting of further Awards shall be reduced as follows:

(i) In connection with the granting of an Award that is settled in Common Stock, the number of shares of Common Stock shall be reduced by the number of shares of Common Stock subject to the Option ~~or~~
,
 Stock Appreciation Right
or other Award.

(ii) Awards settled in cash shall not count against the total number of shares of Common Stock available to be granted pursuant to the Plan.

(c)
Cancelled, Forfeited, or Surrendered Awards
~~.  Notwithstanding anything to the contrary in this Plan, if any Award is cancelled, forfeited or terminated for any reason prior to exercise or becoming vested in full, the shares of Common Stock that were subject to such Award shall to the extent cancelled, forfeited or terminated, immediately be available for future Awards granted under the Plan as if said Award had never been granted; provided, however, that any shares of Common Stock subject to an Award, other than a Stock Appreciation Right, which is cancelled, forfeited or terminated in order to pay the Exercise Price, purchase price or any taxes or tax withholdings on an Award shall not be available for future Awards granted under the Plan. Any Common Stock subject to a Stock Appreciation Right which is not issued upon settling such Stock Appreciation Right shall be available for future Awards granted under the Plan.~~
Availability of Common Stock Not Delivered Under Awards.

(i)

If any Awards (including those granted prior to the Effective Date) are forfeited, expire or otherwise terminate without the issuance of shares of Common Stock, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares of Common Stock subject to such Award, the shares of Common Stock to which those Awards were subject, shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for grant and delivery with respect to Awards.

(ii)

In the event that any Option or other Award granted hereunder (including those granted prior to the Effective Date) is exercised through the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by the Company, or withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by the Company, then only the number of shares of Common Stock issued to the Participant net of the shares of Common Stock so tendered or withheld shall be counted for purposes of determining the maximum number of shares of Common Stock available for grant and delivery under the Plan.

(iii)

Shares of Common Stock reacquired by the Company on the open market using Option Proceeds shall be available for Awards. The increase in shares of Common Stock available pursuant to the repurchase of shares of Common Stock with Option Proceeds shall not be greater than the amount of such proceeds divided by the Fair Market Value of a share of Common Stock on the date of exercise of the Option giving rise to such Option Proceeds.

(iv)

Substitute Awards shall not reduce the shares of Common Stock available for grant and delivery under the Plan or available for grant and delivery to a Participant in any period. Additionally, in the event that a company acquired by Republic or any Related Entity (as defined in Section 3(e)(i)) or with which Republic or any Related Entity combines has shares available under a pre-existing plan approved by its shareholders, the shares available for grant and delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards and shall not reduce the shares of Common Stock available for grant and delivery under the Plan, in each case if and to the extent that the use of such shares of Common Stock would not require approval of Republic’s stockholders under the rules of the New York Stock Exchange or any other securities exchange on which any securities of Republic are listed for trading.

(d) Recapitalization.  If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Republic by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of Republic or other increase or decrease in such shares effected without receipt of consideration by Republic occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee to (i) the aggregate number and kind of shares of Common Stock available under the Plan; (ii) the aggregate limit of the number of shares of Common Stock that may be granted pursuant to an Incentive Stock Option, (iii) the limits on the number of shares of Common Stock that may be granted to an Eligible~~Employee~~
Individual
 in any one fiscal year; (iv) the calculation of the reduction of shares of Common Stock available under the Plan; (v) the number and kind of shares of Common Stock issuable upon exercise (or vesting) of outstanding Awards~~granted under the Plan~~; (vi) the Exercise Price of outstanding Options or Stock Appreciation Rights granted under the Plan and/or (vii) number of shares of Common Stock subject to Awards granted to Non-Employee Directors under Section ~~1 I.~~
13.
  No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment under this Section 6(d), and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made under this Section 6(d) with respect to any Incentive Stock Options must be made in accordance with Code Section 424.

(e) No Further Awards Under Prior Plans.  In light of the adoption of the Plan, no further awards shall be made under the Republic Services, Inc. 2006 Incentive Stock Plan (f/n/a/ Allied Waste Industries, Inc. 2006 Incentive Stock Plan) after the Effective Date. Pursuant to the terms of the Amended and Restated Republic Services, Inc. 2005 Non-Employee Director Equity Compensation Plan (f/n/a Allied Waste Industries 2005 Non-Employee Director Equity Compensation Plan) no further awards shall be made under that Plan on or after December 5, 2008.

(f) Application of Limitation to Grants of Awards.  No Award may be granted if the number of shares of Common Stock to be delivered in connection with such an Award exceeds the number of shares of Common Stock remaining available for delivery under the Plan, minus the number of shares of Common Stock deliverable in settlement of or relating to then outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Common Stock actually delivered differs from the number of shares of Common Stock previously counted in connection with an Award.

(g) Incentive Stock Options.  Notwithstanding anything in this Section 6 to the contrary, but subject to adjustment as provided in Section 6(d) hereof, the maximum aggregate number of shares of Common Stock that may be delivered under the Plan as a result of the exercise of Incentive Stock Options shall be Twenty One Million (21,000,000) shares.

7.	OPTIONS

(a) Grant of Options.  Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Options to purchase such number of shares of Common Stock and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of an Option shall satisfy the requirements set forth in this Section.

(b) Type of Options.  Each Option granted under the Plan may be designated by the Committee, in its sole discretion, as either (i) an Incentive Stock Option, or (ii) a Non-Qualified Stock Option. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall be re-designated as Non-Qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation, Options granted under the Plan will be deemed to be Non-Qualified Stock Options.

(c) Exercise Price.  Subject to the limitations set forth in the Plan relating to Incentive Stock Options, the Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement, provided that the Exercise Price of the shares of Common Stock subject to such Option
(other than in connection with Substitute Awards)
 may not be less than Fair Market Value of such Common Stock on the Grant Date, or if greater, the par value of the Common Stock.

(d) Limitation on Repricing.  Unless such action is approved by the ~~shareholders~~
stockholders
 of Republic in accordance with applicable law:
(i)
no outstanding Option granted under the Plan may be amended to provide an Exercise Price per share that is lower than the then- current Exercise Price of such outstanding Option (other than adjustments to the Exercise Price pursuant to Sections 6(d) and ~~12~~
14
);
(ii)
 the Committee may not cancel any outstanding Option and grant in substitution ~~therefore~~
therefor (other than in connection with Substitute Awards)
 new Awards under the Plan covering the same or a different number of shares of Common Stock and having an Exercise Price lower than the then-current Exercise Price of the cancelled Option (other than adjustments to the Exercise Price pursuant to Sections 6(d) and ~~12~~
14
); ~~and~~ (iii) the Committee may not authorize the repurchase of an outstanding Option which has an Exercise Price that is higher than the then-current Fair Market Value of the Common Stock (other than adjustments to the Exercise Price pursuant to Sections 6(d) and ~~12~~)
14); and (iv) the Committee may not take any other action with respect to an Option that may be treated as a repricing pursuant to the applicable rules of the New York Stock Exchange or any other securities exchange on which any securities of Republic are listed for trading.

(e) Limitation on Option Period.  Subject to the limitations set forth in the Plan relating to Incentive Stock Options, Options granted under the Plan
(other than in connection with Substitute Awards)
 and all rights to purchase Common Stock thereunder shall terminate no later than the seventh anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option. In the case of Options expiring prior to the seventh anniversary of the Grant Date
(or such other date applicable to Substitute Awards)
, the Committee may in its
sole
 discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the seventh anniversary of the Grant Date thereof
(or such other date applicable to Substitute Awards).

(f) No Reload of Stock Options.  The Plan ~~shall~~
does
 not permit an additional automatic grant of an Option to a Participant who exercises an Option by surrendering other shares of Common Stock (“reload stock option”).

(g) Limitations on Incentive Stock Options.  Notwithstanding any other provisions of the Plan~~,~~
and except for Substitute Awards for Incentive Stock Options if permitted under Code Sections 424, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.

(i) Limitation on Grants.  Incentive Stock Options may only be granted to Section 424 Employees. The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Common Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed ~~S 100,000.~~
$100,000 (or such other amount as specified under Section 422 of the Code).
Options granted to such individual in excess of the $100,000 limitation
(or such other specified amount)
, and any Options issued

subsequently which first become vested and exercisable in the same calendar year, shall automatically be treated as Non-qualified Stock Options.

(ii) Minimum Exercise Price.  In no event may the Exercise Price of a share of Common Stock subject to an Incentive Stock Option be less than 100% the Fair Market Value of such share of Common Stock as of the Grant Date.

(iii) Ten Percent Shareholder
Stockholder
.  Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent of the total combined voting power of all classes of stock of Republic, such Incentive Stock Options (i) must have an Exercise Price per share of Common Stock that is at least 110% of the Fair Market Value as of the Grant Date of a share of Common Stock, and (ii) must not be exercisable after the fifth anniversary of the Grant Date.

(h) Vesting Schedule and Conditions.  No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Award Agreement relating thereto. Except as otherwise provided in connection with Substitute Awards and in
Sections ~~11, 12~~
7(k), 13, 14
 and ~~13~~
15
 of the Plan, Options subject solely to a future service requirement shall have a vesting period of not less than one year from the Grant Date.

(i) Exercise~~.~~
.
  When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions. The Participant shall deliver to Republic Services a written notice stating that the Participant is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan. Said notice must be delivered to Republic at its principal office and addressed to the attention of Stock Option Administrator, Republic Services, Inc., 18500 N. Allied Way, Phoenix, AZ 85054. The minimum number of shares of Common Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of one hundred (100) shares or the maximum number of shares available for purchase under the Option at the time of exercise. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.

(j) Payment.  Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:
(i)
 by cash, certified or cashier’s check, bank draft or money order; or
(ii)
 through the delivery to Republic of shares of Common Stock which have been previously owned by the Participant for the requisite period necessary to avoid a charge to Republic’s earnings for financial reporting purposes; such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; without limiting the foregoing, the Committee may require the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in Republic incurring any liability under Section 16 (b) of the Exchange Act; or
(iii)
by any other method which the Committee in its sole and absolute discretion and to the extent permitted by applicable law, may permit including
,
 but not limited to
,
 a “cashless exercise sale and remittance procedure” pursuant to which the Participant shall concurrently provide irrevocable instructions (A) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to Republic. out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise and (B) to Republic to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

(k) Termination of Employment, Disability or Death.  Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with Company for any reason, all of the Participant’s outstanding Options (whether vested or unvested) shall be subject to the rules of this paragraph. Upon such termination, the Participant’s unvested Options shall expire. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason (i) any unvested Options held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service, and or (ii) a Participant or the Participant’s estate, devisee or heir at law (whichever is applicable), may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or other service and prior to the termination of the Option pursuant to its terms. Unless otherwise determined by the Committee, temporary absence from employment because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or other service.

(i) Termination for Reason Other Than Cause, Disability or Death.  If a Participant’s termination of employment or other service is for any reason other than death, Disability, Cause, or a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause, any Option held by such Participant, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed ninety (90) days from the date of such termination, but in no event after the termination of the Option pursuant to its terms.

(ii) Disability.  If a Participant’s termination of employment or other service with the Company is by reason of a Disability of such Participant, the Participant shall have the right at any time within a period not to exceed one (~~I~~
1
) year after such termination~~.~~
,
but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any vested portion of the Option held by such Participant at the date of such termination; provided, however, that if the Participant dies within such period, any vested Option held by such Participant upon death shall be exercisable by the Participant’s estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant’s death, but in no event after the termination of the Option pursuant to its terms.

(iii) Death.  If a Participant dies while in the employment or other service of the Company, the Participant’s estate or the devisee named in the Participant’s valid last will and testament or the Participant’s heir at law who inherits the Option has the right, at any time within a period not to exceed one (1) year after the date of such Participant’s death, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any portion of the vested Option held by such Participant at the date of such Participant’s death.

(iv) Termination for Cause.  In the event the termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause (without regard to any notice or cure period requirement), any Option held by the Participant at the time of such termination shall be deemed to have terminated and expired upon the date of such termination.

8.	STOCK APPRECIATION RIGHTS

(a) Grant of Stock, Appreciation Rights.  Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Stock Appreciation Rights, in such amounts, and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Stock Appreciation Right shall satisfy the requirements as set forth in this Section.

(b) Terms and Conditions of Stock Appreciation Rights.  ~~Unless otherwise provided in an Award Agreement, the~~
The
 terms and conditions (including, without limitation, the limitations on the Exercise Price, exercise period, repricing and termination) of the Stock Appreciation Right shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Section 7 above were the grant of the Stock Appreciation Rights a grant of an Option.

(c) Exercise of Stock Appreciation Rights.  Stock Appreciation Rights shall be exercised by a Participant only by written notice delivered to Republic Services, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised.

(d) Payment of Stock Appreciation Right.  ~~Unless otherwise provided in an Award Agreement, upon~~
Upon
 exercise of a Stock Appreciation Right, the Participant or Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee at the date of grant
 in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Grant Date, by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a Stock Appreciation Right by including such limitation in the Award Agreement.

9.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a) Grant of Restricted Stock and Restricted Stock Units.  Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock and/or Restricted Stock Units, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of Restricted Stock or Restricted Stock Units shall satisfy the requirements as set forth in this Section.

(b) Restrictions.  The Committee shall impose such restrictions on any Restricted Stock and/or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, time based vesting restrictions, or the attainment of Performance Goals. ~~Except as otherwise provided by the Committee in an Award Agreement in its sole and absolute discretion, subject to Sections 11, 12 and 13 of the Plan, Restricted Stock and Restricted Stock Units covered by any Award under this Plan that are subject solely to a future service requirement shall not vest prior to the first (1st) anniversary of the Grant Date. Shares of Restricted Stock and Restricted Stock Units subject to the attainment of Performance Goals will be released from~~
Except for certain limited situations (including death, disability, retirement, termination without Cause or for good reason to the extent provided in an employment or consulting agreement or the Company’s Executive Separation Policy, a Change in Control, grants to new hires to replace forfeited compensation, grants representing payment of earned Performance Shares or Performance Units or other incentive compensation, Substitute Awards, or grants to Non-Employee Directors): (i) Restricted Stock and Restricted Stock Units, (A) that are not subject to performance-based vesting requirements shall vest over a period of not less than three years from the Grant Date (but permitting pro-rata vesting over such time); (B) that are subject to performance-based vesting requirements shall vest over a period of not less than one year; and (ii) the Committee shall not waive the vesting requirements set forth in the foregoing clause (i).

The limitations set forth in this Section 9(b) shall not apply with respect to up to One Million (1,000,000) of the shares of Common Stock available under the Plan (subject to adjustment as provided in Section 6(d) hereof). Shares of Restricted Stock and Restricted Stock Units that are subject to the attainment of Performance Goals will be released from the applicable restrictions only after the attainment of such Performance Goals has been certified by the Committee in accordance with Section 10(d).

(c) Certificates and Certificate Legend.  With respect to a grant of Restricted Stock, the Company may issue a certificate evidencing such Restricted Stock to the Participant or issue and hold such shares of Restricted Stock for the benefit of the Participant until the applicable restrictions expire. The Company may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions, as well as any applicable securities law
 restrictions. In addition to any such legends, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, are subject to certain terms, conditions, and restrictions on transfer as set forth in the Republic Services, Inc.
Amended and Restated
2007 Stock Incentive Plan (the “Plan”), and in an Agreement entered into by and between the registered owner of such shares and Republic Services, Inc. (the “Company”), dated

(the “Award Agreement”). A copy of the Plan and the Award Agreement may be obtained from the Secretary of the Company.”

(d) Removal of Restrictions.  Except as otherwise provided in the Plan or applicable law
, shares of Restricted Stock shall become freely transferable by the Participant upon the lapse of the applicable restrictions. Once the shares of Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend required by paragraph (c) above removed from the share certificate evidencing such Restricted Stock and the Company shall pay or distribute to the Participant all dividends and distributions held in escrow by the Company with respect to such Restricted Stock.

(e)
ShareholderStockholder
Rights.  Unless otherwise provided in an Award Agreement and until the expiration of all restrictions applicable to the Award, the following provisions shall apply with respect to the Restricted Stock and Restricted Stock Units granted pursuant to the Plan.

(i) Restricted Stock.  With respect to Restricted Stock, the following provisions apply:

(1) the Restricted Stock shall be treated as outstanding,

(2) the Participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and

(3) the Participant holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. Notwithstanding anything to the contrary, ~~if and to the extent so provided in the Award Agreement,~~ all such dividends and distributions with respect to Restricted Stock that is subject to performance-based vesting requirements shall be held in escrow by the Company (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock have lapsed. If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

(ii) Restricted Stock Units.  With respect to Restricted Stock Units, the following provisions apply:

(1) prior to settlement of the Restricted Stock Unit with shares of Common Stock, the Restricted Stock Unit carries no voting or dividend or other rights associated with the ownership of Common Stock and the shares of Common Stock to which the Restricted Stock Units relate shall not be treated as outstanding, and

(2) ~~Unless~~
unless
 otherwise provided in the Award Agreement, any Dividend Equivalents that are granted with respect to any Restricted Stock~~Unit Award~~
Units
 shall be either (A) paid with respect to such Restricted Stock Unit ~~Award~~ at the dividend payment date in cash or in shares of Common Stock having a ~~fair market value~~
Fair Market Value
 equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock ~~Unit Award~~
Units
 and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, other Awards or other investment vehicles, as the Committee shall provide in the Award Agreement
(subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock Units have lapsed. Notwithstanding anything to the contrary, any Dividend Equivalents that are granted with respect to a Restricted Stock Unit that is subject to performance-based vesting requirements shall be subject to the provisions set forth in the foregoing clause 2(B).

(f) Termination of Service.  Unless otherwise provided in an Award Agreement and subject to the provisions of Section 9(b)
, if a Participant’s employment or other service with the Company terminates for any reason, all unvested shares of Restricted Stock and unvested Restricted Stock Units held by the Participant and any dividends, distributions or Dividend Equivalents, held in escrow by Republic with respect to such Restricted Stock or Restricted Stock Units shall be forfeited immediately and returned to the Company. Notwithstanding this paragraph, all grants of Restricted Stock or Restricted Stock Units that vest solely upon the attainment of Performance Goals shall be subject to the provisions of Section 9(b) and
treated pursuant to the terms and conditions that would have been applicable under Section ~~9~~
10
(~~c~~
d
) as if such grants of Restricted Stock or Restricted Stock Units were Awards of Performance Shares. Notwithstanding anything in ~~this~~
the
 Plan to the contrary
other than the provisions of Section 9(b)
, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason, any unvested shares of Restricted Stock or Restricted Stock Units held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, ~~at any time subsequent to such termination of employment or other service.~~
at any time subsequent to such termination of employment or other service.

~~Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason, any unvested shares of Restricted Stock held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service.~~

10.	PERFORMANCE SHARES AND PERFORMANCE UNITS

(a) Grant of Performance Shares and Performance Units.  Subject to the terms and conditions of the Plan~~.~~
,
 the Committee may grant to such Eligible Individuals as the Committee may determine, Performance Shares and Performance Units, in such amounts, and on such terms and conditions the Committee shall determine in its sole and absolute discretion. Each grant of a Performance Share or a Performance Unit shall satisfy the requirements as set forth in this Section.

(b) Performance Goals.  Performance Goals
for Awards granted to an Eligible Individual who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion and will be subject to the provisions of this Section 10(b)
: (i) the attainment of certain target levels of, or a specified increase in, Republic’s enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a ~~percentage~~
specified
 increase in, Republic’s after- tax or pre-tax profits
, or a component thereof,
 including, without limitation, that attributable to Republic’s continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, Republic’s operational cash flow or working capital, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, Republic’s operational costs, or a component thereof
;
 (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in
,
 all or a portion of bank debt or other of Republic’s long-term or short-term public or private debt or other similar financial obligations of Republic, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a certain target level of, or
specified ~~percentage~~ increase in
,
 earnings per share or earnings per share from Republic’s continuing operations
, or a component thereof
; (vii) the attainment of certain target levels of, or a specified ~~percentage~~ increase in, Republic’s net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, Republic’s return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a ~~percentage~~
specified
 increase in, Republic’s after-tax or pre-tax return on shareholder stockholder
 equity; (x) the attainment of certain target levels in the fair market value of Republic’s Common Stock; (xi) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; and/or (xii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before ~~income tax~~
interest, taxes
, depreciation ~~and~~
, depletion,
 amortization
and accretion
). In addition, Performance Goals may be based upon the attainment by a subsidiary, division or other operational unit of Republic of specified levels of performance under one or more of the measures described above. Further, the Performance Goals may be based upon the attainment by Republic (or a subsidiary, division or other operational unit of Republic) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. To the extent permitted under Code Section 162(m) of the Code (including, without limitation, compliance with any requirements for~~shareholder~~
stockholder
 approval), the Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned an d a level at which an Award will be fully earned.
Performance Goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and the regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of Performance Goals being “substantially uncertain”. Performance Goals shall be established not later than 90 days after the beginning of any Performance Period applicable to the Award, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(c) Terms and Conditions of Performance Shares and Performance Units.  The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of Performance Units granted to the Participant; (ii) the Performance Period
(which shall not be shorter than twelve (12) months nor longer than five (5) years)
 and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of Common Stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals, and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. The Committee shall establish, in its sole and absolute discretion, the Performance Goals for the applicable Performance Period for each Performance Share or Performance Unit granted hereunder.
The Performance Goals shall be based upon the criteria set forth in Section 10(b), or, in the case of an Award that the Committee determines shall not be subject to Section 10(b), any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose.
Performance Goals for different Participants and for different grants of Performance Shares and Performance Units need not be identical. Unless otherwise provided in an Award Agreement, the Participants’ rights as a~~shareholder~~
stockholder
 in Performance Shares shall be substantially identical to the terms and conditions that would have been applicable under Section 9 above if the Performance Shares were Restricted Stock. A holder of Performance Units is not entitled to the rights of a holder of our Common Stock.

(d) Determination and Payment of Performance Units or Performance Shares Earned,  As soon as practicable after the end of a Performance Period, the Committee shall determine the extent to which Performance Shares or Performance Units have been earned on the basis of the Company’s actual performance in relation to the established Performance Goals as set forth in the applicable Award Agreement and shall certify these results in writing. As soon as practicable after the Committee has determined that an amount is payable or should be distributed with respect to a Performance Share or a Performance Unit, the Committee shall cause the amount of such Award to be paid or distributed to the Participant or the Participant’s estate, devisee or heir at law (whichever is applicable). Unless otherwise provided in~~.~~  an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or Performance Unit shall be made in cash, in shares of Common Stock, or in a combination thereof. For purposes of making payment or a distribution with respect to a Performance Share or Performance Unit, the cash equivalent of a share of Common Stock shall be determined by the Fair Market Value of the Common Stock on the day the Committee designates the Performance Shares or Performance Units to be payable.

(e) Termination of Employment.  Unless otherwise provided in an Award Agreement, and subject to the provisions of Section 9(b),
if a Participant’s employment or other service with the Company terminates for any reason, all of the Participant’s outstanding Performance Shares and Performance Units shall be subject to the rules of this Section.

(i) Termination for Reason Other Than Death or Disability.  If a Participant’s employment or other service with the Company terminates prior to the expiration of a Performance Period with respect to any Performance Units or Performance Shares held by such Participant for any reason other than death or Disability
,
 the outstanding Performance Units or Performance Shares held by such Participant for which the Performance Period has not yet expired shall terminate upon such termination and the Participant shall have no further rights pursuant to such Performance Units or Performance Shares.

(ii) Termination of Employment for Death or Disability.  If a Participant’s employment or other service with the Company terminates by reason of the Participant’s death or Disability prior to the end of a Performance Period, the Participant, or the Participant’s estate, devisee or heir at law (whichever is applicable)
,
 shall be entitled to a payment of the Participant’s outstanding Performance Units and Performance Share at the end of the applicable Performance Period, pursuant to the terms of the Plan and the Participant’s Award Agreement
;
 provided, however, that the Participant shall be deemed to have earned only that proportion (to the nearest whole unit or share) of the Performance Units or Performance Shares granted to the Participant under such Award as the number of months of the Performance Period which have elapsed since the first day of the Performance Period for which the Award was granted to the end of the month in which the Participant’s termination of employment or other service occurs
, bears to the total number of months in the Performance Period, subject to the attainment of the Performance Goals associated with the

Award as certified by the Committee. The right to receive any remaining Performance Units or Performance Shares shall be canceled and forfeited.

11.	BONUS STOCK AND AWARDS IN LIEU OF OBLIGATIONS

The Committee is authorized to grant shares of Common Stock to any Eligible Individual as a bonus, or to grant shares of Common Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Individuals subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Common Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares of Common Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

12.	DIVIDEND EQUIVALENTS

The Committee is authorized to grant Dividend Equivalents in connection with another Award granted to any Eligible Individual entitling the Eligible Individual to receive cash, Common Stock, other Awards, or other property equal in value to the dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. Except as otherwise provided in the Plan and subject to Section 17, the Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional shares of Common Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Any such determination by the Committee shall be made at the grant date of the applicable Award.

13.	~~11.~~ AWARD GRANTS TO NON-EMPLOYEE DIRECTORS

Vesting of Certain Non-Employee Director Awards
~~.~~  Notwithstanding ~~the~~
any
 minimum vesting provisions
contained
in ~~Section 7(h) and 9(b) of~~ the Plan, any Award granted to a Non-Employee Director ~~in lieu of cash compensation~~ shall not be required to
 be subject to any minimum vesting requirements.

14.	~~12.~~ CHANGE IN CONTROL

~~Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control of Republic, all Awards shall immediately become exercisable or vested, without regard to any limitation imposed pursuant to this Plan. Prior to a Change in Control of Republic, the Committee may in its sole and absolute discretion, provide on a case by case basis that (i) all Awards shall terminate, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise Awards in whole or in part, (ii) all Awards shall terminate provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the Award net of the Exercise Price thereof (if applicable), (iv) provide that, in connection with a liquidation or dissolution of Republic, Awards shall convert into the right to receive liquidation proceeds net of the Exercise Price (if applicable) and (v) any combination of the foregoing; provided, however, that all Awards shall be treated as immediately exercisable and vested. The Committee shall not take any action permitted by this Section unless counsel for Republic determines that such action will not result in adverse tax consequences to a Participant under Section 409A of the Code. In the event that the Committee does not terminate or convert an Award upon a Change in Control of Republic, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).~~

(a) Effect of “Change in Control.”  If and only to the extent provided in any employment or other agreement between the Participant and the Company, or in the Company’s Executive Separation Policy, or in any Award Agreement, or to the extent otherwise determined by the Committee in its sole discretion and without any requirement that each Participant be treated consistently, upon the occurrence of a Change in Control:

(i) Any Option or Stock Appreciation Right that was not previously vested and exercisable as of the time of the Change in Control, shall become immediately vested and exercisable, subject to applicable restrictions set forth in Section 16(a) hereof.

(ii) Any restrictions, deferral of settlement, and forfeiture conditions applicable to Restricted Stock or Restricted Stock Units subject only to future service requirements granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 16(a) hereof.

(iii) With respect to any outstanding Award subject to achievement of Performance Goals and conditions under the Plan, the Committee may, in its sole discretion, deem such Performance Goals and conditions as having been met as of the date of the Change in Control.

(iv) Notwithstanding the foregoing or any provision in any Award Agreement to the contrary, and unless the Committee otherwise determines in a specific instance, or as is provided in any employment or other agreement between the Participant and the Company or the Company’s Executive Separation Policy, each outstanding Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit shall not be accelerated as described in Sections 14(a)(i), (ii) and (iii), if either (A) Republic is the surviving entity in the Change in Control and the Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit continues to be outstanding after the Change in Control on substantially the same terms and conditions as were applicable immediately prior to the Change in Control or (B) the successor company assumes or substitutes for the applicable Award. For the purposes of this Section 14(a)(iv), an Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each share of Common Stock subject to the Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit immediately prior to the Change in Control, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting the Change in Control by holders of shares of Common Stock for each share of Common Stock held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting the Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit, for each share of Common Stock subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of shares of Common Stock in the transaction constituting the Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of a termination of a Participant’s employment in such successor company (other than for Cause) within 24 months following such Change in Control, each Award held by such Participant at the time of the Change in Control shall be accelerated as described in Sections 14(a)(i), (ii) and (iii) above.

(b) Adjustments in Case of Certain Transactions.  In the event of any merger, consolidation or other reorganization in which Republic does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with, subject to the provisions of Section 14(a), in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by Republic, if Republic is a surviving entity, (b) the assumption or substitution for, as those terms are defined in Section 14(a)(iv), the outstanding Awards by the surviving entity or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a share of Common Stock exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction).

(c) Notice of Change in Control.  The Committee shall give written notice of any proposed transaction referred to in Section 14(b) at a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his or her exercise of any Awards upon the consummation of the transaction.

15.	~~13.~~ CHANGE IN STATUS OF PARENT OR SUBSIDIARY

Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity which was previously a part of the Company is no longer a part of the Company, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the Award Agreement and this Plan; and/or (iii) treat the employment or other services of a Participant employed by such entity as terminated if such Participant is not employed by Republic or any entity that is a part of the Company immediately after such event.

16.	~~14.~~ REQUIREMENTS OF LAW

(a) Violations of Law.  The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Award, the issuance of shares pursuant thereto or the grant of an Award to comply with any law or regulation of any governmental authority.

(b) Registration.  At the time of any exercise or receipt of any Award, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant’s heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant’s heirs, legatees or legal representative, as the case may be) upon the Participant’s exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent. Each Award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion. The Participant shall provide the Company with any certificates, representations and information that the Company requests and shall otherwise cooperate with the Company in obtaining any listing, registration, qualification, consent or approval that the Company deems necessary or appropriate. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.

(c) Withholding for Taxes~~:~~
;
 Set-Off for Debt.  Whenever the Company proposes or is required to issue or transfer shares of Common Stock to a Participant under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If such certificates have been delivered prior to the time a withholding obligation arises, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, state or local withholding tax requirements at the time such obligation arises and to withhold from other amounts payable to the Participant, as compensation or otherwise, as necessary. Whenever payments under the Plan are to be made to a Participant in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. In lieu of requiring a Participant to make a payment to the Company in an amount related to the withholding tax requirement, the Committee may, in its sole
 discretion, provide that at the Participant’s election, the tax withholding obligation shall be satisfied by the Company’s withholding a portion of the shares otherwise distributable to the Participant, such shares being valued at their ~~fair market value~~
Fair Market Value
 at the date of exercise, or by the Participant’s delivering to the Company a portion of the shares previously delivered by the Company, such shares being valued at their ~~fair market value~~
Fair Market Value
 as of the date of delivery of such shares by the Participant to the Company.

In addition, the Company shall have the right of set-off for debt to the Company (
‘
Employee Debt
‘
) incurred by a Participant whose employment has terminated but who exercises~~options~~
Options
 subject to the Plan. In such instance, the Company may withhold payment or portion of the shares otherwise distributable to the Participant, such shares being valued at their fair market value at the date of the exercise, in an amount equal to such Employee Debt (which may include, but is not limited to, amounts owed the Company for breaches of any security agreement, relocation expense agreement or other indebtedness).

(d) Governing Law.  The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

17.	~~15.~~ GENERAL PROVISIONS

(a) Award Agreements.  All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain any additional provisions, as the Committee shall deem appropriate, in its sole and absolute discretion (including, to the extent that the Committee deems appropriate, provisions relating to confidentiality, non-competition, non-solicitation and similar matters). The terms of each Award Agreement need not be identical for Eligible Individuals provided that all Award Agreements comply with the terms of the Plan.

(b) Purchase Price.  To the extent the purchase price of any Award granted hereunder is less than par value of a share of Common Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be deemed to be equal to the par value of a share of Common Stock.

(c) Dividends and Dividend Equivalents.  ~~Except as provided in any Award Agreement or as otherwise provided in Sections 6(d), 9(e) and 10 of the Plan, a~~
A
 Participant shall not be entitled to receive, currently or on a deferred basis, cash or stock dividends, or Dividend Equivalents, on shares of Common Stock covered by ~~an~~
(i) an Option or Stock Appreciation Right or (ii) any other
 Award which has not vested ~~or an Option~~
and is subject to performance-based vesting requirements.
  The Committee in its absolute and sole discretion may credit a Participant’s Award that is subject to performance-based vesting
with Dividend Equivalents with respect to ~~any Awards~~
such Awards (other than an Option or a Stock Appreciation Right); provided that such Dividend Equivalents shall be subject to the same restrictions on forfeitability as applicable to the underlying Award until all restrictions on the respective Award have lapsed.
  To the extent that dividends and distributions relating to an Award are held in escrow by the Company, or Dividend Equivalents are credited to an Award, a Participant shall not be entitled to any interest on any such amounts. The Committee may not grant Dividend Equivalents to an Award subject to performance-based vesting to the extent that the grant of such Dividend Equivalents would limit the Company’s deduction of the compensation payable under such Award for federal tax purposes pursuant to Code Section 162(m).

(d) Deferral of Awards.  The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the vesting of an Award, receipt of all or a portion of the shares of Common Stock or cash subject to such Award and to receive Common Stock or cash at such later time or times, all on such terms and conditions as the Committee shall determine. The Committee shall not permit the deferral of an Award unless counsel for Republic determines that such action will not result in adverse tax consequences to a Participant under Section 409A of the Code. If any such deferrals are permitted, then notwithstanding anything to the contrary herein, a Participant who elects to defer receipt of Common Stock shall not have any rights as a~~shareholder~~
stockholder
 with respect to deferred shares of Common Stock unless and until shares of Common Stock are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.

(e) Prospective Employees.  Notwithstanding anything to the contrary, any Award granted to a Prospective Employee shall not become vested prior to the date the Prospective Employee first becomes an employee of the Company.

(f) Issuance of Certificates; ~~Shareholder~~
Stockholder’
s Rights.  Republic shall deliver to the Participant a certificate evidencing the Participant’s ownership of shares of Common Stock issued pursuant to the exercise of an Award as soon as administratively practicable after satisfaction of all conditions relating to the issuance of such shares. A Participant shall not have any of the rights of a~~shareholder~~
stockholder
 with respect to such Common Stock prior to satisfaction of all conditions relating to the issuance of such Common Stock, and, except as expressly provided in the Plan, no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied.

(g) Transferability of Awards.  A Participant may not Transfer an Award other than by will or the laws of descent and distribution. Awards may be exercised during the Participant’s lifetime only by the Participant. No Award shall be liable for or subject to the debts, contracts, or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person. Any purported Transfer of an Award in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award. Notwithstanding anything to the contrary, the Committee may in its sole and absolute discretion permit the Transfer of an Award without value
 to a Participant’s “family member” as such term is defined in the Form S-8 Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee. In such case, such Award shall be exercisable only by the transferee approved of by the Committee. To the extent that the Committee permits the Transfer of an Incentive Stock Option to a “family member”, so that such Option fails to continue to satisfy the requirements of an incentive stock option under the Code such Option shall automatically be re-designated as a Non- Qualified Stock Option.
A transfer for value shall not be deemed to occur where an Award is transferred by a Participant pursuant to a domestic resolutions order or for bona-fide estate planning purposes.

(h) Buyout and Settlement Provisions.  Except as prohibited in Section 7(d) of the Plan, the Committee may at any time on behalf of Republic offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made.

(i) Use of Proceeds.  The proceeds received by Republic from the issuance of Common Stock pursuant to Awards granted under the Plan shall constitute general funds of Republic.

(j) Modification or Substitution of an Award.  Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards. Notwithstanding the following, no modification of an Award shall adversely affect any rights or obligations of the Participant under the applicable Award Agreement without the Participant’s consent. The Committee in its sole and absolute discretion may rescind, modify, or waive any vesting requirements or other conditions applicable to an Award except as otherwise provided in the Plan.
  Notwithstanding the foregoing, without the approval of the ~~shareholders~~
stockholders
 of Republic, an ~~Award~~
Option or a Stock Appreciation Right
 may not be modified ~~to reduce the exercise price thereof nor may an Award at a lower price be substituted for a surrender of an Award,~~
as described in Section 7(d)
 provided that (i) the foregoing shall not apply to
Substitute

Awards and
adjustments or substitutions in accordance with Section 6 or Section ~~12,~~
14,
 and (ii) if an Award is modified, extended or renewed and thereby deemed to be in issuance of a new Award under the Code or the applicable accounting rules, the exercise price of such Award may continue to be the original Exercise Price even if less than Fair Market Value of the Common Stock at the time of such modification, extension or renewal.

(k) Amendment and Termination of Plan. The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted; provided, however, that the approval of the~~shareholders~~
stockholders
 of Republic in accordance with applicable law and the ~~Articles~~
Certificate
 of Incorporation and Bylaws of Republic shall be required for any amendment: (i) that changes the class of individuals eligible to receive Awards under the Plan; (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Awards that are granted under the Plan (except as permitted under Section 6 or Section ~~12~~
14
 hereof); (iii) the approval of which is necessary to comply with federal or state law (including without limitation Section 162(m) of the Code and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded; or (iv) that proposed to eliminate a requirement provided herein that the~~shareholders~~
stockholders
 of Republic must approve an action to be undertaken under the Plan. Except as permitted under Section 6 or Section ~~12~~
14
 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.

(l) Section 409A of the Code.  ~~With respect to Awards subject to Section 409A of the Code, this Plan is intended to comply with the requirements of such Section, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of such Section and the related regulations, and the Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.~~

(i) The Award Agreement for any Award that the Committee reasonably determines to constitute a Section 409A Plan, as defined in Section 17(l)(ii) hereof, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.

(ii) If any Award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

(A) Payments under the Section 409A Plan may not be made earlier than the first to occur of (1) the Participant’s “separation from service”, (2) the date the Participant becomes “disabled”, (3) the Participant’s death, (4) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (5) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (6) the occurrence of an “unforeseeble emergency”;

(B) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(C) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D) In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

(iii) Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of, Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant for any tax, additional tax, interest or penalties that the Participant may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

(m) Notification of 83(b) Election.  If in connection with the grant of any Award any Participant makes an election permitted under Code Section 83(b), such Participant must notify the Company in writing of such election within ten (10) days ~~of~~
after
 filing such election with the Internal Revenue Service.

(n) Detrimental Activity.  ~~Al!~~
All
 Awards shall be subject to cancellation by the Committee in accordance with the terms of this Section 15(n) if the Participant engages in any Detrimental Activity or if otherwise so required under applicable law.
  To the extent that a Participant engages in any Detrimental Activity at any time prior to, or during the one year period after, any exercise or vesting of an Award but prior to a Change in Control, the Company shall, upon the recommendation of the Committee, in its sole and absolute discretion, be entitled to (i) immediately terminate and cancel any Awards held by the Participant that have not yet been exercised, and/or (ii) with respect to Awards of the Participant that have been previously exercised, recover from the Participant at any time within two (2) years after such exercise but prior to a Change in Control (and the Participant shall be obligated to pay over to the Company with respect to any such Award previously held by such Participant): (A) with respect to any Options exercised, an amount equal to the excess of the Fair Market Value of the Common Stock for which any Option was exercised over the Exercise Price paid (regardless of the form by which payment was made) with respect to such Option; (B) with respect to any Award other than an Option, any shares of Common Stock granted and vested pursuant to such Award, and if such shares are not still owned by the Participant, the Fair Market Value of such shares on the date they were issued, or if later, the date all vesting restrictions were satisfied; and (C) any cash or other property (other than Common Stock) received by the Participant from the Company pursuant to an Award. Without limiting the generality of the foregoing, in the event that a Participant engages in any Detrimental Activity at any time prior to any exercise of an Award and the Company exercises its remedies pursuant to this Section ~~15~~
17
(n) following the exercise of such Award, such exercise shall be treated as having been null and void, provided that the Company will nevertheless be entitled to recover the amounts referenced above.
In addition to the foregoing, the Committee may, in its sole discretion, include in an Award Agreement that the Award may be cancelled and/or that amounts received under the Award may be recovered from the Participant in certain situations such as financial restatements or committing any act that is detrimental to the Company.

(o) Disclaimer of Rights.  No provision in the Plan, any Award granted or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or other service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and the Company. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

(p) Unfunded Status of Plan.
The
Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(q) ~~Nonexclusively~~
Nonexclusivity
of Plan.  The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its sole
 discretion determines desirable.

(r) Other Benefits.  No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any agreement between a Participant and the Company, nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which benefits are based upon a Participant’s level of compensation.

(s) Headings.  The section headings in the Plan are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(t) Pronouns.  The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.

(u) Successors and Assigns.  The Plan shall be binding on all successors of the Company and all successors and permitted assigns of a Participant, including, but not limited to, a Participant’s estate, devisee, or heir at law.

(v) Severability.  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(w) Notices.  Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, to Republic, to its principal place of business, attention: General Counsel, and if to the holder of an Award, to the address as appearing on the records of the Company.

Printed on Recycled Paper

REPUBLIC SERVICES, INC.
ATTN: INVESTOR RELATIONS
18500 NORTH ALLIED WAY
PHOENIX, AZ 85054
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M29430-P06893	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

  REPUBLIC SERVICES, INC.
The Board of Directors recommends you vote FOR all the listed nominees, FOR Proposals 2, 3, 4 and 5 and “3 YEARS” on Proposal 3.

	For	Against	Abstain
1. Election of Directors
Nominees:
1a. James W. Crownover	☐	☐	☐

1b. John W. Croghan	☐	☐	☐

1c. William J. Flynn	☐	☐	☐

1d. Michael Larson	☐	☐	☐

1e. Nolan Lehmann	☐	☐	☐

1f. W. Lee Nutter	☐	☐	☐

1g. Ramon A. Rodriguez	☐	☐	☐

1h. Donald W. Slager	☐	☐	☐

1i. Allan C. Sorensen	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.			☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

		For	Against	Abstain

	1j. John M. Trani	☐	☐	☐

	1k. Michael W. Wickham	☐	☐	☐

2.	Advisory vote on executive compensation program.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain

3.	Advisory vote on the frequency of the advisory vote on executive compensation. ☐	☐	☐	☐

		For	Against	Abstain

4.	Approval of the Amended and Restated 2007 Stock Incentive Plan.	☐	☐	☐

5.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants for 2011.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

6.	Stockholder proposal regarding payments upon the death of a senior executive.	☐	☐	☐
NOTE: In the discretion of the Proxies named herein, the Proxies are authorized to vote upon such other matters as may properly come before the meeting (or any adjournment or postponement thereof).

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

M29431-P06893
PROXY
REPUBLIC SERVICES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Donald W. Slager, and Michael P. Rissman, or either of them, with the power of substitution, is hereby authorized to vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Republic Services, Inc. to be held at 10:30 a.m., local time, on May 12, 2011 at the Scottsdale Marriott at McDowell Mountains, 16770 N. Perimeter Drive, Scottsdale, Arizona 85260 or any postponements or adjournments of the meeting, as indicated hereon.
This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted FOR each of the nominees for director listed herein, FOR the advisory vote on the executive compensation program, FOR a frequency of every 3 YEARS on the frequency of the advisory vote on executive compensation, FOR the approval of the Amended and Restated 2007 Stock Incentive Plan, FOR ratification of the appointment of Ernst & Young LLP as our independent public accountants for 2011 and AGAINST the stockholder proposal regarding payments upon the death of a senior executive. As to any other matter, said Proxies shall vote in accordance with their best judgment.
The undersigned hereby acknowledges receipt of the Notice of the 2011 Annual Meeting of Stockholders, the Proxy Statement, and the Annual Report.
PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued on reverse side